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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-173828

May 25, 2011

Dear Stockholder:

        You are cordially invited to attend the 2011 annual meeting of stockholders of UTStarcom, Inc., a Delaware corporation ("UTStarcom"), to be held on Friday, June 24, 2011 at 4:00 p.m., local time, at UTStarcom's offices located at 52-2 Building, BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing 100176, China. Only stockholders of record at the close of business on April 25, 2011 are entitled to notice of and to vote at the annual meeting.

        At the annual meeting, you will be asked to vote on the important matters described in detail in the notice of annual meeting of stockholders and proxy statement/prospectus accompanying this letter. You will also have an opportunity to ask questions and receive information about UTStarcom's business.

        Included with the proxy statement/prospectus is a copy of UTStarcom's Annual Report to Stockholders. We encourage you to read the Annual Report. It includes information on UTStarcom's operations as well as UTStarcom's audited financial statements.

        One of the matters you will be asked to vote on at the annual meeting is the adoption of a merger agreement as part of a reorganization of the corporate structure of the group of companies controlled by UTStarcom. The merger agreement provides for a merger that would result in your shares of UTStarcom common stock being converted into the right to receive an equal number of ordinary shares in the capital of UTStarcom Holdings Corp., a company incorporated under the Cayman Islands ("UTS Holdings"), which will be issued by UTS Holdings in connection with the merger. Following the merger, UTS Holdings, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by UTStarcom and its subsidiaries. UTS Holdings will also be managed by the same Board of Directors and executive officers that manage UTStarcom today.

        As further explained in the accompanying proxy statement/prospectus, our Board of Directors expects that the reorganization of UTStarcom's corporate structure, which will be facilitated by approval of this proposal, will result in the following benefits:

  •
  alignment of our structure with our international corporate strategy;

  •
  reduction of our operational, administrative, legal and accounting costs over the long term through the reduction of our reporting obligations and related expenses because UTS Holdings is expected to qualify as a "foreign private issuer" under the rules and regulations of the Securities and Exchange Commission ("SEC") and be exempt from certain rules under the Securities Exchange Act of 1934, as amended, that would otherwise apply if UTS Holdings were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer; and

  •
  providing us with additional flexibility to pursue listings on international stock exchanges, such as the Hong Kong Stock Exchange, should we desire to do so in the future.

        We have chosen to reorganize under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services. We could have selected a different jurisdiction outside of the United States, but we believe many non-Chinese companies operating in China and India are incorporated in the Cayman Islands and as a result many of our current and potential strategic partners have substantial experience doing business with Cayman Islands companies and corporate structures.

        The merger cannot be completed unless the proposal to adopt the merger agreement is approved by the holders of a majority of UTStarcom's outstanding shares entitled to vote at the annual meeting. There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the merger. The accompanying proxy statement/prospectus contains important information about this proposal and the risks associated with the proposal and we encourage you to read it. In particular, you should carefully consider the discussion in the section of the proxy statement/prospectus entitled "Risk Factors and Caution Regarding Forward-Looking Statements" beginning on page 20.

        Generally, for U.S. federal income tax purposes, stockholders of UTStarcom will not recognize gain or loss as a result of the merger. For a more detailed discussion of income tax considerations for stockholders, please see the section entitled "Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of UTS Holdings Ordinary Shares" in the accompanying proxy statement/prospectus. We urge you to consult your own tax advisor regarding the particular tax consequences of the merger for you.

        Our Board of Directors has determined that the reorganization to be effected by the merger is advisable and in the best interests of UTStarcom and our stockholders and, as such, has unanimously approved the merger and the merger agreement. Our Board of Directors recommends that you vote "FOR" the proposal to adopt the merger agreement.

        Please take this opportunity to participate in the affairs of UTStarcom by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

        We look forward to seeing you at the meeting.

Sincerely,
Jack Lu Chief Executive Officer

Beijing, China
May 25, 2011

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the securities to be issued in the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This proxy statement/prospectus is dated May 25, 2011, and is first being mailed to stockholders of UTStarcom with a form of proxy card or voting instruction card on or about May 25, 2011.

UTSTARCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held June 24, 2011

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of UTStarcom, Inc. ("UTStarcom") will be held on Friday, June 24, 2011 at 4:00 p.m., local time, at UTStarcom's offices located at 52-2 Building, BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing 100176, China for the following purposes:

  1.
  To elect each of Jack Lu, Baichuan Du and Xiaoping Li as a Class II Director to serve for a term expiring on the date on which UTStarcom's annual meeting of stockholders is held in the year 2014;

  2.
  To ratify and approve the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the independent registered public accounting firm of UTStarcom for the fiscal year ending December 31, 2011;

  3.
  To conduct an advisory (non-binding) vote on executive compensation;

  4.
  To conduct an advisory (non-binding) vote on the frequency of holding an advisory shareholder vote on executive compensation;

  5.
  To adopt the agreement and plan of merger and reorganization by and among UTStarcom, UTStarcom Holdings Corp., a newly formed exempted company incorporated under the laws of the Cayman Islands that is currently a wholly owned subsidiary of UTStarcom ("UTS Holdings"), and UTSI Mergeco Inc., a newly formed Delaware corporation that is currently a wholly owned subsidiary of UTS Holdings ("Merger Sub"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which Merger Sub will merge with and into UTStarcom, with UTStarcom surviving the merger as a wholly owned subsidiary of UTS Holdings, and whereby each issued and outstanding share of the common stock of UTStarcom will be converted into the right to receive one UTS Holdings ordinary share, which shares will be issued by UTS Holdings as part of the merger; and

  6.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The proposal is more fully described in the proxy statement/prospectus accompanying this notice. Only stockholders of record at the close of business on April 25, 2011 are entitled to notice of, and to vote at, the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to submit your proxy and voting instructions over the Internet or by telephone, or complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person even if he or she returned a proxy.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 24, 2011: The proxy statement/prospectus is available free of charge at www.edocumentview.com/utsi.

By Order of the Board of Directors,
Jack Lu Chief Executive Officer

Beijing, China
May 25, 2011

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are asked to submit your proxy and voting instructions over the Internet or by telephone, or complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-paid envelope, which requires no postage if mailed in the United States.

i

(continued)

(continued)

(continued)

        In this proxy statement/prospectus, we refer to UTStarcom, Inc., the Delaware corporation whose shares you currently own (together with its subsidiaries), as "UTStarcom." Additionally, we sometimes refer to UTStarcom as "we," "us," or "our." "You" refers to the stockholders of UTStarcom. We refer to UTStarcom Holdings Corp., the newly formed exempted company incorporated under the laws of the Cayman Islands that is currently a wholly owned subsidiary of UTStarcom, as "UTS Holdings." An "exempted" company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Law. We refer to UTSI Mergeco Inc., the newly formed Delaware corporation that is currently a wholly owned subsidiary of UTS Holdings, as "Merger Sub." Unless otherwise noted, all monetary amounts are stated in U.S. Dollars.

        This proxy statement/prospectus incorporates important business and financial information about UTStarcom from documents UTStarcom has filed with the U.S. Securities and Exchange Commission, or the SEC, that are not included in or delivered with this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information."

        You can obtain the documents incorporated by reference into this proxy statement/prospectus by accessing the SEC website maintained at www.sec.gov. UTStarcom will also provide you with copies of the documents incorporated by reference into this proxy statement/prospectus, without charge. Those documents are available to any stockholder, including any beneficial owner, upon request directed to UTStarcom, Inc. at 52-2 Building, BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing, China, Attention: Corporate Secretary, or you may obtain copies of the documents free of charge at www.edocumentview.com/utsi. To ensure timely delivery of such documents, any request should be made as soon as possible, and no later than June 10, 2011. The exhibits to those documents will generally not be made available unless they are specifically incorporated by reference into this proxy statement/prospectus or are otherwise requested by you.

        You should rely only on the information contained in, and incorporated by reference into, this proxy statement/prospectus. We have not authorized anyone to provide you with different or additional information. Neither UTS Holdings nor UTStarcom is making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front cover of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date of the referenced document, and neither the mailing of this proxy statement/prospectus to you nor the issuance of UTS Holdings ordinary shares in the merger shall create any implication to the contrary.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the SEC, by UTS Holdings constitutes a prospectus of UTS Holdings under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the ordinary shares of UTS Holdings to be issued to UTStarcom stockholders in connection with the merger. This document also constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the annual meeting of UTStarcom stockholders to consider and vote upon, among other proposals, the merger proposal and the adjournment proposal.

v

INFORMATION ABOUT THE ANNUAL MEETING
AND THE PROPOSED MERGER

        The Board of Directors of UTStarcom is providing this proxy statement/prospectus prepared in connection with UTStarcom's annual meeting of stockholders, or the Annual Meeting, which will take place on June 24, 2011 at 4:00 p.m., local time, at UTStarcom's offices located 52-2 Building, BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing 100176, China. UTStarcom's telephone number at that location is +86 (10) 8520-5588. As a stockholder, you are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement/prospectus.

        Only stockholders of record at the close of business on April 25, 2011, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 156,129,775 shares of UTStarcom's common stock, par value $0.00125 per share, were issued and outstanding, and no shares of UTStarcom's preferred stock, par value $0.00125 per share, were issued and outstanding. UTStarcom's stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.

        These proxy solicitation materials were mailed on or about May 25, 2011 to all stockholders entitled to vote at the Annual Meeting.

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting and, in particular, the proposed merger. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus. For instructions on obtaining the documents incorporated by reference, please see the section entitled "Where You Can Find More Information."

 Questions and Answers Relating to the Annual Meeting

Q:
What is the purpose of the Annual Meeting?

A:
To vote on the following proposals:

1.
To elect each of Jack Lu, Baichuan Du and Xiaoping Li as a Class II Director to serve for a term expiring on the date on which UTStarcom's annual meeting of stockholders is held in the year 2014;

2.
To ratify and approve the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the independent registered public accounting firm of UTStarcom for the fiscal year ending December 31, 2011;

3.
To conduct an advisory (non-binding) vote on executive compensation;

4.
To conduct an advisory (non-binding) vote on the frequency of holding an advisory shareholder vote on executive compensation;

5.
To adopt the agreement and plan of merger and reorganization by and among UTStarcom, UTS Holdings and Merger Sub, or the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which Merger Sub will merge with and into UTStarcom, with UTStarcom surviving the merger as a wholly owned subsidiary of UTS Holdings, and whereby each issued and outstanding share of the common stock of UTStarcom will be converted into the right to receive one UTS Holdings ordinary share, which shares will be issued by UTS Holdings as part of the merger; and

6.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:
What is the Board of Directors' recommendation?

A:
The Board of Directors of UTStarcom recommends that you vote your shares:

  "FOR" the election of Jack Lu, Baichuan Du and Xiaoping Li as a Class II Director to serve for a term expiring on the date on which UTStarcom's annual meeting of stockholders is held in the year 2014 (see Proposal No. 1);

  "FOR" the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the independent registered public accounting firm of UTStarcom for the fiscal year ending December 31, 2011 (see Proposal No. 2);

  "FOR" the compensation of UTStarcom's named executive officers (see Proposal No. 3);

  "FOR" the option of once every three years as the frequency of holding an advisory shareholder vote on executive compensation (see Proposal No. 4); and

  "FOR" the adoption of the Merger Agreement (see Proposal No. 5).

Q:
Who is entitled to vote at the Annual Meeting?

A:
Stockholders Entitled to Vote.    Stockholders who our records show owned shares of UTStarcom common stock as of the close of business on the Record Date (April 25, 2011) may vote at the Annual Meeting.

  Registered Stockholders.    If your shares are registered directly in your name with UTStarcom's transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being provided to you directly by UTStarcom. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, or to vote in person at the Annual Meeting.

  Street Name Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." These proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you follow your broker, bank or other nominee's procedures for obtaining a legal proxy. Your broker, bank or other nominee has provided a voting instruction card for you to use.

Q:
How many votes do I have?

A:
On the proposal to be voted upon, you have one vote for each share of UTStarcom common stock you own as of the Record Date.

Q:
How may I obtain a separate set of proxy materials?

A:
If you share an address with another stockholder, previously consented to receiving one copy of this proxy statement/prospectus on a voter instruction card submitted for last year's annual meeting of stockholders and do not participate in electronic delivery of proxy materials, only one copy of this proxy statement/prospectus is being delivered to you. A stockholder at a shared address who received a single copy of this proxy statement/prospectus may request a separate copy either by calling the number provided below or by mailing a written request to UTStarcom at the address below:

UTStarcom, Inc.
52-2 Building, BDA International Enterprise Avenue
No. 2 Jingyuan North Street
Daxing District, Beijing, 100176
P.R. China
+86 (10) 8520-5588
Attention: Corporate Secretary

  UTStarcom will promptly mail a separate copy of this proxy statement/prospectus upon such request, but any such request should be made as soon as possible, and no later than June 10, 2011, to ensure timely delivery.

  Stockholders who share an address and received multiple copies of this proxy statement/prospectus may also request that a single copy of future proxy statements be delivered by filling out the applicable section of the voter instruction card for the Annual Meeting.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

  By Internet:    Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on their proxy cards until 1:00 a.m., Central Time, on June 23 2011. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, banks or other nominees. Please check the voting instruction card for Internet voting availability.

  By Telephone:    Stockholders of record who live in the United States, Canada or Puerto Rico may submit proxies by following the "Vote by telephone" instructions on their proxy cards until 1:00 a.m., Central Time, on June 23, 2011. Most stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, banks or other nominees. Please check the voting instruction card for telephone voting availability.

  By Mail:    Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

Q:
Can I change my vote?

A:
For shares that you hold of record, you may change your proxy at any time prior to the proxy being used at the Annual Meeting by (i) delivering to the Corporate Secretary of UTStarcom at UTStarcom, Inc., 52-2 Building, BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing 100176, China, Attention: Corporate Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority in voting power of the issued and outstanding shares of UTStarcom common stock entitled to vote at the Annual Meeting, as of the Record Date, must be present in person or represented by proxy. Abstentions are counted for the purpose of determining the presence of a quorum. Broker non-votes (described below) are not counted for the purpose of determining the presence of a quorum.

Q:
What is the voting requirement to approve each of the proposals?

A:
In the election of directors, a director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting casting their vote "FOR" a director must exceed the number of votes cast "AGAINST" a director. If a nominee for director fails to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Corporate Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Committee deems relevant.

  The proposal to ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as UTStarcom's independent registered public accounting firm requires the affirmative "FOR" vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

  The advisory vote on executive compensation as described in this proxy statement/prospectus requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting in order to be approved. The vote is advisory and therefore not binding on our Board; however, the Board and the Compensation Committee of the Board will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

  For the advisory vote on the frequency of future advisory votes on executive compensation, shareholders may vote for such advisory votes to occur every one, two or three years, or may abstain from voting. The advisory vote on the frequency of holding an advisory vote on executive compensation receiving the greatest number of votes will be considered the frequency selected by shareholders. The vote is advisory and therefore not binding on our Board; however, the Board and the Compensation Committee of the Board will consider the result of the vote in determining the frequency of future advisory votes on executive compensation.

  For the merger to be able to proceed, the majority of the outstanding shares of UTStarcom's common stock must vote "FOR" the adoption of the Merger Agreement.

Q:
How are votes counted?

A:
In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will have no other legal effect upon election of directors. You may not cumulate your votes for the election of directors.

  For the proposal to ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as UTStarcom's independent registered public accounting firm, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST" such proposal.

  For the advisory vote on executive compensation, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," your vote will have no effect on the outcome of this proposal.

  For the advisory vote on the frequency of future advisory votes on executive compensation, you vote for such advisory votes to occur every one, two or three years, or may vote "ABSTAIN." If you elect to "ABSTAIN," your vote will have no effect on the outcome of this proposal.

  For the proposal to approve the Merger Agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST" such proposal.

  If you provide specific instructions with regard to the proposal, your shares will be voted as you instruct on the proposal. If no instructions are indicated, the shares will be voted as recommended by the Board.

Q:
What is the effect of broker non-votes?

A:
If you hold shares beneficially in street name and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. At this Annual Meeting, only Proposal No. 2, to ratify the appointment of UTStarcom's independent registered public accounting firm is not subject to broker non-votes, and brokers, banks or other nominees may vote on Proposal No. 2 but may not vote on the other matters presented at this Annual Meeting, without instructions.

  In tabulating the voting result for the proposals to elect directors, the advisory votes on executive compensation and on the frequency of future advisory votes on executive compensation, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any of those proposals.

  Since the merger must be approved by the holders of a majority of the outstanding shares of UTStarcom's common stock to proceed, for the purpose of determining whether the stockholders have approved the proposal, broker non-votes will have the effect of votes against the proposal.

Q:
Who will serve as inspector of elections?

A:
The inspector of elections will be Rain Long, our general counsel.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
This solicitation is made by UTStarcom, and all costs associated with soliciting proxies will be borne by UTStarcom. UTStarcom has retained Alliance Advisors LLC to assist with the solicitation for an estimated fee of $8,000 plus reasonable out-of-pocket expenses. In addition, UTStarcom will reimburse brokerage firms, banks and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of UTStarcom's directors, officers and regular employees personally or by telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for such services.

Q:
What if I have questions about lost stock certificates or need to change my mailing address?

A:
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 1-781-575-2879 or by going to the Computershare Trust Company, N.A. website at www.computershare.com/investor and clicking the Contact Us tab at the top of the page if you have lost your stock certificate or need to change your mailing address.

Q:
Whom should I contact with questions?

A:
UTStarcom has retained Alliance Advisors LLC as proxy solicitor in connection with the Annual Meeting. You may contact our proxy soliciting agent by telephone at 1-866-329 8430 or in writing at the following address:

  Alliance Advisors LLC
  200 Broadacres Drive, 3rd Floor
  Bloomfield, NJ 07003

  Alternatively, you may obtain information from us by making a request by telephone at +86 (10) 8520-5588 or in writing at the following address:

  UTStarcom, Inc.
  52-2 Building, BDA International Enterprise Avenue
  No. 2 Jingyuan North Street
  Daxing District, Beijing, 100176
  P.R. China
  Attention: Corporate Secretary

Questions and Answers Relating to the Merger

Q:
What is the merger?

A:
Under the Merger Agreement, Merger Sub will merge with and into UTStarcom, with UTStarcom surviving the merger as a wholly owned subsidiary of UTS Holdings. Upon consummation of the merger, each issued and outstanding share of UTStarcom's common stock will be converted into the right to receive one ordinary share in the capital of UTS Holdings, which shares will be issued by UTS Holdings in connection with the merger. Following the merger, UTS Holdings, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as it is currently being conducted by UTStarcom and its subsidiaries. UTS Holdings will also be managed by the same Board of Directors and executive officers that manage UTStarcom today.

Q:
Why does UTStarcom want to engage in the merger?

A:
The merger is part of a reorganization of UTStarcom's corporate structure approved by our Board of Directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term and provide us with flexibility to pursue listings on international stock exchanges such as the Hong Kong Stock Exchange. Please see the section entitled "The Merger Agreement—Background and Reasons for the Merger." However, there can be no assurance that following the merger we will be able to realize these expected benefits for the reasons discussed in the section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—The expected benefits of the merger and reorganization may not be realized." We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal) that could affect our ability to achieve our previously announced targets for 2011. Please see the section entitled "Summary Pro Forma Financial Information" for a description of these transaction costs.

Q:
Will the merger affect current or future operations?

A:
The merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, including our focus on our China business, it may improve our ability to expand internationally. The location of future operations will depend on the needs of the business, which will be determined without regard to UTS Holdings's jurisdiction of incorporation. Please see the section entitled "The Merger Agreement—Background and Reasons for the Merger."

Q:
Is the merger taxable to me?

A:
U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of UTS Holdings ordinary shares in exchange for UTStarcom common stock. The aggregate tax basis in the ordinary shares of UTS Holdings received in the merger will equal each such U.S. holder's aggregate tax basis in the UTStarcom common stock surrendered. A U.S. holder's holding period for the ordinary shares of UTS Holdings that are received in the merger generally should include such U.S. holder's holding period for the common stock of UTStarcom surrendered. Please see the section entitled "Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of UTS Holdings Ordinary Shares."

  THE TAX TREATMENT OF THE MERGER UNDER STATE LAW WILL DEPEND ON THE STATE. IT IS POSSIBLE THAT THE MERGER MAY BE TAXABLE UNDER THE TAX LAW OF SOME STATES, INCLUDING, FOR EXAMPLE, CALIFORNIA. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE ANNUAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

Q:
Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the merger?

A:
No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the merger.

Q:
When do you expect to complete the merger?

A:
If the adoption of the Merger Agreement is approved by our stockholders at the Annual Meeting, we anticipate that the merger will become effective at 4:30 p.m., Eastern Time, on June 24, 2011, although the merger may be abandoned by our Board of Directors prior to its completion. Please see the section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger."

Q:
What types of information and reports will UTS Holdings make available to shareholders following the merger?

A:
Following completion of the merger, UTS Holdings is expected to qualify as a "foreign private issuer" under the rules and regulations of the SEC. UTS Holdings will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and, as long as the UTS Holdings's ordinary shares are listed on the NASDAQ Stock Market, or NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, UTS Holdings will be exempt from certain rules under the Exchange Act, that would otherwise apply if UTS Holdings were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

•
UTS Holdings may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

•
UTS Holdings will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example,

    UTS Holdings will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, UTS Holdings will need to promptly furnish reports on Form 6-K any information that UTS Holdings (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, UTS Holdings will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, UTS Holdings will be required to file an annual report on Form 20-F within four months after its fiscal year end;

  •
  UTS Holdings will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

  •
  UTS Holdings will not be required to conduct advisory votes on executive compensation;

  •
  UTS Holdings will be exempt from filing quarterly reports under the Exchange Act with the SEC;

  •
  UTS Holdings will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

  •
  UTS Holdings will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

  •
  UTS Holdings will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

  UTS Holdings expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold UTS Holdings securities, you may receive less information about UTS Holdings and its business than you currently receive with respect to UTStarcom and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, UTS Holdings intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, UTS Holdings expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

  If UTS Holdings loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—The expected benefits of the merger and reorganization may not be realized" and "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—If UTS Holdings fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, UTS Holdings would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer."

Q:
Do I have to take any action to exchange my UTStarcom common stock and receive UTS Holdings ordinary shares?

A:
The UTStarcom common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of UTS Holdings ordinary shares and such shares will be registered in your name (or your broker's name, as applicable) in UTS Holdings's register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in UTS Holdings's register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon UTS Holdings ordinary shares registered in their respective names. Any attempted transfer of UTStarcom stock prior to the merger that is not properly documented and reflected in the stock records maintained by UTStarcom's transfer agent as of immediately prior to the Effective Time will not be reflected in UTS Holdings's register of members upon completion of the merger. Registered holders of UTS Holdings's ordinary shares seeking to transfer UTS Holdings ordinary shares following the merger will be required to provide customary transfer documents required by UTS Holdings's transfer agent to complete the transfer.

  If you hold UTStarcom common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the time the merger becomes effective in the State of Delaware, or the Effective Time, the UTStarcom common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of UTS Holdings ordinary shares and such shares will be registered in your name (or your broker's name, as applicable) in book-entry form without any action on your part.

  If you hold UTStarcom common stock in certificated form, you may exchange your UTStarcom stock certificates for new UTS Holdings share certificates promptly following the merger. We will request that all UTStarcom stock certificates be returned to UTS Holdings's transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Computershare Trust Company, N.A. will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your UTStarcom stock certificates for new UTS Holdings share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

  UTStarcom's current transfer agent is Computershare Trust Company, N.A., which will continue to serve as the transfer agent for UTS Holdings ordinary shares after the Effective Time.

Q:
What happens to UTStarcom stock options and other equity awards at the effective time of the merger?

A:
At the Effective Time, all outstanding options to purchase shares of UTStarcom common stock granted or issued prior to the Effective Time and all other outstanding equity awards granted under our equity compensation plans to directors, employees and consultants, as applicable, will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of UTS Holdings ordinary shares. Immediately prior to the Effective Time, all existing UTStarcom equity compensation plans, as may be amended, will be adopted and assumed by UTS Holdings. We do not anticipate an increase to the total number of shares underlying options and awards outstanding under our assumed equity compensation plans or shares otherwise issuable thereunder. Future awards would be subject to and governed by the terms of our assumed equity compensation plans and any agreements entered into pursuant thereto. Please see the section entitled "The Merger Agreement—Stock Compensation and Benefit Plans and Programs" for more information.

Q:
Can I trade my UTStarcom common stock before the merger is completed?

A:
Yes. UTStarcom common stock will continue trading on NASDAQ through the last trading day prior to the date of completion of the merger, which date of completion is expected to be June 24, 2011 (U.S. time).

Q:
After the merger, where can I trade my UTS Holdings ordinary shares?

A:
We expect that as of the Effective Time, the UTS Holdings ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol "UTSI."

Q:
How will my rights as a shareholder of UTS Holdings change after the merger relative to my rights as a stockholder of UTStarcom prior to the merger?

A:
Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of UTStarcom and UTS Holdings, we are unable to adopt governing documents for UTS Holdings that are identical to the governing documents for UTStarcom, but we have attempted to preserve in the memorandum and articles of association of UTS Holdings the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under UTStarcom's bylaws and certificate of incorporation. For example, under UTStarcom's bylaws, a director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at an annual meeting casting their vote "FOR" a director must exceed the number of votes "AGAINST" a director. This provision is preserved in the articles of association of UTS Holdings.

  Nevertheless, UTS Holdings's proposed memorandum and articles of association differ from UTStarcom's bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder of UTS Holdings will change relative to your rights as a stockholder of UTStarcom as a result of the merger and you may not be afforded as many rights as a shareholder of UTS Holdings under applicable laws and the UTS Holdings memorandum and articles of association as you were as a stockholder of UTStarcom under applicable laws and the UTStarcom certificate of incorporation and bylaws. Please see the sections entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of UTStarcom will change as a result of the merger and you may not be afforded as many rights as a shareholder of UTS Holdings under applicable laws and the UTS Holdings memorandum and articles of association as you were as a stockholder of UTStarcom under applicable laws and the UTStarcom certificate of incorporation and bylaws," "Description of Share Capital of UTS Holdings" and "Comparison of Rights of Stockholders/Shareholders."

  Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because UTStarcom has a concentrated ownership structure with a few stockholders each holding more than five percent of UTStarcom's common stock. For further details on the security ownership of certain beneficial owners of UTStarcom, please see the section entitled "Security Ownership of Certain Beneficial Owners and Management."

  Additionally, as a foreign private issuer, UTS Holdings will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NASDAQ corporate governance standards. However, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger. Please see the sections entitled "Proposal 5 Approval of the Adoption of the Merger Agreement—The Merger Agreement—Background and Reasons for the Merger."

SUMMARY

        This summary highlights selected information regarding the merger from this proxy statement/prospectus and may not contain all of the information that is important to you. For a more complete description of the merger, you should read carefully this entire proxy statement/prospectus, including the Annexes. Please also see the section entitled "Where You Can Find More Information." The Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, contains the terms and conditions of the merger. The memorandum and articles of association of UTS Holdings will serve purposes substantially similar to the certificate of incorporation and bylaws of UTStarcom. Copies of the memorandum and articles of association of UTS Holdings that will become effective upon consummation of the merger are attached to this proxy statement/prospectus as Annex B.

 The Merger

Parties to the Merger

        UTStarcom is a leading provider of interactive, Protocol based, or IP-based, network solutions including the integration and support services in Internet Protocol TV, or IPTV, Interactive TV, Internet TV and Broadband for cable and telecom operators. Our focus is to design and sell IP-based telecommunications infrastructure products including our primary product suite of IPTV and broadband solutions along with the ongoing services relating to the installation, operation and maintenance of these products. Collectively our range of solutions is designed to expand and modernize telecommunications networks through smooth network system integration, lower operating costs and increased broadband access. We also provide the telecommunications carriers and other customers with increased revenue opportunities by enhancing their subscribers' user experience. The majority of our sales have been to service providers in China, Japan and India. We also sell to service providers in selective markets in the Asia Pacific, Latin America and Europe. We are currently subject to SEC and other disclosure obligations in the United States.

        We expect to expand beyond the sale of IP-based telecommunications infrastructure equipment and services by developing an operational support services business. This business would provide support services to iDTV, IPTV, IP Signage and Internet TV technology and service platforms. Our existing Multimedia Communications business and Broadband Infrastructure business would build and transfer solutions, our customers would operate the solutions or platforms and our Operational Support Services business would provide support for the operation of the platforms. We are developing acquired solutions for on-line advertising management, value added services, content providers and producers and website set-up and expect to enter into revenue sharing and strategic partnership arrangements that would provide for recurring revenue streams.

        UTS Holdings is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly owned subsidiary of UTStarcom. An "exempted" company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Law, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. UTS Holdings does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, UTS Holdings, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by UTStarcom and its subsidiaries.

        Merger Sub is a newly formed Delaware corporation and currently a wholly owned subsidiary of UTS Holdings. Merger Sub does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger.

        The principal executive offices of each of UTStarcom, UTS Holdings and Merger Sub are located at 52-2 Building, BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing 100176, China, and the telephone number of each company is +86 (10) 8520-5588.

The Merger

        Under the Merger Agreement, Merger Sub will merge with and into UTStarcom. Upon completion of the merger, UTS Holdings and its subsidiaries will own and continue to conduct the business that UTStarcom and its subsidiaries currently conduct, in substantially the same manner. As a result of the merger, our stockholders will own ordinary shares in the capital of UTS Holdings, an exempted company incorporated under the laws of the Cayman Islands, rather than common stock in UTStarcom, a Delaware corporation. As a result of the merger, each outstanding share of UTStarcom common stock will be converted into the right to receive the same number of ordinary shares in the capital of UTS Holdings, which shares will be issued by UTS Holdings in connection with the merger. Our Board of Directors reserves the right to defer or abandon the merger. Please see the section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger."

        The following diagram depicts our organizational structure immediately before and after the merger.

Background and Reasons for the Merger

        In reaching its decision to approve the Merger Agreement and the merger, our Board of Directors identified several potential benefits to our stockholders, which are described below under "The Merger Agreement—Background and Reasons for the Merger." The merger is part of a reorganization of UTStarcom's corporate structure that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. Please also see the section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization" below for a description of certain risks associated with the merger and reorganization.

 Conditions to Completion of the Merger

        The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

  1.
  the Merger Agreement has been adopted by the requisite vote of stockholders of UTStarcom;

  2.
  none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

  3.
  the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

  4.
  the UTS Holdings ordinary shares to be issued pursuant to the merger have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

  5.
  all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of UTStarcom, UTS Holdings or their subsidiaries to consummate the merger have been obtained or made; and

  6.
  the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

        Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the merger agreement is not true but there is otherwise no harm to UTStarcom or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger."

Regulatory Approvals

        The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, the NASDAQ rules and regulations and Delaware corporate laws.

Rights of Dissenting Stockholders

        Under the Delaware General Corporation Law, or the DGCL, you will not have appraisal rights in connection with the merger.

Accounting Treatment of the Merger

        The merger is a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost, in a manner similar to an exchange between entities under common control.

 Tax Considerations

United States Tax Consequences of the Merger to UTStarcom and UTS Holdings

        We expect that neither UTStarcom nor UTS Holdings will incur U.S. income tax as a result of completion of the merger.

United States Taxation of UTStarcom Stockholders

        Taxation of U.S. Holders.    The merger should be characterized for U.S. federal income tax purposes as either a tax-free merger or a transaction qualifying under Section 351 of the Internal Revenue Code of 1986, or the Code. In either case, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of UTS Holdings ordinary shares in exchange for UTStarcom common stock. The aggregate tax basis in the ordinary shares of UTS Holdings received in the merger will equal each such U.S. holder's aggregate tax basis in the UTStarcom common stock surrendered. A U.S. holder's holding period for the ordinary shares of UTS Holdings that are received in the merger generally should include such U.S. holder's holding period for the common stock of UTStarcom surrendered.

        Taxation of Non-U.S. Holders.    The holders of UTStarcom common stock who are treated as foreign persons for U.S. federal income tax purposes, including holders who hold directly and constructively more than 5% of the outstanding UTStarcom common stock, will not recognize taxable gain or loss on their UTStarcom common stock for U.S. federal income tax purposes.

        Please see the section entitled "Taxation" for further information regarding material tax consequences relating to the merger and the ownership and disposition of UTS Holdings Ordinary Shares.

Other Information

Ownership in UTS Holdings

        The UTStarcom common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of UTS Holdings ordinary shares and such shares will be registered in your name (or your broker's name, as applicable) in UTS Holdings's register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in UTS Holdings's register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon UTS Holdings ordinary shares registered in their respective names. Any attempted transfer of UTStarcom stock prior to the merger that is not properly documented and reflected in the stock records maintained by UTStarcom's transfer agent as of immediately prior to the Effective Time will not be reflected in UTS Holdings's register of members upon completion of the merger. Registered holders of UTS Holdings's ordinary shares seeking to transfer UTS Holdings ordinary shares following the merger will be required to provide customary transfer documents required by UTS Holdings's transfer agent to complete the transfer.

        If you hold UTStarcom common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the UTStarcom common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of UTS Holdings ordinary shares and such shares will be registered in your name (or your broker's name, as applicable) in book-entry form without any action on your part.

        If you hold UTStarcom common stock in certificated form, you may exchange your UTStarcom stock certificates for new UTS Holdings share certificates promptly following the merger. We will request that all UTStarcom stock certificates be returned to UTS Holdings's transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your UTStarcom stock certificates for new UTS Holdings share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Comparison of Rights of Stockholders/Shareholders

        The principal attributes of UTStarcom's common stock and UTS Holdings's ordinary shares will be similar. However, there are differences between the rights of stockholders under the DGCL and the rights of shareholders under Cayman Islands law. In addition, there are differences between the provisions of UTStarcom's certificate of incorporation and bylaws and UTS Holdings's memorandum and articles of association, as explained further below in this proxy statement/prospectus. Please see the sections entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of UTStarcom will change as a result of the merger and you may not be afforded as many rights as a shareholder of UTS Holdings under applicable laws and the UTS Holdings memorandum and articles of association as you were as a stockholder of UTStarcom under applicable laws and the UTStarcom certificate of incorporation and bylaws," "Description of Share Capital of UTS Holdings" and "Comparison of Rights of Stockholders/Shareholders."

Stock Exchange Listing

        It is a condition to the completion of the merger that the ordinary shares of UTS Holdings will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the UTS Holdings ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol "UTSI."

Market Price

        The closing price per share of UTStarcom common stock on NASDAQ was $2.37 on January 10, 2011, the last trading date immediately preceding public announcement of the proposed merger.

Recommendation and Required Vote

        Our Board of Directors has unanimously determined that the reorganization, to be effected by the merger, is advisable and in the best interests of UTStarcom and our stockholders and, as such, has unanimously approved the merger and the Merger Agreement. The Board of Directors recommends that you vote "FOR" the adoption of the Merger Agreement.

 Annual Meeting of Stockholders

        You can vote at the Annual Meeting if you owned UTStarcom common stock at the close of business on April 25, 2011, the Record Date. As of April 25, 2011, there were 156,129,775 shares of UTStarcom common stock outstanding and entitled to vote. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of UTStarcom common stock entitled to vote at the Annual Meeting. As of April 25, 2011, our directors and executive officers and their affiliates owned, in the aggregate, approximately 3,515,587 of such shares, representing ownership of approximately 2.3% of the outstanding shares of UTStarcom common stock as of that date. These shares are included in the number of shares entitled to vote at the Annual Meeting.

 Risk Factors

        There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the merger, including the following:

  •
  Your rights as a shareholder of UTS Holdings will change relative to your rights as a stockholder of UTStarcom as a result of the merger and you may not be afforded as many rights as a shareholder of UTS Holdings under applicable laws and the UTS Holdings memorandum and articles of association as you were as a stockholder of UTStarcom under applicable laws and the UTStarcom certificate of incorporation and bylaws;

  •
  As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, we may have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have;

  •
  As a foreign private issuer, UTS Holdings will not be required to provide its shareholders with the same information as UTStarcom would if UTStarcom remained a U.S. public issuer and, as a result, you may not receive as much information about UTS Holdings as you did about UTStarcom and you may not be afforded the same level of protection as a shareholder of UTS Holdings under applicable laws and the UTS Holdings memorandum and articles of association as you were as a stockholder of UTStarcom under applicable laws and the UTStarcom certificate of incorporation and bylaws;

  •
  The enforcement of civil liabilities against UTS Holdings may be more difficult; and

  •
  The expected benefits of the merger and reorganization may not be realized because the achievement of the benefits are subject to factors that we do not control, such as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts.

        The risks are discussed more fully in the section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization" following this proxy statement/prospectus summary.

Selected Historical Consolidated Financial Data

        The selected historical consolidated financial data of UTStarcom in the table below was derived from UTStarcom's audited consolidated financial statements as of and for each of the years in the five year period ended December 31, 2010 and from UTStarcom's unaudited condensed consolidated financial statements for the three months ended March 31, 2011 and 2010. This data should be read in conjunction with the audited consolidated financial statements of UTStarcom, including the notes to the financial statements, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in UTStarcom's Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and the unaudited interim condensed consolidated financial statements of UTStarcom, including the notes to the financial statements in UTStarcom's Quarterly Report on Form 10-Q for the three months ended March 31, 2011, which are incorporated by reference into this proxy statement/prospectus. Please refer to the section in this proxy statement/prospectus entitled "Where You Can Find More Information." The unaudited consolidated financial statements include, in our opinion, all adjustments, consisting only of normal recurring adjustments, that we consider necessary for the fair statement of the financial information set forth in those statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods, and the results for the year ended December 31, 2010 and for the three months ended March 31, 2011 are not necessarily indicative of results to be expected for 2011 or for any other period.

        We have not included data for UTS Holdings or Merger Sub because they did not conduct business during any of the periods discussed below.

	Years ended December 31,					Three months ended March 31,
	2006	2007	2008	2009	2010	2010	2011
	(in thousands, except per share data)
Consolidated statements of operations data:
Net Sales(1)	$2,458,861	$2,466,970	$1,640,449	$386,344	$291,535	$80,847	$61,267
Gross profit	$385,744	$321,451	$261,242	$64,979	$70,238	$27,209	$19,064
Operating loss(2)	$(138,160)	$(212,045)	$(176,216)	$(218,688)	$(73,722)	$(18,759)	$(11,137)
Net loss attributable to UTStarcom(3)	$(117,345)	$(195,575)	$(150,316)	$(225,688)	$(65,129)	$(15,963)	$(10,311)
Net loss per share attributable to UTStarcom—Basic and Diluted	$(0.97)	$(1.62)	$(1.22)	$(1.77)	$(0.48)	$(0.12)	$(0.07)
Consolidated balance sheet data:
Cash and cash equivalents	$661,623	$437,449	$309,603	$265,843	$351,501	$234,441	$306,833
Working capital	$800,356	$389,750	$312,072	$94,591	$213,736	$71,040	$221,082
Total assets	$2,383,305	$1,984,588	$1,310,806	$929,111	$784,283	$882,989	$726,304
Total short-term debt	$102,758	$322,829	—	—	—	—	—
Total long-term debt	$275,161	$333	—	—	—	—	—
Total UTStarcom stockholders' equity	$774,360	$617,976	$466,834	$255,359	$240,929	$239,929	$230,433

(1)
On July 1, 2008, we completed our divestiture of Personal Communications Division, or PCD. Revenue for the years ended December 31, 2008, 2007 and 2006 related to PCD was $880 million, $1,664 million and $1,339 million, respectively. In July 2009, we sold our Korea operations and at December 31, 2009, we have substantially completed the wind-down of our worldwide handset operations.

(2)
The operating loss includes the following items:

	Years ended December 31,					Three months ended March 31,
	2006	2007	2008	2009	2010	2010	2011
Impairment of goodwill and other long-lived assets	$—	$19,912	$27,220	$33,287	$—	—	—
Restructuring	$—	$14,474	$13,059	$46,495	$16,018	$7,507	$3,064
Net (gain)/loss on divestitures	$(12,291)	$(4,271)	$(7,782)	$(100)	$(5,548)	$(1,752)	$(34)
(3)
Net loss attributable to UTStarcom for the years ended December 31, 2010 and 2009 included no significant non-operating income or expense items. In addition to the items included in the operating losses discussed above, net loss attributable to UTStarcom for the year ended December 31, 2008 included $47.9 million gain from sale of certain investments and liquidation of investment in a variable interest entity. Net loss attributable to UTStarcom for the year ended December 31, 2007 included $53.7 million gain from sale of certain investments. Net loss attributable to UTStarcom for the year ended December 31, 2006 included a $13.5 million charge associated with the other-than-temporary impairment of a long-term investment.

Summary Pro Forma Financial Information

        A pro forma condensed consolidated balance sheet for UTS Holdings is not presented in this proxy statement/prospectus because there are no significant pro forma adjustments required to be made to the historical consolidated financial statements of UTStarcom to give effect to the transaction. The transaction will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled "The Merger Agreement—Accounting Treatment of the Merger."

        A pro forma condensed consolidated statement of operations for UTS Holdings is not presented in this proxy statement/prospectus because there are no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of UTStarcom to give effect to the transaction.

        Reference is made to the consolidated financial statements of UTStarcom, including the notes to the financial statements, in UTStarcom's Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this proxy statement/prospectus. Please refer to the section in this proxy statement/prospectus entitled "Where You Can Find More Information."

        We estimate that the costs incurred in connection with the merger and reorganization will amount to approximately $900,000, with the significant majority having been incurred prior to your vote on the proposal. The total transaction costs for 2010 were in the range of $550,000 and have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        In considering whether to vote in favor of the proposal to adopt the Merger Agreement in connection with the merger, you should consider carefully the following risks or investment considerations, in addition to the other information in this proxy statement/prospectus. In addition, please note that this proxy statement/prospectus contains or incorporates by reference "forward-looking statements" and "forward-looking information" under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the merger and reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this proxy statement/prospectus that we expect to achieve as a result of the merger and reorganization. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "continues," "may," "intends," "plans" or similar expressions in this proxy statement/prospectus or in the documents incorporated by reference. Any forward-looking statements in this proxy statement/prospectus reflect only expectations that are current as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

        Set forth below, we have identified the factors, among others, that you should consider before making a decision on whether or not to vote in favor of the proposal to adopt the Merger Agreement, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Risks Relating to the Merger and Reorganization

Your rights as a stockholder of UTStarcom will change as a result of the merger and you may not be afforded as many rights as a shareholder of UTS Holdings under applicable laws and the UTS Holdings memorandum and articles of association as you were as a stockholder of UTStarcom under applicable laws and the UTStarcom certificate of incorporation and bylaws.

        Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of UTStarcom and UTS Holdings, we are unable to adopt governing documents for UTS Holdings that are identical to the governing documents for UTStarcom, but we have attempted to preserve in the memorandum and articles of association of UTS Holdings the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under UTStarcom's bylaws and certificate of incorporation. Nevertheless, UTS Holdings's proposed memorandum and articles of association differ from UTStarcom's bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder will change. For example:

  •
  Under the DGCL, disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation's business generally requires approval by the holders of a majority of the shares entitled to vote on the matter. However, under the

    Companies Law and UTS Holdings's articles of association, there is no requirement for shareholder approval for a sale of all or substantially all of UTS Holdings's assets.

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  Under the DGCL, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Law or UTS Holdings's articles of association prohibiting business combinations with interested stockholders.

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  Under the DGCL, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation's books and records for a proper purpose during the usual hours for business. However, shareholders of a Cayman Islands company do not have any general rights to inspect corporate records of a company, and UTS Holdings's articles of association provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company may be open to the inspection of shareholders who are not directors.

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  Under the DGCL, a stockholder may bring a derivative suit provided the requirements to do so under the DGCL have been met. However, for a Cayman Islands company, the decision to institute proceedings on behalf of a company is generally taken by the company's board of directors, rather than the shareholders, and a shareholder of UTS Holdings would be entitled to bring a derivative action on behalf of UTS Holdings only in certain limited circumstances.

        For a detailed discussion of these and other material differences, please see the comparison chart of your rights as a common stockholder of UTStarcom against your rights as an ordinary shareholder of UTS Holdings under the section entitled "Comparison of Rights of Stockholders/Shareholders."

The laws of the Cayman Islands may not provide UTS Holdings shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

        UTS Holdings's corporate affairs are governed by its memorandum and articles of association, by the Companies Law (2010 Revision) of the Cayman Islands, or the Companies Law, and by the common law of the Cayman Islands. The rights of shareholders to take action against UTS Holdings's directors, actions by minority shareholders and the fiduciary responsibilities of UTS Holdings's directors to UTS Holdings under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of UTS Holdings's shareholders and the fiduciary responsibilities of its directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the Cayman Islands has a different body of securities laws relative to the United States. Therefore, UTS Holdings's shareholders may have more difficulty protecting their interests in the face of actions by UTS Holdings's management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The Cayman Island courts are also unlikely to impose liability against UTS Holdings, in original actions brought in the Cayman Islands, based on certain civil liabilities provisions of U.S. securities laws. Please see the section entitled "Enforceability of Civil Liabilities."

As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, we will have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have.

        Under Delaware law and our current bylaws and certificate of incorporation, our bylaws and certificate of incorporation may be amended by the vote of a majority of shares of stock entitled to vote on the matter to approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. Cayman Islands law requires a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting for any amendment to the memorandum and articles of association of UTS Holdings. As a result of this Cayman Islands law requirement, situations may arise where the flexibility we now have under Delaware law would have provided benefits to our stockholders that will not be available in the Cayman Islands.

        In addition, under Cayman Islands law, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting or, if the rights attaching to the shares of the merged entity differ from those attaching to the shares of each constituent company, a shareholder resolution by majority in number representing 75% in value of the shareholders voting together as one class. By contrast, a merger under Delaware law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased shareholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to shareholders.

        For a detailed discussion of the differences in shareholder voting requirements in the Cayman Islands relative to Delaware, please see the section entitled "Comparison of Rights of Stockholders/Shareholders."

The expected benefits of the merger and reorganization may not be realized.

        We have presented in this proxy statement/prospectus the anticipated benefits of the merger and reorganization. Please see the section entitled "The Merger Agreement—Background and Reasons for the Merger." We cannot be assured that all of the goals of the merger and reorganization will be achievable, and some or all of the anticipated benefits of the merger and reorganization may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the merger and reorganization will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

        As a foreign private issuer, UTS Holdings will not be required to provide its shareholders with the same information as UTStarcom would if UTStarcom remained a U.S. public issuer and, as a result, you may not receive as much information about UTS Holdings as you did about UTStarcom and you may not be afforded the same level of protection as a shareholder of UTS Holdings under applicable laws and the UTS Holdings memorandum and articles of association as you were as a stockholder of UTStarcom under applicable laws and the UTStarcom certificate of incorporation and bylaws.

        Following the completion of the merger, UTS Holdings is expected to qualify as a "foreign private issuer" under the rules and regulations of the SEC. UTS Holdings will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as the UTS Holdings's ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, UTS Holdings will be exempt from certain rules under the Exchange Act that would otherwise apply if UTS Holdings were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

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  UTS Holdings may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

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  UTS Holdings will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, UTS Holdings will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, UTS Holdings will need to promptly furnish reports on Form 6-K any information that UTS Holdings (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, UTS Holdings will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, UTS Holdings will be required to file an annual report on Form 20-F within four months after its fiscal year end;

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  UTS Holdings will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

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  UTS Holdings will not be required to conduct advisory votes on executive compensation;

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  UTS Holdings will be exempt from filing quarterly reports under the Exchange Act with the SEC;

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  UTS Holdings will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

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  UTS Holdings will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

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  UTS Holdings will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

        UTS Holdings expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold UTS Holdings securities, you may receive less information about UTS Holdings and its business than you currently receive with respect to UTStarcom and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, UTS Holdings intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, UTS Holdings expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If UTS Holdings fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, UTS Holdings would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

        Following completion of the merger, UTS Holdings is expected to qualify as a "foreign private issuer" under the rules and regulations of the SEC. As a foreign private issuer, UTS Holdings will be exempt from certain rules under the Exchange Act that would otherwise apply if UTS Holdings were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. Please see the section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—As a foreign private issuer, UTS Holdings will not be required to provide its shareholders with the same information as UTStarcom would if UTStarcom remained a U.S. public issuer and, as a result, you may not receive as much information about UTS Holdings as you did about UTStarcom and you may not be afforded the same level of protection as a shareholder of UTS Holdings under applicable laws and the UTS Holdings memorandum and articles of association as you were as a stockholder of UTStarcom under applicable laws and the UTStarcom certificate of incorporation and bylaws." While UTS Holdings is expected to qualify as a foreign private issuer following the completion of the merger, if UTS Holdings fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, UTS Holdings will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the merger, there may be a significant effect on our reported financial results.

        The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC's acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect UTS Holdings, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the merger or not.

        Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Cayman Islands, could adversely affect the tax consequences of the merger to UTS Holdings and its shareholders and/or our effective tax rates (whether associated with the merger or otherwise). While the merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against UTS Holdings may be more difficult.

        After the merger, all of our executive officers and a majority of our directors will reside outside of the United States. As a result, it may be more difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because UTS Holdings is a Cayman Islands corporation, investors could also experience more difficulty enforcing judgments obtained against UTS Holdings in U.S. courts than would currently be the case for U.S. judgments obtained against UTStarcom. In addition, it may be more difficult (or impossible) to bring some types of claims against UTS Holdings in Cayman Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court. Please see the section entitled "Enforceability of Civil Liabilities."

The market for UTS Holdings shares may differ from the market for UTStarcom shares.

        Although it is anticipated that the UTS Holdings ordinary shares will be authorized for listing on NASDAQ under the symbol "UTSI," as a company incorporated under the laws of the Cayman Islands, shares of UTS Holdings may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the UTS Holdings shares from those of UTStarcom shares.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the merger.

        We have incurred in 2010 and expect to further incur in 2011 a total of approximately $900,000 in transaction costs in connection with the merger, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the Cayman Islands corporate and other laws. In addition, we expect to incur attorneys' fees, accountants' fees, filing fees, mailing expenses, proxy solicitation fees and financial printing expenses in connection with the merger, even if the merger is not approved or completed. The transaction costs described above could affect our ability to achieve our previously announced operating income growth target for 2010 and/or 2011. Please see the section entitled "Summary Pro Forma Financial Information" for more information regarding these transaction costs.

        The merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

Our Board of Directors may choose to defer or abandon the merger.

        Completion of the merger may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Annual Meeting. While we currently expect the merger to take place promptly after the proposal to adopt the merger agreement is approved at the Annual Meeting, our Board of Directors may defer completion either before or for a significant time after the Annual Meeting or may abandon the merger because of, among other reasons, changes in existing or proposed laws, our determination that the merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the merger would otherwise be reduced, a dispute with the taxation authorities over the merger (or certain aspects thereof), an unexpected increase in the cost to complete the merger or any other determination by our Board of Directors that the merger would not be in the best interests of UTStarcom or its stockholders or that the merger would have material adverse consequences to UTStarcom or its stockholders.

Risks Relating to Our Business

We continue to experience operating losses and may not have sufficient liquidity to execute our business plan or to continue our operations without obtaining additional funding or selling additional securities. Our ability to obtain additional funding or obtain them under commercially reasonable terms is not assured and we may not be able to issue additional securities.

        We reported net losses attributable to UTStarcom of $65.1 million, $225.7 million and $150.3 million for the years ended December 31, 2010, 2009 and 2008, respectively. At December 31, 2010, we had an accumulated deficit of $1,132.3 million and used $92.2 million of cash in operations during the year ended December 31, 2010.

        Management has partially implemented its liquidity plan through the payment in March 2008 of $289.5 million to retire our convertible subordinated notes and related accrued interest, the sale of UTStarcom Personal Communications LLC, or PCD, on July 1, 2008 and the sale of our facility in Hangzhou, China for approximately $138.8 million. Please see Notes 3, 6 and 7 of our consolidated financial statements included under Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference. In addition, in the second quarter of 2010, we entered into two credit facilities totaling $29.4 million. Both credit facilities can be used for the issuance of certain letters of credit and guarantees and both facilities expire in the second quarter of 2011. As a result, management believes we will have sufficient liquidity to finance our 2011 anticipated operations and capital expenditure requirements, as well as achieve projected cash collections from customers and contain expenses and cash used in operations. However, achievement of such operating performance is not assured and management expects to continue to implement its liquidity plans, which includes reducing operating expenses. If we cannot successfully implement our liquidity plans, it may be necessary for us to make significant changes to our business plan in order to maintain adequate liquidity. In addition, various other matters may impact our liquidity such as:

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  inability to achieve planned operating results that could increase liquidity requirements beyond those considered in our business plan;

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  changes in financial market conditions or our business condition that could limit our access to existing credit facilities or make new financings more costly or even unfeasible;

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  changes in China's currency exchange control regulations that could limit our ability to access cash in China to meet liquidity requirements for our operations in China or elsewhere; and

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  difficulties in performing finance and other key functions as a result of our elimination of functional duplication during 2010 through the consolidation of a number of such functions into our China operations, which could adversely affect cash collections and liquidity.

        Although management has developed liquidity plans, we may have difficulty maintaining existing relationships, or developing new relationships, with suppliers or vendors as a result of our financial condition. Our suppliers or vendors could choose to provide supplies or services to us on more stringent payment terms than those currently in place, such as by requiring advance payment or payment upon delivery of such supplies or services, which would have an adverse impact on our short-term cash flows. As a result, our ability to retain current customers, attract new customers and maintain contracts that are critical to our operations may be adversely affected.

        If we cannot meet our liquidity needs through improved operating results, we may need to obtain additional financing from financial institutions. However, we cannot assure you that we will be able to obtain loans or obtain them under commercially reasonable terms. We may also have to sell additional securities to meet our liquidity needs, but our ability to sell our securities is not assured. In addition, any additional issuance of securities would dilute the ownership of our stockholders.

Our cost-reduction initiatives and restructuring plans may not result in anticipated savings or more efficient operations. Our restructuring may disrupt our operations and adversely affect our operations and financial results.

        On June 11, 2009, we announced a restructuring of our worldwide operations in an effort to accelerate our return to profitability, strategically align our cost structure with expected revenues and reallocate resources into areas of our business that we believe have more growth potential. Throughout 2010, we continued to execute our restructuring strategies. We may not be able to successfully complete and realize the expected benefits of our restructuring plans. Our restructuring plans may involve higher costs or a longer timetable, or they may fail to improve our results of operations and cash flows as we anticipate. Our inability to realize these benefits may result in an ineffective business structure that could negatively impact our results of operations. In addition to costs related to severance and other employee-related costs, our restructuring plans may also subject us to litigation risks and expenses.

        Our restructuring plans may have other adverse consequences, such as employee attrition beyond our planned reduction in workforce, the loss of employees with valuable knowledge or expertise, a negative impact on employee morale, or a gain in competitive advantage by our competitors over us. The restructuring may place increased demands on our personnel and could adversely affect our ability to attract and retain talent, to develop and enhance our products and services, to service existing customers, to achieve our sales and marketing objectives and to perform our accounting, finance and administrative functions.

        We may undertake future cost-reduction initiatives and restructuring plans that may adversely impact our operations; and we may not realize all of the anticipated benefits of our prior or any future restructurings.

Market turmoil may negatively impact our business.

        Disruptions in orderly financial markets, resulting from, among other factors, severely diminished liquidity and credit availability plus volatile and declining valuations of securities and other investments, have caused business and consumer confidence to ebb, business activities to slowdown, and unemployment to increase. These factors along with the interconnectivity and interdependency of international economies have created a global downturn in economic activity.

        We are unable to predict how long the economic downturn will last. A continuing economic downturn may adversely impact our business in a number of ways, such as:

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  Reduced demand for our products and services.    In a period of economic uncertainty customers may adopt a strategy of deferring purchases to upgrade existing systems or to deploy new systems until later periods when the recoverability of their investment becomes more assured. In addition, customers who must finance their capital expenditures by issuance of debt or equity securities may find the securities markets unavailable to them.

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  Increased pricing pressure and lower margins.    Our competitors include a number of global enterprises with relatively greater size in terms of revenues, working capital, financial resources and number of employees, and our customers are telecommunication service providers who typically are owned, controlled, or sponsored by governments. If the size of our potential markets contract due to the global economic downturn, competition for available contracts may become more intense which could require us to offer or accept pricing, payment, or local content terms which are less favorable to remain competitive. In some cases we might be unwilling or unable to compete for business where competitive pressures make a potential opportunity unprofitable to us.

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  Greater difficulty in collecting accounts receivable.    Many of our telecommunication carrier customers are either owned or controlled by governments and any changes in such governments' policies concerning the authorization or funding of payments for capital expenditures could lengthen our cash collection cycle and thereby cause our liquidity to deteriorate. Additionally, while the vast majority of our net sales are to such large, well capitalized telecommunication carriers, some sales are made to distributors or other customers whose financial resources may be more subject to rapid decline, which could expose us to losing sales, delaying revenue recognition or accepting greater collection risks due to credit quality issues.

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  Greater difficulty in obtaining purchased goods and services.    We expect that many of our suppliers will face the same or more challenging circumstances as we face in the current economic downturn, which could result in an adverse effect on our cash flows and liquidity. Some suppliers or vendors could choose to provide supplies or services to us on more stringent payment terms than those currently in place, such as by requiring advance payment or payment upon delivery of such supplies or services. Additionally, some suppliers might experience a worsening financial condition causing them to either withdraw from the market or be unable to meet our expected timing for the receipt of goods ordered from them, either of which condition in turn could adversely affect our ability to serve our customers and lengthen the cycle time for transforming customer orders into cash receipts. Additionally, if it is necessary to seek alternative sources of supply, the effects on our costs, cycle time for cash collections, and customer satisfaction with UTStarcom are uncertain.

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  Additional restructuring and asset impairment charges.    If we are unable to generate the level of new contract bookings, revenues, and cash flow contemplated by our business plan, management will be forced to take further action to focus our business activities and align our cost structure with anticipated revenues. These actions, if necessary, could result in additional restructuring charges and/or asset impairment charges being recognized in 2011 and beyond.

Changes in our management may cause uncertainty in, or be disruptive to, our business. Certain of our directors and management team members have been with us in those capacities for only a short time.

        We experienced significant changes in our management and our Board of Directors in recent times. For example, our Chief Financial Officer was appointed as such in May 2010 and we appointed our Chief Operating Officer as our Chief Executive Officer and President in September 2010. Additionally, three directors resigned and five new directors were added to our Board of Directors since September 2010. Although we have endeavored to implement any director and management transition in as non-disruptive a manner as possible, any such transition might impact our business, and give rise to uncertainty among our customers, investors, vendors, employees and others concerning our future direction and performance. This could adversely affect our business, financial condition, results of operations and cash flows, and our ability to execute our business model could be impaired.

        In addition, because we have members of management and our Board of Directors serving in their capacity as such for only a short duration, we face the additional risks that these persons:

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  have limited familiarity with our past practices;

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  lack experience in communicating effectively within the team and with other employees;

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  lack settled areas of responsibility; and

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  lack an established track record in managing our business strategy.

Our overall financial performance continues to depend in large part upon our China subsidiaries.

        Approximately 57% of our sales were generated in China in 2010 as compared to approximately 46% and 27% of our sales in 2009 and 2008, respectively. Subsequent to the divestiture of PCD in July 2008, China now accounts for a larger portion of our overall sales. We have made substantial investments in China and, therefore, our business, financial condition and results of operations are to a significant degree subject to economic, political, legal and social developments and other events in China. If our business in China declines, our financial condition, results of operations and cash flows may be significantly harmed. Please see section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to Conducting Business in China."

We may be unable or unwilling to accept additional purchase orders from existing clients, which could damage our relationships with such clients and lead to legal and financial consequences which could harm our business.

        Due to liquidity constraints or other strategic factors, we may from time to time be unable or unwilling to accept additional purchase orders from existing clients. If an existing customer places a purchase order with us that we then refuse to accept, our relationship with such customer may be harmed. Moreover, any refusal or inability by us to accept additional purchase orders may result in legal claims by our customers, reduced collections from previous purchase orders and financial penalties, which could distract our management and harm our business. Certain of our contracts have significant performance bank guarantees that, subject to the terms in the contracts, may be paid to the customer in the event of a default by us in addition to any other remedies it may have.

Any failure by us to successfully transition certain functions to China may lead to increased costs and adversely affect our business.

        We recently transitioned certain key functions, including headquarters and finance, to China in order to eliminate functional duplication and reduce operating expenses. The transition is a critical part of our plan to achieve profitability and maintain liquidity. We may experience a higher than typical rate of employee turnover as a result of this transition and a decrease in employee morale. If we fail to attract, hire, assimilate or retain qualified personnel in China, the transitioned functions may be negatively impacted. Cash collections and liquidity may be adversely affected if we have difficulties performing finance functions going forward after the transition. Information and data that we rely on may be subject to risk of loss in connection with the transition. If we are not successful in this initiative, we may not achieve the expected benefits despite having expended significant capital and human effort.

Adverse resolution of pending civil litigation may harm our operating results or financial condition.

        We are a party to lawsuits in the normal course of our business. This litigation is, and any future additional litigation could be, time consuming and expensive, could divert our management's attention away from our regular business, and if any one of these lawsuits is adversely resolved against us, could have a material adverse effect on our financial condition and liquidity. Moreover, the results of complex legal proceedings are difficult to predict. For additional information regarding certain of the matters in which we are involved, please see the section entitled "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated herein by reference.

Our future product sales are unpredictable and, as a result, our operating results are likely to fluctuate from quarter to quarter.

        Our quarterly and annual operating results have fluctuated in the past and are likely to fluctuate in the future due to a variety of factors, some of which are outside of our control. Factors that may affect our future operating results include:

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  the timing and size of the orders for our products;

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  consumer acceptance of new products we may introduce to market;

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  changes in the growth rate of customer purchases of communications services;

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  the lengthy and unpredictable sales cycles associated with sales of our products;

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  revenue recognition, which is based primarily on customer acceptance of delivered products, is unpredictable;

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  cancellation, deferment or delay in implementation of large contracts;

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  quality issues resulting from the design or manufacture of the products, or from the software used in the product;

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  cash collection cycles in China and other emerging markets;

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  reliance on product, software and component suppliers who may constitute a sole source of supply or may have going concern issues;

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  the decline in business activity we typically experience during the Chinese Lunar New Year, which leads to decreased sales and collections during our first fiscal quarter;

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  issues that might arise from divestiture of non-core assets or operations or the integration of acquired entities and the inability to achieve expected results from such divestitures or acquisitions;

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  shifts in our product mix or market focus; and

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  availability of adequate liquidity to implement our business plan.

        As a result of these and other factors, period-to-period comparisons of our operating results are not necessarily meaningful or indicative of future performance. In addition, the factors noted above may make it difficult for us to forecast our future financial performance. Furthermore, it is possible that in some future quarters our operating results will fall below our internal forecasts, public guidance or the expectations of securities analysts or investors. If this occurs, the trading price of our ordinary shares could decline.

Competition in our markets may lead to reduced prices, revenues and market share.

        We face intense competition, and will continue to face intense competition, from both domestic and international companies in our target markets, many of which may operate under lower cost structures and have much larger sales forces than we do. Additionally, other companies not presently offering competing products may also enter our target markets. Many of our competitors have significantly greater financial, technical, product development, sales, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in service provider requirements. Our competitors may also be able to devote greater resources than we can to the development, promotion and sale of new products. These competitors may be able to offer significant financing arrangements to service providers, which may give them a competitive advantage in selling systems to service providers with limited financial resources. In many of the developing markets in which we operate or intend to operate, relationships with local governmental telecommunications agencies are important to establish and maintain through permissible means. In many such markets, our competitors may have or be able to establish better relationships with local governmental telecommunications agencies than we have, which could result in their ability to influence governmental policy formation and interpretation to their advantage. Additionally, our competitors might have better relationships with their third party suppliers and obtain component parts at reduced rates, allowing them to offer their end products at reduced prices. Moreover, the telecommunications and data transmission industries have experienced significant consolidation, and we expect this trend to continue. If we have fewer significant customers, we may be more reliant on such large customers and our bargaining position and profit margins may suffer.

        Increased competition is likely to result in price reductions, reduced gross profit as a percentage of net sales and loss of market share, any one of which could materially harm our business, cash flows and financial condition if extended losses were incurred. In order to be competitive, we must continually reduce the cost of manufacturing our products through design and engineering changes and other cost control measures. We may not be successful in these efforts or in delivering our products to market in a timely manner. In addition, any redesign may not result in sufficient cost reductions to allow us to reduce the prices of our products to remain competitive or to improve or maintain our gross profit as a percentage of net sales, which would cause our financial results to suffer.

        To meet competitive offerings we may accept contracts with low profitability or even enter into contracts with anticipated losses if we believe it is necessary to establish a relationship with a customer or a presence in a market that we consider important to our strategy. Accepting a contract with an anticipated loss requires us to recognize a provision for the entire loss in the period in which it becomes evident rather than in later periods in which contract performance occurs. Accepting contracts with low gross margins adversely affects our reported results when the revenues from such contracts are recognized; in some cases revenue recognition must be deferred until all revenue recognition criteria have been met, and this would result in recognizing the adverse effects of low gross margin contracts in periods subsequent to when contract performance occurred.

The average selling prices of our products may decrease, which may reduce our revenues and our gross profit.

        The average selling prices for communications access and switching systems and handsets have historically declined as a result of a number of factors, including:

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  increased competition;

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  aggressive price reductions by competitors;

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  rapid technological change; and

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  constant change in customer buying behavior and market trends.

        The average selling prices of our products may continue to decrease in the future in response to product introductions by us or our competitors or other factors, including price pressures from customers. Certain of our products, including wireless handsets, historically have had low gross profit margins, and any further deterioration of our profit margins on such products could result in losses with respect to such products. Therefore, we must continue to develop, source and introduce new products and enhancements to existing products that incorporate features that can be sold at higher average selling prices. Failure to do so, or the failure of consumers or our direct customers to accept such new products, could cause our revenues and gross profit to decline.

Our market is subject to rapid technological change, and to compete effectively, we must continually introduce new products and product enhancements that achieve market acceptance.

        The market for communications equipment is characterized by rapid technological developments, frequent new product introductions, changes in consumer preferences and evolving industry and regulatory standards. Our success will depend in large part on our ability to enhance our technologies and develop and introduce new products and product enhancements that anticipate changing service provider requirements, technological developments and evolving consumer preferences. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce new products and enhancements. If we fail to develop and introduce new products or enhancements to existing products that effectively respond to technological change on a timely basis, our business, financial condition and results of operations could be materially adversely affected. Certain of our products have a short product life. Moreover, from time to time, our competitors or we may announce new products or product enhancements, technologies or services that have the potential to replace or shorten the life cycles of our products and that may cause customers to defer purchasing our existing products, resulting in charges for inventory obsolescence reserves. Future technological advances in the communications industry may diminish or inhibit market acceptance of our existing or future products or render our products obsolete. Even if we are able to develop and introduce new products, they may not gain market acceptance. Market acceptance of our products will depend on various factors, including:

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  our ability to obtain necessary approvals from regulatory organizations within the countries in which we operate and for any new technologies that we introduce;

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  the length of time it takes service providers to evaluate our products, causing the timing of purchases to be unpredictable;

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  the compatibility of our products with legacy technologies and standards existing in previously deployed network equipment;

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  our ability to attract customers who may have pre-existing relationships with our competitors;

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  product pricing relative to performance;

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  the level of customer service available to support new products; and

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  the timing of new product introductions meeting demand patterns.

        If our products fail to obtain market acceptance in a timely manner, our business and results of operations could suffer.

We depend on a third party contract manufacturer for the manufacture and supply of our products. If we cannot secure from our contract manufacturer timely delivery of our products, high quality manufacture, or competitive prices, or if our contract manufacturer ceases to exist, then our competitive position, reputation and business could be harmed.

        On January 23, 2010, we, through our wholly owned subsidiary, UTStarcom Telecom Co., Ltd. signed a Manufacturing Agreement with Sanmina SCI Corporation, or Sanmina, effective as of December 31, 2009. The Manufacturing Agreement has an initial term of one year, with automatic renewals of one year terms unless notice is provided 90 days prior to the end of the then-current term. The Manufacturing Agreement may be terminated for cause and either party may terminate the agreement for convenience with prior notice of six months. Under the Manufacturing Agreement, Sanmina provides full electronics manufacturing services, including manufacturing, assembly and support, for our broadband, IPTV and NGN solutions products previously manufactured through our Hangzhou, China facility. Sanmina also provides new product introduction support, material sourcing and procurement, printed circuit board assembly, system integration and testing, final pack-out and delivery of products under the Manufacturing Agreement. There is no minimum annual requirement under the terms of the Manufacturing Agreement; however, we are required to provide Sanmina with a four month rolling forecast and we are obligated to purchase one of the four month rolling forecast. For the remaining three months of the then-current four month rolling forecast, we are obligated to pay for any components on our bill of materials ordered by Sanmina, which are not passive components and are non-cancellable, and we may also be obligated to buy back excess inventory and obsolete inventory.

        Our growth and ability to meet customer demands depends in part on our ability to obtain timely deliveries of quality products from our contract manufacturers. The fact that we do not own or operate the bulk of our manufacturing facilities and that we are reliant on our contract manufacturer could have an adverse impact on the supply of our products and on our business and operating results and subjects us to the following risks:

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  failure to receive timely delivery of our products could cause delay in our ability to timely fulfill customer orders;

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  failure to receive good quality products from our contract manufacturer could affect our ability to fulfill customer orders and damage our relationship with our customers;

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  failure to estimate customer demand and properly place product orders could result in excess inventory or insufficient inventory;

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  any financial problems of either our contract manufacturer or their component suppliers could either limit the products we receive or increase our costs;

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  reservation of manufacturing capacity at our contract manufacturer by other companies could either limit supply or increase costs; and

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  we are otherwise unable to realize the efficiencies anticipated when we decided to outsource our manufacturing.

        Supply chain issues, including financial problems of our contract manufacturer or their component suppliers, or a shortage of adequate component supply or manufacturing capacity could increase our costs or cause a delay in our ability to fulfill orders and have an impact on our customers, could have an adverse affect on our business and operating results and gross margins. A reduction or interruption in supply, a significant increase in the price of one or more components, a failure to adequately authorize procurement of inventory by our contract manufacturer, a failure to appropriately cancel, reschedule, or adjust our requirements based on our business needs, or a decrease in demand for our products could materially adversely affect our business, operating results, and financial condition and could materially damage customer relationships. If our contract manufacturer ceases to do business, our revenue and gross margins could suffer until another contract manufacturing source can be developed. Our operating results could also be adversely affected if, anticipating greater demand than actually develops, we commit to the purchase of more products than we need, or if we fail to estimate adequate customer demand, resulting in a lack of products to sell to customers, either of which is more likely to occur in a period of demand uncertainties such as we are currently experiencing. We may not be able to diversify sources in a timely manner, which could harm our ability to deliver products to customers and seriously impact present and future sales.

We purchase certain key components and materials used in our products from authorized distributors of sole source suppliers. If we cannot secure adequate supplies of high quality products at competitive prices or in a timely manner, our competitive position, reputation and business could be harmed.

        We purchase certain key components and materials, such as chipsets, used in our products from authorized distributors of sole source suppliers. We do not have direct contractual arrangements with the sole source suppliers of chipsets used in our products. If we are unable to obtain high-quality components and materials in the quantities required and at the costs specified by us, we may not be able to find alternative sources on favorable terms, in a timely manner, or at all. Our inability to obtain or to develop alternative sources if and as required could result in delays or reductions in manufacturing or product shipments. From time to time, there could be shortages of certain products or components. Moreover, the components and materials we purchase may be inferior quality products. If an inferior product supplied by a third party is embedded in our end product and causes a problem, it might be difficult to identify the source of the problem as being due to the component parts. If any of these events occur, our competitive position, reputation and business could suffer.

        Our ability to source a sufficient quantity of high-quality, cost-effective components used in our products may also be limited by import restrictions and duties in the foreign countries in which we manufacture our products. We require a significant number of imported components to manufacture our products, and imported electronic components and other imported goods used in the operation of our business may be limited by a variety of permit requirements, approval procedures, patent infringement claims, import duties and licensing requirements. Moreover, import duties on such components increase the cost of our products and may make them less competitive.

Our multinational operations strain our resources and subject us to various economic, political, regulatory and legal risks.

        We market and sell our products globally. Our existing multinational operations require significant management attention and financial resources. To continue to manage our global business, we will need to take various actions, including:

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  enhancing management information systems, including forecasting procedures;

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  further developing our operating, administrative, financial and accounting systems and controls;

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  managing our working capital and sources of financing;

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  maintaining close coordination among our engineering, accounting, finance, marketing, sales and operations organizations;

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  successfully consolidating a number of functions in China to eliminate functional duplication;

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  retaining, training and managing our employee base;

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  reorganizing our business structure to more effectively allocate and utilize our internal resources;

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  improving and sustaining our supply chain capability; and

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  managing both our direct and indirect sales channels in a cost-efficient and competitive manner.

        If we fail to implement or improve systems or controls or to manage any future growth and transformation effectively, our business could suffer.

        Furthermore, multinational operations are subject to a variety of risks, such as:

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  the complexity of complying with a variety of foreign laws and regulations in each of the jurisdictions in which we operate;

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  the complexity of complying with anti-corruption laws in each of the jurisdictions in which we operate. These include U.S. regulations for foreign operations, such as the Foreign Corrupt Practices Act, as well as the anti-bribery and anti-corruption laws of China and India where we conduct substantial operations. There is rigorous enforcement of anti-corruption laws in the United States and in China, the violation of these laws may result in substantial monetary and even criminal sanctions;

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  difficulty complying with continually evolving and changing global product and communications standards and regulations for both our end products and their component technology;

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  market acceptance of our new products, including longer product acceptance periods in new markets into which we enter;

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  reliance on local original equipment manufacturers, third party distributors, resellers and agents to effectively market and sell our products;

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  unusual contract terms required by customers in developing markets;

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  changes to import and export regulations, including quotas, tariffs, licensing restrictions and other trade barriers;

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  the complexity of compliance with complex and varying taxation requirements of multiple jurisdictions;

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  evolving and unpredictable nature of the economic, regulatory, competitive and political environments;

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  reduced protection for intellectual property rights in some countries;

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  longer accounts receivable collection periods; and

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  difficulties and costs of staffing, monitoring and managing multinational operations, including but not limited to internal controls and compliance.

        In addition, many of the global markets are less developed, presenting additional economic, political, regulatory and legal risks unique to developing economies, such as the following:

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  customers that may be unable to pay for our products in a timely manner or at all;

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  new and unproven markets for our products and the telecommunications services that our products enable;

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  lack of a large, highly trained workforce;

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  difficulty in controlling local operations from our headquarters;

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  variable ethical standards and an increased potential for fraud;

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  unstable political and economic environments; and

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  lack of a secure environment for our personnel, facilities and equipment.

        In particular, these factors create the potential for physical loss of inventory and misappropriation of operating assets. We have in the past experienced cases of vandalism and armed theft of our equipment that had been or was being installed in the field. If disruptions for any of these reasons become too severe in any particular market, it may become necessary for us to terminate contracts and withdraw from that market and suffer the associated costs and lost revenue.

Our success depends on continuing to hire and retain qualified personnel, including senior managers. If we are not successful in attracting and retaining these personnel and in managing key employee turnover, our business will suffer.

        The success of our business depends in significant part upon the continued contributions of key technical and senior management personnel, many of whom would be difficult to replace. The loss of a key employee, the failure of a key employee to perform satisfactorily in his or her current position or our failure to attract and retain other key technical and senior management employees could have a significant negative impact on our operations.

        Notwithstanding our recent workforce restructurings, to effectively manage our operations, we will need to recruit, train, assimilate, motivate and retain qualified employees, especially in China. Competition for qualified employees is intense, and the process of recruiting personnel in all fields, including technology, research and development, sales and marketing, administration and management with the combination of skills and attributes required to execute our business strategy can be difficult, time-consuming and expensive. We must implement hiring and training processes that are capable of quickly deploying qualified local residents to knowledgeably support our products and services. Alternatively, if there is an insufficient number of qualified local residents available, we might incur substantial costs importing expatriates to service new global markets. For example, we have historically experienced and continue to experience difficulty finding qualified accounting personnel knowledgeable in both U.S. and Chinese accounting standards who are Chinese residents. In addition, we made changes within our senior management team in China. We have retained our key R&D talent, but may need to strengthen our China sales force through recruitment and training. If our current senior management in China cannot maintain and/or establish key relationships with customers, governmental entities and others in China, our business in China may decline significantly. If we fail to attract, hire, assimilate or retain qualified personnel, our business would be harmed. Our recent layoffs also have an adverse effect on our ability to attract and retain critical staff. Competitors and others have in the past, and may in the future, attempt to recruit our employees. In addition, companies in the telecommunications industry whose employees accept positions with competitors frequently claim that the competitors have engaged in unfair hiring practices. We may be the subject of these types of claims in the future as we seek to hire qualified personnel. Some of these claims may result in material litigation and disruption to our operations. We could incur substantial costs in defending ourselves against these claims, regardless of their merit.

Currency rate fluctuations may adversely affect our cash flow and operating results.

        Our business is subject to risk from changing foreign exchange rates because we conduct a substantial part of our business in a variety of currencies other than the U.S. Dollar. Historically, a substantial portion of our sales have been made in China and denominated in Renminbi, or RMB. We also have made significant sales denominated in Japanese Yen, Euros and Indian Rupees. Additionally,

we have exposures to emerging market currencies, which can have extreme currency volatility. Adverse movements in currency exchange rates may negatively affect our cash flow and operating results. For example, during 2008, we incurred an approximately $9.9 million foreign currency loss attributed to adverse movements in currency exchange rates. Although we recorded a net foreign currency gain in 2009 and 2010, we could experience foreign currency losses in the future. Although we could attempt to manage foreign currency exposures using forward and option contracts to hedge against the risk of foreign currency rate fluctuation in the eventual net cash inflows and outflows resulting from foreign currency denominated transactions with customers, suppliers, and non-U.S. subsidiaries, we are not currently hedging such transactions. Furthermore, we would be limited in our ability to hedge our exposure to rate fluctuations in certain currencies, including the RMB, on account of governmental currency exchange control regulations that restrict currency conversion and remittance.

        Thus, even if we engage in hedging activities in the future, there is no assurance that we would be successful in minimizing the impact of foreign currency fluctuations. As a result, fluctuations in foreign currencies may have a material impact on our business, results of operations and financial condition.

We may not be able to take advantage of acquisition opportunities or achieve the anticipated benefits of completed acquisitions.

        We have in the past acquired certain businesses, products and technologies. We will continue to evaluate acquisition prospects that would complement our existing product offerings, augment our market coverage, enhance our technological capabilities, or that may otherwise offer growth opportunities. To the extent we may desire to raise additional funds for purposes not currently included in our business plan, such as to take advantage of acquisition opportunities or otherwise develop new or enhanced products, respond to competitive pressures or raise capital for strategic purposes, there is no assurance that additional financing for these or other purposes would be available on acceptable terms or at all. If we raise additional funds through the issuance of equity securities, our stockholders will experience dilution of their ownership interest, and the newly issued securities may have rights superior to those of ordinary shares. If we raise additional funds by issuing debt, our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control, we may be subject to limitations on our operations, and our leverage may increase. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of operations, technologies, products and personnel of the acquired company, diversion of management's attention from other business concerns, risks of entering markets in which we have no direct or limited prior experience, the potential loss of key employees of the acquired company, unanticipated costs and, in the case of the acquisition of financially troubled businesses, challenges as to the validity of such acquisitions from third party creditors of such businesses.

We may be unable to adequately protect the loss or misappropriation of our intellectual property, which could substantially harm our business.

        We rely on a combination of patents, copyrights, trademarks, trade secret laws and contractual obligations to protect our technology. We have patents issued in the United States and internationally and have pending patent applications internationally. Additional patents may not be issued from our pending patent applications, and our issued patents may not be upheld. In addition, we have, from time to time, chosen to abandon previously filed patent and trademark applications. Moreover, we may face difficulties in registering our existing trademarks in new jurisdictions in which we operate, and we may be forced to abandon or change product or service trademarks because of the unavailability of our existing trademarks or because of oppositions filed or legal challenges to our trademark filings. We cannot guarantee that the intellectual property protection measures that we have taken will be sufficient to prevent misappropriation of our technology or trademarks or that our competitors will not independently develop technologies that are substantially equivalent or superior to ours. In addition, the legal systems of many foreign countries do not protect or honor intellectual property rights to the same extent as the legal system of the United States. For example, in China, the legal system in general, and the intellectual property regime in particular, are still in the development stage. It may be very difficult, time-consuming and costly for us to attempt to enforce our intellectual property rights in these jurisdictions.

We may be subject to claims that we infringe the intellectual property rights of others, which could substantially harm our business.

        The industry in which we compete is moving towards aggressive assertion, licensing, and litigation of patents and other intellectual property rights. From time to time, we have become aware of the possibility or have been notified that we may be infringing certain patents or other intellectual property rights of others. Regardless of their merit, responding to such claims could be time consuming, divert management's attention and resources and cause us to incur significant expenses. In addition, although some of our supplier contracts provide for indemnification from the supplier with respect to losses or expenses incurred in connection with any infringement claim, certain contracts with our key suppliers do not provide for such protection. Moreover, certain of our sales contracts provide that we must indemnify our customers against claims by third parties for intellectual property rights infringement related to our products. There are no limitations on the maximum potential future payments under these guarantees. Therefore, we may incur substantial costs related to any infringement claim, which may substantially harm our results of operations and financial condition.

        We have been and may in the future become subject to litigation to defend against claimed infringements of the rights of others or to determine the scope and validity of the proprietary rights of others. Future litigation may also be necessary to enforce and protect our patents, trade secrets and other intellectual property rights. Any intellectual property litigation or threatened intellectual property litigation could be costly, and adverse determinations or settlements could result in the loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from or pay royalties to third parties which may not be available on commercially reasonable terms, if at all, and/or prevent us from manufacturing or selling our products, which could cause disruptions to our operations.

        In the event that there is a successful claim of infringement against us and we fail to develop non-infringing technology or license the proprietary rights on commercially reasonable terms and conditions, our business, results of operations and financial condition could be materially and adversely impacted.

We are subject to risks related to our financial and strategic investments in third party businesses.

        From time to time we make financial and/or strategic investments in third party businesses. We cannot be certain that such investments will be successful. In certain instances we have lost part or all of the value of such investments, resulting in a financial loss and/or the loss of potential strategic opportunities. If we have to write-down or write-off such investments, or if potential strategic opportunities do not develop as planned, our financial performance may suffer. Moreover, these investments are often illiquid, such that it may be difficult or impossible for us to monetize such investments.

        In certain cases, we have invested in third party businesses that are outside of the United States. In such cases, even if we are able to successfully liquidate such investments, it may be difficult for us to repatriate the proceeds of such investments to the United States in a prompt manner due to restrictions imposed by the local laws of the jurisdictions in which we invest. If we are unable to repatriate the proceeds of our investments promptly as needed, our business could suffer.

Because we are expanding our business to include operational support service based offerings for iDTV, IPTV, IP Signage and Internet TV technology and services platforms that are different from our historic equipment sales business, it is difficult to predict whether such business will generate material revenue and be profitable.

        We are expanding beyond our traditional equipment sales business and plan to expand our service-based revenue sources organically and through acquisitions of companies such as Stage Smart Limited, or Stage Smart. This expansion involves challenges, including those arising from management's relative unfamiliarity with operational support service-based businesses focusing on iDTV, IPTV, IP Signage and Internet TV technology and service platforms; integration of acquired businesses, technology and personnel; different and new customer service requirements; new and/or different competitors with potentially more financial or other resources; and our ability to anticipate demand in the new business and recognize and capitalize on opportunities. Our acquisition of a controlling interest in the business of Stage Smart provided us access to technologies, expertise and other resources that we believe will enable us to launch an Internet TV offering, iTV.cn, through which we expect to eventually distribute content to audiences on a global basis. We expect this platform to generate revenue through subscription, advertising and value-added service in the coming years. However, we have not yet finalized and launched this new Internet TV service offering. It is too early to predict whether we will be successful in increasing the operational support service based revenue sources and in generating revenue through subscription, advertising and value-added services since we have very limited operating history in such business. Therefore, our ability to generate revenue is uncertain and there can be no assurance that we will be able to generate material revenue or profit from such business.

We could incur asset impairment charges for goodwill, intangible assets or other long-lived assets, which could negatively affect our future operating results and financial condition.

        We have goodwill, intangible assets and other long-lived assets, the value of which may decrease, or be impaired, over time. We are required to perform periodic assessments for any possible impairment of our goodwill, intangible assets and other long-lived assets for accounting purposes. We test goodwill for impairment during the fourth quarter of each fiscal year, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying amount. These events or circumstances include unfavorable variances from established business plans, significant changes in forecasted results or volatility inherent in external markets and industries. We review the recoverability of the carrying value of long-lived assets held and used and long-lived assets to be disposed of whenever events or changes in circumstances indicate that the carrying value of the assets or asset groups may not be recoverable.

        When determining whether an asset impairment has occurred or calculating such impairment for goodwill, an intangible asset or other long-lived asset, fair value is determined using the present value of estimated cash flows or comparable market values. Our valuation methodology requires management to make judgments and assumptions based on projected future cash flows, the timing of such cash flows, discount rates reflecting the risk inherent in future cash flows, perpetual growth rates, the determination of appropriate comparable entities and the determination of whether a premium or discount should be applied to these comparable entities. Projections of future operating results and cash flows may vary significantly from actual results. Changes in estimates and/or revised assumptions impacting the present value of estimated future cash flows or comparable market values may result in a decrease in fair value of a reporting unit, where goodwill is tested for impairment, or a decrease in fair value of intangible assets, long-lived assets or asset groups. We may face a risk of potential impairment of goodwill and intangible assets if we fail to achieve our financial forecasts with respect to our new Internet TV business. The decrease in fair value could result in a non-cash impairment charge. For example, in the fiscal year ended December 31, 2009, we recorded impairment charges of $33.3 million related to long-lived assets. Any such charge may adversely affect our operating results and financial condition.

Wireless handset products previously sold by us are subject to a wide range of environmental, health and safety laws, and may expose us to potential health and environmental liability claims.

        Handset products previously sold by us are subject to a wide range of environmental, health and safety laws, including laws relating to the use, disposal and clean up of, and human exposure to, hazardous substances. There have been claims made alleging a link between the use of wireless handsets and the development or aggravation of certain cancers, including brain cancer. The scientific community is divided on whether there is a risk from wireless handset use, and if so, the magnitude of the risk. Even if there is no link established between wireless handset use and cancer, the negative publicity and possible litigation could have a material adverse effect on our business. In the past, several plaintiffs' groups have brought class actions against wireless handset manufacturers and distributors, alleging that wireless handsets have caused cancer. To date, we have not been named in any of these actions and none of these actions have been successful. In the future we could incur substantial costs in defending ourselves against similar claims, regardless of their merit. Also, claims may be successful in the future and may have a material adverse effect on our financial condition.

        Furthermore, there have been claims made alleging a link between the use of Bluetooth enabled mobile phone handsets and noise-induced hearing loss. To date, we have not been named in any of these actions. In the future we could incur substantial costs in defending ourselves against similar claims, regardless of their merit. Also, claims may be successful in the future and may have a material adverse effect on our financial condition.

We are subject to a wide range of environmental, health and safety laws and efforts to comply with such laws may be costly and may adversely impact our financial performance.

        Our operations and the products we manufacture and/or sell are subject to a wide range of global environmental, health and safety laws. Compliance with existing or future environmental, health and safety laws could subject us to future costs, liabilities, impact our production capabilities, constrict our ability to sell, expand or acquire facilities and generally impact our financial performance. Some of these laws relate to the use, disposal, clean up of, and exposure to, hazardous substances. Over the last several years, the European Union, or the EU, countries have enacted environmental laws regulating electronic products. For example, beginning July 1, 2006, our products have been subject to laws that mandate the recycling of waste in electronic products sold in the EU and that limit or prohibit the use of certain substances in electronic products. Other countries outside of Europe are expected to adopt similar laws. We may incur additional expenses to comply with these laws.

Product defect or quality issues may divert management's attention from our business and/or result in costs and expenses that could adversely affect our operating results.

        Product defects or performance quality issues could cause us to lose customers and revenue or to incur unexpected expenses. Many of our products are highly complex and may have quality deficiencies resulting from the design or manufacture of such product, or from the software or components used in the product. Often these issues are identified prior to the shipment of the products and may cause delays in market acceptance of our products, delays in shipping products to customers, or the cancellation of orders. In other cases, we may identify the quality issues after the shipment of products. In such cases, we may incur unexpected expenses and diversion of resources to replace defective products or correct problems. Such pre-shipment and post-shipment quality issues could result in delays in the recognition of revenue, loss of revenue or future orders, and damage to our reputation and customer relationships. In addition, we may be required to pay damages for failed performance under certain customer contracts, and may receive claims from customers related to the performance of our products.

Business interruptions could adversely affect our business.

        Our operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, external interference with our information technology systems, incidents of terrorism and other events beyond our control that affect us, either directly or indirectly through one or more of our key suppliers. Also, our operations and markets in China and Japan are located in areas prone to earthquakes. We do not have a detailed disaster recovery plan, and the occurrence of any events like these that disrupt our business could harm our business and operating results.

We may suffer losses with respect to equipment held at customer sites, which could harm our business.

        We face the risk of loss relating to our equipment held at customer sites. In some cases, our equipment held at customer sites is under contract, pending final acceptance by the customer. We generally do not hold title or risk of loss on such equipment, as title and risk of loss are typically transferred to the customer upon delivery of our equipment. However, we do not recognize revenue and accounts receivable with respect to the sale of such equipment until we obtain acceptance from the customer. If we do not obtain final acceptance, we may not be able to collect the contract price or recover this equipment or its associated costs. In other cases, particularly in China, where governmental approval is required to finalize certain contracts, inventory not under contract may be held at customer sites. We hold title and risk of loss on this inventory until the contracts are finalized and, as such, are subject to any losses incurred resulting from any damage to or loss of this inventory.

        If our contract negotiations fail or if the government of China otherwise delays approving contracts, we may not recover or receive payment for this inventory. Moreover, our insurance may not cover all losses incurred if our inventory at customer sites not under contract is damaged or misappropriated prior to contract finalization. If we incur a loss relating to inventory for any of the above reasons, our financial condition, cash flows, and operating results could be harmed.

The failure of our enhanced version of our enterprise resource planning system to operate appropriately could result in material financial misstatements and/or cause delays in our filings.

        During the first quarter of 2008, we implemented an enhanced version of our enterprise resource planning system. In 2009 and 2010, we continued to implement and enhance modules of this enterprise resource planning system. We depend on this system in order to timely and accurately process and report key components of our results of operations, financial position and cash flows. We and our stockholders are subject to the risks associated with late filings, material misstatements to the quarterly and annual consolidated financial statements and/or financial restatements, any of which could cause investors to lose confidence in our reported financial information and lead to a decline in our stock price, if the enterprise planning system fails to operate appropriately.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

        Section 404 of the Sarbanes-Oxley Act requires that we establish and maintain an effective internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting. Our Annual Report on Form 10-K must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. In addition, our independent registered public accounting firm must attest to the effectiveness of our internal control over financial reporting.

        We have in the past and as of December 31, 2010 identified material weaknesses in our internal control over financial reporting and have concluded that our internal controls over financial reporting were not effective as of December 31, 2010. The material weaknesses could result in potential losses to

UTStarcom due to misappropriation of assets that might not be prevented or detected. For example, because we did not maintain adequate segregation of duties and implement appropriate approval requirements for non-routine transactions relating to cash management, an unauthorized bank account in the name of UTStarcom was opened and a 150 million RMB wire transfer was made to the account without appropriate analysis of the business rationale and adequate authorization of the transfer. We were informed by the bank that a third party subsequently attempted to transfer 20 million RMB from the account, but the bank refused. The requirements of Section 404 of the Sarbanes-Oxley Act are ongoing and also apply to future years. We expect that our internal control over financial reporting will continue to evolve as we continue in our efforts to transform our business. Although we are committed to continue to improve our internal control processes and we will continue to diligently and vigorously review our internal control over financial reporting in order to ensure compliance with the Section 404 requirements, any control system, regardless of how well designed, operated and evaluated, can provide only reasonable, not absolute, assurance that its objectives will be met. In addition, successful remediation of the noted control deficiencies is dependent on our ability to hire and retain qualified personnel. Therefore, we cannot be certain that we will be able to successfully remediate our existing material weaknesses or that in the future, additional material weaknesses or significant deficiencies will not exist or otherwise be discovered.

Risks Relating to Conducting Business in China

China's governmental and regulatory reforms may impact our ability to do business in China.

        Since 1978, the Chinese government has been in a state of evolution and reform. The reforms have resulted in and are expected to continue to result in significant economic and social development in China. Many of the reforms are unprecedented or experimental and may be subject to change or readjustment due to a variety of political, economic and social factors. Multiple government bodies are involved in regulating and administering affairs in the telecommunications and information technology industries, among which the Ministry of Industry and Information Technology, or MIIT, the former Ministry of Information Industry, the National Development and Reform Commission, or NDRC, the State-owned Assets Supervision and Administration Commission, or SASAC, and the State Administration of Radio, Film and Television, or SARFT, play the leading roles. These government agencies have broad discretion and authority over all aspects of the telecommunications and information technology industry in China, including but not limited to, setting the telecommunications tariff structure, granting carrier licenses and frequencies, approving equipment and products, granting product licenses, approving of the form and content of transmitted data, specifying technological standards as well as appointing carrier executives, all of which may impact our ability to do business in China.

        Any of the following changes in China's political and economic conditions and governmental policies could have a substantial impact on our business:

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  the promulgation of new laws and regulations and the interpretation of those laws and regulations;

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  inconsistent enforcement and application of the telecommunications industry's rules and regulations by the Chinese government between foreign and domestic companies;

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  the restructuring of telecommunications carriers in China, including policy making governing next generation network infrastructure and licensing;

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  restrictions on IPTV license grants, which could limit the potential market for our products;

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  the introduction of measures to control inflation or stimulate growth;

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  the introduction of new guidelines for tariffs and service rates, which affect our ability to competitively price our products and services;

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  changes in the rate or method of taxation;

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  the imposition of laws, rules or regulations affecting the direct or indirect nationalization of assets controlled by non-governmental persons or entities;

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  the imposition of additional restrictions on currency conversion and remittances abroad; or

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  any actions that limit our ability to develop, manufacture, import or sell our products in China, or to finance and operate our business in China.

        In addition to modifying the existing telecommunications regulatory framework, the Chinese government is currently preparing a draft of a standard, national telecommunications law, or Telecommunications Law, to provide a uniform regulatory framework for the telecommunications industry. Currently, Telecommunications Law has been included in the law legislation plan of the Standing Committee of the 11th National People's Congress. We do not yet know the final nature or scope of the regulations that would be created if the Telecommunications Law is passed. Accordingly, we cannot predict whether it will have a positive or negative effect on us or on some or all aspects of our business.

        Under China's current regulatory structure, the communications products that we offer in China must meet government and industry standards. In addition, a network access license for the equipment must be obtained. Without a license, telecommunications equipment is not allowed to be connected to public telecommunications networks or sold in China. Moreover, we must ensure that the quality of the telecommunications equipment for which we have obtained a network access license is stable and reliable, and will not negatively affect the quality or performance of other installed licensed products.

China's currency exchange control and government restrictions on dividends may impact our ability to transfer funds outside of China.

        A significant portion of our business is conducted in China where the currency is the RMB. Regulations in China permit foreign owned entities to freely convert the RMB into foreign currency for transactions that fall under the "current account," which includes trade related receipts and payments, interest and dividends. Accordingly, our Chinese subsidiaries may use RMB to purchase foreign exchange for settlement of such "current account" transactions without pre-approval. However, pursuant to applicable regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In calculating accumulated profits, foreign investment enterprises in China are required to allocate at least 10% of their accumulated profits each year, if any, to fund certain reserve funds, including mandated employee benefits funds, unless these reserves have reached 50% of the registered capital of the enterprises.

        Transactions other than those that fall under the "current account" and that involve conversion of RMB into foreign currency are classified as "capital account" transactions; examples of "capital account" transactions include repatriations of investment by or loans to foreign owners, or direct equity investments in a foreign entity by a China domiciled entity. "Capital account" transactions require prior approval from China's State Administration of Foreign Exchange, or SAFE, or its provincial branch to convert a remittance into a foreign currency, such as U.S. Dollars, and transmit the foreign currency outside of China.

        This system could be changed at any time and any such change may affect the ability of us or our subsidiaries in China to repatriate capital or profits, if any, outside China. Furthermore, SAFE has a significant degree of administrative discretion in implementing the laws and has used this discretion to limit convertibility of current account payments out of China. Whether as a result of a deterioration in the Chinese balance of payments, a shift in the Chinese macroeconomic prospects or any number of other reasons, China could impose additional restrictions on capital remittances abroad. As a result of these and other restrictions under the laws and regulations of the People's Republic of China, or the PRC, our China subsidiaries are restricted in their ability to transfer a portion of their net assets to the parent. We have no assurance that the relevant Chinese governmental authorities in the future will not limit further or eliminate the ability of our Chinese subsidiaries to purchase foreign currencies and transfer such funds to us to meet our liquidity or other business needs. Any inability to access funds in China, if and when needed for use by us outside of China, could have a material and adverse effect on our liquidity and our business.

Fluctuations in the value of the RMB relative to the U.S. Dollar could affect our operating results and may have a material adverse effect on your investment.

        We prepare our financial statements in U.S. Dollars, while our underlying businesses operate in two currencies, U.S. Dollars and Chinese RMB. It is anticipated that we will conduct our operations in China primarily in RMB. The conversion of financial information using a functional currency of RMB will be subject to risks related to foreign currency exchange rate fluctuations. The value of RMB against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions and supply and demand in local markets.

        On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. Dollar. Under the new policy, the RMB is permitted to fluctuate within a managed band based on market supply and demand and by reference to a basket of certain foreign currencies. This change in policy has resulted in a 20% appreciation of the RMB against the U.S. Dollar between July 21, 2005 and December 31, 2010. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which may result in a further and more significant appreciation of the RMB against the U.S. Dollar. As we have significant operations in China, any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. Dollars. For example, to the extent that we need to convert U.S. Dollars into RMB for our operations, appreciation of the RMB against the U.S. Dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert our RMB into U.S. Dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. Dollar against the RMB would have a negative effect on the U.S. Dollar amount available to us.

If China imposes economic restrictions to reduce inflation, future economic growth in China could be severely curtailed, reducing the profitability of our operations in China.

        Rapid economic growth can lead to growth in the supply of money and rising inflation. If prices for any products or services in China are unable, for any reason, to increase at a rate that is sufficient to compensate for any increase in the costs of supplies, materials or labor, it may have an adverse effect on our operations in China. In order to control inflation in the past, China has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending and could adopt additional measures to further combat inflation. Such measures could harm the economy generally and hurt our business by (i) limiting the income of our customers available to spend on our products and services, (ii) forcing us to lower our profit margins, and (iii) limiting our ability to obtain credit or other financing to pursue our expansion plans or maintain our business. We cannot predict with any certainty the degree to which our business will be adversely affected by slower economic growth in China.

China's changing economic environment may impact our ability to do business in China.

        Since 1978, the Chinese government has been reforming the economic system in China to increase the emphasis placed on decentralization and the utilization of market forces in the development of China's economy. These reforms have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised by the Chinese government. While we may be able to benefit from the effects of some of these policies, these policies and other measures taken by the Chinese government to regulate the economy could also have a significant negative impact on economic conditions in China, which would result in a negative impact on our business.

China's entry into the World Trade Organization and relaxation of trade restrictions have led to increased foreign investment in China's telecommunications industry and may lead to increased competition in our markets which may have an adverse impact on our business.

        China's economic environment has been changing as a result of China's entry, in December of 2001, into the World Trade Organization, or WTO. Foreign investment in the telecommunications sector is regulated by the "Provisions on Administration of Foreign Invested Telecommunications Enterprises" promulgated by the State Council in December 2001 and effective as of January 1, 2002, which was amended on September 10, 2008. The provisions brought foreign equity limits into conformity with China's WTO commitments, allowing foreign investors to own equity generally up to 49% for basic telecom services enterprises and up to 50% for value-added telecom services enterprises.

        As the existing international vendors increase their investment in China, and more vendors enter the China market, the competition in the telecommunication equipment market may increase, and as a result, our business may suffer. If China's entry into the WTO results in increased competition or has a negative impact on China's economy, our business could suffer. In addition, although China is increasingly according foreign companies and foreign investment enterprises established in China the same rights and privileges as Chinese domestic companies as a result of its admission into the WTO, special laws, administrative rules and regulations governing foreign companies and foreign investment enterprises in China may still place foreign companies at a disadvantage in relation to Chinese domestic companies and may adversely affect our competitive position.

Uncertainties with respect to the Chinese legal system may adversely affect us.

        We conduct our business in China primarily through our wholly owned subsidiaries incorporated in China. Our subsidiaries are generally subject to laws and regulations applicable to foreign investment in China. Accordingly, our business might be affected by China's developing legal system. Since 1978, many new laws and regulations covering general economic matters have been promulgated in China, and the overall effect of legislation over the past 30 years has enhanced the protections afforded to various forms of foreign investment in China. However, foreign investors may be adversely affected by new laws, frequent changes to existing laws (or interpretations thereof) and preemption of provincial or local regulations by national laws or regulations. In addition, certain government policies and internal rules promulgated by governmental agencies may not be published in time, or at all. As a result, we may operate our business in violation of new rules and policies without having any knowledge of their existence. The Chinese legal system is based on written statutes, and prior court decisions have limited precedential value. Because many laws, rules and policies in China are relatively new and the Chinese legal system is still evolving, the interpretation and enforcement of laws, rules and policies in China are not always uniform and involve uncertainties. For example, although the ownership of our PRC subsidiaries will not change as a result of the merger, due to the evolving legal system in China, new laws, regulations or policies may be enacted by the PRC government, and/or a Chinese governmental agency may issue an internal interpretation, which may require a filing with or approval by the PRC government with respect to the merger and reorganization. The Chinese government has broad discretion in dealing with violations of laws, rules and policies, including levying fines, revoking business and other licenses and requiring actions necessary for compliance, and enforcement of existing laws or contracts based on existing law may be sporadic; therefore, it may be difficult to predict the effect of existing or new Chinese laws, rules or policies on our businesses and it may be difficult to obtain swift and equitable enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. Any litigation in China may be protracted and result in substantial costs and diversion of resources and management's attention.

A significant portion of our assets is located in the PRC and all of our executive officers and a majority of our directors as of the Effective Time will continue to reside outside of the United States. As a result, investors may not be able to enforce federal securities laws or their other legal rights.

        A substantial portion of our assets is located in the PRC and all of our executive officers and a majority of our directors as of the Effective Time will continue to reside outside of the United States. Additionally, Jun He Law Offices, our PRC counsel, has advised us that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts. As a result, it may be difficult for investors in the U.S. to enforce their legal rights, to effect service of process upon certain of our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties against our directors and officers located outside of the U.S. Please see the section entitled "Enforceability of Civil Liabilities."

If tax benefits available to our subsidiaries located in China are reduced or repealed, our business could suffer.

        On March 16, 2007, China's top legislature, the National People's Congress, passed the China Corporate Income Tax Law, or the CIT Law. The CIT Law became effective on January 1, 2008. Under the CIT Law, China's dual tax system for domestic enterprises and foreign investment enterprises, or FIEs, are effectively replaced by a unified system. The new law establishes a tax rate of 25% for most enterprises and a reduced tax rate of 15% for certain qualified high technology enterprises.

        Prior to this change in tax law, certain subsidiaries and joint ventures located in China enjoyed tax benefits in China which were generally available to FIEs. The tax holidays/incentives for FIEs were applicable or potentially applicable to UTStarcom ChongQing Telecom Co. Ltd., or CUTS, UTStarcom Telecom Co., Ltd., or HUTS, and UTStarcom China Co., Ltd., or UTSC, UTStarcom's active subsidiaries in China, because these entities may have qualified as accredited technologically advanced enterprises.

        The CIT Law provides the reduced 15% enterprise income tax rate for qualified high and new technology enterprises. Two of UTStarcom's China subsidiaries, HUTS and UTSC, through which the majority of our business in China is conducted, obtained their High and New Technology Enterprise Certificates, or High-tech Certificates, from the relevant approval authorities on September 19, 2008 and December 30, 2008, respectively, and thereafter were approved to pay CIT at the reduced tax rate of 15%. The approval for the reduced 15% tax rate is valid for three years and applies retroactively from January 1, 2008, subject to possible re-assessment by the approval authorities. During the re-assessment, the tax authority may suspend the implementation of the reduced 15% rate. HUTS's High-tech Certificate will expire on September 19, 2011 and UTSC's High-tech Certificate will expire on December 30, 2011. HUTS and UTSC may apply for the extension of their respective High-tech Certificates prior to the expiration date of the respective certificates and, if approved, each extended term will be three years. If HUTS or UTSC fails to pass the re-assessment by the approval authorities or fails to renew its High-tech Certificate, the preferential tax rate of 15% will cease to apply and HUTS or UTSC would be subject to a tax rate of 25%. However, since both entities are currently in significant loss positions, the change in tax rate will not have a material adverse impact on the business or liquidity until the two PRC subsidiaries begin to generate profit and deplete all the net operating loss carry forwards.

        The Chinese central government may review and audit tax benefits granted by local or provincial authorities and could determine to disallow such benefits. Certain of our subsidiaries and joint ventures located in China enjoy tax benefits in China that are generally available to foreign investment enterprises. If these tax benefits are reduced, disallowed or repealed due to changes in tax laws or determination by the Chinese government, our business could suffer.

Under the CIT Law, we may be classified as a "resident enterprise" of the PRC, which could result in unfavorable tax consequences to us and to non-PRC stockholders.

        Under the CIT Law, an enterprise established outside of China with "de facto management bodies" within China is considered a "resident enterprise," meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the CIT Law define de facto management as "substantial and overall management and control over the production and operations, personnel, accounting, and properties" of the enterprise. The CIT Law and its implementing rules are relatively new and ambiguous in terms of some definitions, requirements and detailed procedures, and currently no official interpretation or application of this new "resident enterprise" classification, other than for enterprises established outside of China whose main holding investor/s is/are enterprise/s established in China, is available; therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

        If the PRC tax authorities determine that we are a "resident enterprise" for PRC enterprise income tax purposes, the PRC could impose a 10% PRC tax on dividends we pay to our non-PRC stockholders and gains derived by our non-PRC stockholders from transferring our shares, if such income is considered PRC-sourced income by the relevant PRC authorities. In addition, we could be subject to a number of unfavorable PRC tax consequences, including: (a) we could be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations; and (b) although under the CIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries through our sub-holding companies may qualify as "tax-exempt income," we cannot guarantee that such dividends will not be subject to withholding tax. Any increase in the taxation of our PRC-based revenues could materially and adversely affect our business, operating results and financial condition. Please see the section entitled "Proposal 1—Approval of the Adoption of the Merger Agreement—Taxation—People's Republic of China Taxation."

We face uncertainty from PRC's Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Equity Transfer, or Circular 698.

        The Chinese State Administration of Taxation, or SAT, released a circular on December 10, 2009, applicable to transactions as of January 1, 2008 (Guoshuihan No. 698—Circular 698), that addresses the transfer of equity by non-PRC tax resident enterprises. Under Circular 698, foreign enterprises deriving gains from transfer of the equity of a PRC tax resident enterprise directly or indirectly might be subject to PRC withholding income tax, which may have a significant impact on many foreign enterprises that use overseas intermediate holding companies to invest in China. In certain circumstances where a foreign enterprise indirectly transfers equity interests in a PRC tax resident enterprise by selling the equity interests in an intermediate holding company, the foreign enterprise may be required to report the sale to PRC tax authorities and might be subject to PRC withholding income tax for the capital gain realized in the sale if such indirect transfer is conducted through the use of abusive arrangement of organizational structure and does not have reasonable commercial purpose.

        There is still uncertainty as to the interpretation and application of Circular 698 by PRC tax authorities in practice. As a result, we may be subject to tax under Circular 698 with respect to indirect transfers of our PRC tax resident enterprises and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, any of which could have an adverse effect on our financial condition and results of operations.

The Personal Access System market has been declining and we expect the market to decline rapidly over the remainder of 2011.

        We believe the Personal Access System, PAS, market has matured and that the market has been shrinking. PAS is available in most of the provinces throughout China and competition from mobile operators has increased in cities where PAS is deployed. Mobile operators offering special promotional pricing or incentives to customers, such as free incoming calls or free mobile-to-mobile calls, have reduced PAS subscription growth. The expansion of mobile operators in China has had a material adverse effect on our pricing and has harmed our business or results of operations.

        MIIT has granted 3G mobile licenses to China Telecom, China Mobile and China Unicom and has significantly reduced capital expenditures relating to PAS networks that utilize our existing products. In addition, on January 9, 2009, in connection with the granting of 1900-1920 MHz frequency 3G licenses to the mobile communication companies in China, the MIIT officially issued a notice to unconditionally phase out the Personal Handy-phone System, or PHS, by the end of 2011 to guarantee the bandwidth for China's 3G services using time division synchronous code division multiple access, or TD-SCDMA, technology, and requested China Telecom and China Netcom (both PAS service providers in China) to formulate a phase-out plan for their PHS services, and to cease the registration of new PHS users and expansion of the network. We expect this to lead to the shutting down of PAS networks by such time.

        Historically, China's telecommunications sector has been subject to a number of state-mandated restructurings. Any future restructurings in the telecommunications industry may result in delay or cancellation of telecommunications-related capital expenditures, which may have an adverse effect on our business.

Television over the internet is a new business in China and laws regulating the business have not been fully developed and may be unpredictable. Unfavorable regulation of the industry may adversely affect our IPTV operations in China and negatively impact our business.

        Broadcasting television over the internet has only recently begun in China. SARFT, the central government's regulatory body, issued a measure in July 2004 to regulate the broadcasting of audio-visual programs through the information network, which includes our IPTV business. SARFT categorized the information network into the mobile telecommunication network, fixed communications network, microwave communication network, cable television network, satellite or other metropolitan area network, wide area network, local area network and other information networks categories. The equipment that receives information from these networks includes computers, television sets, mobile phones and other electronic products. In December 2007, MIIT and SARFT jointly issued a measure to regulate the service of audio-visual programs on the internet, which also includes our IPTV business. This measure requires the entities engaged in the services of audio-visual program on the internet to be owned or controlled by the State owned entities. However, on February 3, 2008, SARFT and MIIT jointly held a press conference in response to inquiries related to such measure, during which SARFT and MIIT officials indicated that service providers of audio-video program established prior to the promulgation date of such measure that do not have any regulatory non-compliance records can apply for such permit to continue their business. After the conference, the two authorities published a press release that confirmed the above guidelines. While regulating the IPTV business, SARFT is encouraging development in China of the digital television business, a business that may be competitive with IPTV in the target market. Digital television and IPTV target complementary markets and the extent of support SARFT will provide for IPTV in setting regulations is not clear. On February 3, 2010, the SARFT agreed to allow China Telecom to apply to SARFT for approval of an IPTV license to expand its IPTV trial to more cities and industries. Because the IPTV industry relates to both television and telecom sectors, it may be subject to regulation by different governmental authorities, including MIIT. However, due to a lack of uniform regulation on the development of the IPTV industry, we cannot predict that our IPTV business will operate smoothly in China. Our business may suffer if the law or policy in China does not encourage the IPTV industry.

We currently do not have a license to engage in the IPTV operator service business in China and development of our IPTV business depends upon the cooperation of IPTV license holder(s) and network operators. If we are unable to work cooperatively with license holder(s) and network operators, our business may suffer.

        Under the measures issued by SARFT in July 2004, entities intending to engage in the IPTV operator service business should obtain a license from SARFT and foreign investment enterprises are prohibited from engaging in the IPTV operator service business. The new measure jointly issued by MIIT and SARFT indicates that SARFT will only grant such licenses to state-owned companies. However, on February 3, 2008, SARFT and MIIT jointly held a press conference in response to inquiries related to such measure, during which SARFT and MIIT officials indicated that service providers of audio-video program established prior to the promulgation date of such measure that do not have any regulatory non-compliance records can apply for such permit to continue their business. After the conference, the two authorities published a press release that confirmed the above guidelines. We do not engage in the IPTV operator service business in the PRC. Rather, we are the technical service and equipment provider in this field. Accordingly, we do not need any licenses or permission to provide our technical services or equipment to licensed IPTV operators other than the network access licenses we currently hold; however, our business development will depend on the cooperation of license holders and network operators. Our business may suffer if we fail to cooperate with license holders or network operators, or if the license holder(s) we are cooperating with lose their licenses.

Recent PRC regulations relating to offshore investment activities by PRC residents and employee stock options granted by overseas-listed companies may increase our administrative burden. If our shareholders who are PRC residents, or our PRC employees who are granted or exercise stock options, fail to make any required registrations or filings, we may be unable to distribute profits and may become subject to liability under PRC laws.

        The SAFE has promulgated regulations that require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file or update the registration with the local branch of SAFE with respect to that offshore company any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long-term equity or debt investment or creation of any security interest. If any PRC shareholder fails to make the required SAFE registration or file or update the registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into its PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

        We cannot provide any assurances that all of our shareholders who are PRC residents will make or obtain any applicable registrations or approvals required by these SAFE regulations. The failure or inability of our PRC resident shareholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiaries' ability to distribute dividends or obtain foreign-exchange-denominated loans to our company.

        On March 28, 2007, SAFE promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas Listed Company, or the Stock Option Rule, to regulate foreign exchange procedures for PRC individuals participating in employee stock holding and stock option plans of overseas companies. Under the Stock Option Rule, a PRC domestic individual must comply with various foreign exchange procedures through a domestic agent institution when participating in any employee stock holding plan or stock option plan of an overseas listed company. Certain domestic agent institutions, such as the PRC subsidiaries of an overseas listed company, a labor union of such company that is a legal person or a qualified financial institution, among others things, shall file with SAFE and be responsible for completing relevant foreign exchange procedures on behalf of PRC domestic individuals, such as applying to obtain SAFE approval for exchanging foreign currency in connection with owning stock or stock option exercises. Concurrent with the filing of such applications with SAFE, the PRC subsidiary, as a domestic agent, must obtain approval from SAFE to open a special foreign exchange account at a PRC domestic bank to hold the funds in connection with the stock purchase or option exercise, any returns based on stock sales, any stock dividends issued and any other income or expenditures approved by SAFE. The PRC subsidiary also is required to obtain approval from SAFE to open an overseas special foreign exchange account at an overseas trust bank to hold overseas funds used in connection with any stock purchase. The domestic agent institution is required to make a quarterly filing with SAFE to update SAFE with relevant information, including the exercise of options by employees, the holding of shares by employees and the funds in the special foreign exchange account and the overseas special foreign exchange account.

        Under the Stock Option Rule, all proceeds obtained by PRC domestic individuals from sales of stock shall be fully remitted back to China after relevant overseas expenses are deducted. The foreign exchange proceeds from these sales can be converted into RMB or transferred to the individual's foreign exchange savings account after the proceeds have been remitted back to the special foreign exchange account opened at the PRC domestic bank. If the stock option is exercised in a cashless exercise, the PRC domestic individuals are required to remit the proceeds to the special foreign exchange account. The Stock Option Rule does not provide for specific forms of penalties for noncompliance but provides that SAFE may impose penalties in accordance with the Foreign Exchange Administration Regulation, Implementing Rules for Individual Foreign Exchange Regulation and other related PRC regulations under which the penalties for noncompliance with foreign exchange administration rules include fines against the both the company and its implicated employees.

        We and our PRC employees who have been granted stock options are subject to the Stock Option Rule. In May 2008, UTSC, one of our PRC subsidiaries, made a filing with SAFE's Beijing branch as required by the Stock Option Rule for UTSC's PRC employees who participate in our employee stock option plans and UTSC obtained approval to open a special foreign exchange account at a PRC domestic bank. UTStarcom Telecom Co., Ltd. and UTStarcom (Chong Qing) Telcom Co., Ltd., two of our PRC subsidiaries, are in the process of preparing the necessary filings under the Stock Option Rule for its PRC employees who participate in our employee stock option plan.

Restrictions on direct foreign investments in certain business sectors, such as IPTV, iDTV and Internet TV service businesses, may require that we enter into contractual arrangements with our Chinese business partners, which are subject to potential risks and uncertainties.

        We anticipate that providing value-added support services to businesses in the telecom, cable and/or media sectors, such as IPTV, interactive digital television, or iDTV, and Internet television, or

Internet TV, services businesses, will be a significant component of our future business model. IPTV, iDTV and Internet TV are Internet protocol-based interactive television services provided via a set-top box. We will provide operators engaging in these businesses with services, including equipment installation, system installation and maintenance, technical services and other value-added services, in return for long term income. We anticipate that these value-added support services will play an important role in the growth of our business.

        Direct foreign investments are subject to certain restrictions with respect to the operating of telecom, cable and media businesses. Under the "Telecommunications Regulations" issued by the State Council on September 25, 2000 and the "Provisions on Administration of Foreign Invested Telecommunications Enterprises" issued by the State Council on December 11, 2001, amended on September 10, 2008, the shareholding of foreign investors is limited to up to 49% for basic telecom business and is limited to up to 50% for value-added telecom business. Under the "Measures on Administration of Publication of Audio-Visual Programs through Internet or Other Information Network" issued by SARFT on July 6, 2004, the "Administration Measures on Transmitting Business of Radio and Television Programs" issued by SARFT on July 6, 2004, the "Administration Measures on Wireless Transmitting Web of Radio and Television Programs" issued by SARFT on November 15, 2004, the "Administrative Provisions on Internet Audio-visual Program Service" jointly issued by SARFT and MIIT on December 20, 2007, and the related implementing rules of these regulations, foreign investors are prohibited from holding any equity interest in enterprises operating IPTV, iDTV and Internet TV business in the PRC.

        Because of the regulatory restrictions on direct foreign investments in the telecom, cable and/or media sectors, we may conduct business through contractual relationships with Chinese business partners that are licensed or qualified to operate such businesses, or the Operating Companies. Our PRC subsidiaries may directly or indirectly provide certain technology services to the Operating Companies through an arrangement of technology service agreements and will receive service fees directly or indirectly from Operating Companies. To ensure the payment of the service fee by Operating Companies, the shareholders of Operating Companies may pledge their equity interests in Operating Companies to our PRC subsidiaries or affiliates. There may also be a call option arrangement so that our PRC subsidiaries may purchase the equity interests in Operating Companies if they are permitted by the laws of the PRC.

        The contractual arrangements are subject to potential risks and uncertainties and may not be as effective in providing operational control and economic benefits as direct equity ownership. If the PRC authorities determine that the contractual arrangements are designed with a view to circumvent PRC foreign investment restrictions and do not comply with PRC regulations, the validity and enforceability of the contractual arrangements may be of question. Chinese tax authorities may scrutinize the contractual arrangements for whether the technology service fee paid by Operating Companies to our PRC subsidiaries or affiliates will substantially reduce the income tax and business tax payable by the Operating Companies. Additionally, there is uncertainty with respect to the attitude of judicial authorities on the enforceability of the contractual arrangements in the event Operating Companies or their shareholders breach the contracts. The inability to participate in the telecom, cable and/or media sectors as presently expected through the contractual arrangements or the inability to enforce our rights under such contractual arrangements could result in a negative impact on our business.

 Risks Relating to Performance of Our Shares

Our stock price is, and UTS Holdings's share price may be, highly volatile. UTS Holdings's shareholders may not be able to resell their UTS Holdings shares at or above the price they initially paid for our shares, or at all.

        The trading price of our common stock has fluctuated significantly since our initial public offering in March of 2000. Our stock price and, after the merger, UTS Holdings's share price could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the preceding risk factors relating to our operations, as well as:

  •
  actual or anticipated fluctuations in operating results, actual or anticipated gross profit as a percentage of net sales, levels of inventory, our actual or anticipated rate of growth and our actual or anticipated earnings per share;

  •
  changes in expectations as to future financial performance or changes in financial estimates or buy/sell recommendations of securities analysts;

  •
  changes in governmental regulations or policies in the PRC and other developing countries in which we do business;

  •
  our, or a competitor's, announcement of new products, services or technological innovations;

  •
  the operating and stock price performance of other comparable companies; and

  •
  news and commentary emanating from the media, securities analysts or government bodies in the PRC relating to us and to the industry in general.

        General market conditions and U.S. or international macroeconomic factors unrelated to our performance may also affect our share price and UTS Holdings's share price after the merger. For these reasons, investors should not rely on recent trends to predict future share prices or financial results. Furthermore, following periods of volatility in a company's securities, securities class action litigation against a company is sometimes instituted. We have experienced substantial costs and the diversion of management's time and resources on this type of litigation and may do so in the future.

        In addition, public announcements by China Telecom, China Mobile and China Unicom, each of which exert significant influence over many of our major customers in the PRC, may contribute to volatility in the price of our shares and UTS Holdings's shares after the merger.

SOFTBANK CORP. with its related entities, including SOFTBANK America Inc., and E-Town International Holding (Hong Kong) Co. Limited have significant influence over our management and affairs, which they could exercise against the best interests of our stockholders and, after the merger, UTS Holdings's shareholders.

        SOFTBANK CORP. and its related entities, including SOFTBANK America Inc. or, collectively, SOFTBANK, and E-Town International Holding (Hong Kong) Co. Limited, or E-Town, beneficially owned approximately 9.4% and 7.3%, respectively, of our outstanding stock as of April 30, 2011. As a result, SOFTBANK and E-Town have the ability to influence all matters submitted to our stockholders and, after the merger, we expect that SOFTBANK and E-Town will continue to have the ability to influence all matters submitted to UTS Holdings's shareholders, for approval, as well as our management and affairs. Matters that could require shareholder approval include:

  •
  election and removal of directors;

  •
  our merger or consolidation with or into another entity; and

  •
  the sale of all or substantially all of our assets.

        This concentration of ownership may delay or prevent a change of control or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us or UTS Holdings after the merger, which could decrease the market price of our common stock or UTS Holdings's ordinary shares after the merger.

Our failure to timely file periodic reports with the SEC could result in the delisting of our shares or UTS Holdings's shares after the merger from NASDAQ, affect the liquidity of our shares and UTS Holdings's ordinary shares after the merger and cause us to default on covenants contained in contractual arrangements.

        If we are unable to maintain compliance with the conditions for continued listing required by NASDAQ, then our shares of common stock or, after the merger, UTS Holdings's ordinary shares may be subject to delisting from NASDAQ. For example, as a result of our failure to timely file with the SEC our Quarterly Report on Form 10-Q for the quarters ended September 30, 2006, March 31, 2007, June 30, 2007 and March 31, 2008 and our Annual Report on Form 10-K for the fiscal years ended December 31, 2006 and 2007, we were not in full compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires us to make, on a timely basis, all filings with the SEC required by the Exchange Act. While we returned to full compliance with NASDAQ's listing requirements on May 15, 2008, we are required to comply with NASDAQ Marketplace Rule 5250(c)(1) as a condition for our common stock to continue to be listed on NASDAQ.

        UTS Holdings will need to remain in compliance with the NASDAQ continued listing requirements after the merger in order for UTS Holdings's ordinary shares to continue to be listed on NASDAQ. If our shares or UTS Holdings's ordinary shares after the merger are delisted from NASDAQ, they may not be eligible to trade on any national securities exchange or the over-the counter market. If our shares or UTS Holdings's ordinary shares after the merger are no longer traded through a market system, their liquidity may be greatly reduced, which could negatively affect their price. In addition, we may be unable to obtain future equity financing, or use our shares or UTS Holdings's ordinary shares after the merger as consideration for mergers or other business combinations. A delisting from NASDAQ may also have other negative implications, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest, and fewer business development opportunities and could lead to a default under certain of our contractual arrangements.

BUSINESS

        For information regarding the business of UTStarcom, please see UTStarcom's annual, quarterly and current reports filed with the SEC and incorporated herein by reference.

        UTS Holdings does not have any operations or assets. Accordingly, a separate discussion of its business is not included in this proxy statement/prospectus.

MARKET FOR UTSTARCOM'S COMMON STOCK; DIVIDENDS

Market Price

        UTStarcom's common stock has been traded on NASDAQ under the symbol "UTSI" since its initial public offering on March 2, 2000. UTS Holdings's ordinary shares are not publicly traded. The following table sets forth the high and low sales prices per share of UTStarcom's common stock as reported on NASDAQ for the periods indicated. The closing price per share of UTStarcom common stock on NASDAQ was $2.37 on January 10, 2011, the last trading date immediately preceding public announcement of the proposed merger.

	High	Low
Fiscal 2011
First Quarter	$2.42	$2.00
Fiscal 2010
Fourth Quarter	$2.58	$1.90
Third Quarter	$2.31	$1.80
Second Quarter	$3.26	$1.65
First Quarter	$2.98	$1.85
Fiscal 2009
Fourth Quarter	$2.38	$1.65
Third Quarter	$2.54	$1.39
Second Quarter	$2.43	$0.74
First Quarter	$2.18	$0.63

Dividends

        To date, UTStarcom has not paid any cash dividends on its common stock. As a Cayman Islands company, UTS Holdings may declare and pay dividends on its shares only from profits or share premium account (share premiums being the sums paid for shares in excess of their nominal or par value). A dividend may not be paid out of share premium unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. We currently anticipate that UTS Holdings will retain any available funds to finance the growth and operation of its business and we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our cash held in foreign countries may be subject to certain control limitations or repatriation requirements, limiting our ability to use this cash to pay dividends.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        The authorized number of directors of UTStarcom is currently set at seven and our Chairman is independent as defined in the NASDAQ Listing Rules. UTStarcom's Certificate of Incorporation provides that directors shall be divided into three classes, with the classes serving for staggered, three-year terms (or less if they are filling a vacancy). Currently the Board is comprised of two Class I Directors, three Class II Directors and two Class III Directors. UTStarcom's Class I Directors, Thomas Toy and Linzhen Xie, will hold office until the 2013 annual meeting or until the Class I Director's successor has been duly elected and qualified. UTStarcom's Class III Directors, William Wong and Hong Liang Lu, will hold office until the 2012 annual meeting or until the Class III Director's successor has been duly elected and qualified.

Nominee

        UTStarcom's nominees for election as the Class II Directors at this Annual Meeting are Baichuan Du, Xiaoping Li and Jack Lu, all current Class II Directors. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the nomination of Baichuan Du, Xiaoping Li and Jack Lu.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for UTStarcom's nominee for the Class II Directors, Baichuan Du, Xiaoping Li and Jack Lu, who will hold office until the 2014 annual meeting or until their successors have been duly elected and qualified. UTStarcom expects that each of Baichuan Du, Xiaoping Li and Jack Lu will be able to serve if elected.

        In the event that any Class II Director nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.

Required Vote

        A director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting casting their vote "FOR" a director must exceed the number of votes "AGAINST" a director. Abstention votes with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will have no other legal effect upon election of directors. You may not cumulate your votes for the election of directors. If a nominee for director fails to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Corporate Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Committee deems relevant.

UTSTARCOM'S BOARD OF DIRECTORS RECOMMENDS VOTING
"FOR" THE NOMINEES SET FORTH HEREIN.

 INFORMATION ABOUT OUR BOARD OF DIRECTORS

Our Directors and Nominees

        The names of the current Class II Directors (including the Class II Director nominees), and Class I and Class III Directors with unexpired terms, their ages as of March 31, 2011 and certain other information are set forth below:

Name of Director	Age	Position	Director Since	Term Expires
Class I Directors:
Thomas J. Toy	56	Chairman of the Board	1995	2013
Linzhen Xie	70	Director	2010	2013
Class II Directors:
Xiaoping Li(1)	47	Director	2010	2011
Jack Lu(1)	48	Director, Chief Executive Officer and President	2010	2011
Baichuan Du(1)	64	Director	2010	2011
Class III Directors:
William Wong	52	Director	2010	2012
Hong Liang Lu	56	Director	1991	2012

(1)
UTStarcom's nominees to serve as a Class II Director until UTStarcom's 2014 annual meeting of stockholders or until their successors have been duly elected and qualified.

        Except as set forth below, each nominee or incumbent director has been engaged in his principal occupation described below during the past five years. There are no family relationships between any of our directors, executive officers and proposed directors.

        Thomas J. Toy has served as a director since February 1995 and served as our Lead Director from July 2008 until August 2009. He was our Chairman from January 2007 to July 2008 and became Chairman again in August 2009. Since March 1999, Mr. Toy has served as Managing Director of PacRim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. He has served as a Venture Partner/Advisor for ICCP Ventures since 2009. From 2005 until 2010, Mr. Toy served as a partner of SmartForest Ventures, a professional venture firm specializing in the information technology sector. From 1987 until 1992, Mr. Toy was employed as a Vice President at Technology Funding and was a partner there from 1992 until 1999. Mr. Toy also served as a director of White Electronic Designs Corporation from 1998 to 2010 and currently serves as a director of Hanwha SolarOne (formerly known as Solarfun Power Holdings) and several private companies. Mr. Toy holds B.A. and M.M. degrees from Northwestern University.

        Mr. Toy's service on several other boards of directors over his career, and his service on our board since 1995, has provided him with significant board-level experience, as well as valuable insight and institutional knowledge of our history and development. As a result, Mr. Toy is able to provide our management team and board of directors with essential strategic, operational and corporate governance guidance.

        Linzhen Xie has served as a director since December 2010. Since July 2009, Mr. Xie has served on the board of NASDAQ-listed Funtalk China Holdings Limited, a leading retailer and wholesale distributor of mobile communications devices and accessories in China. Since January 2009, Mr. Xie has served as a director of SIM Technology Group Limited, a company listed on the Main Board of Hong Kong Stock Exchange that specializes in mobile phone design and wireless communication. Mr. Xie has served as the executive director and chief scientist of CECT-Chinacomm Communications Co., Ltd., a provider of wireless and telecommunication services, since March 2006. Mr. Xie has also served as the vice president of China Mobile Communications Association since May 2004 and as a standing member of the Communication Science and Technology Committee of the

Ministry of Industry and Information Technology of China since September 2002. From December 2002 to December 2004, Mr. Xie was the chairman of the board of Chinacom Zhihuidao Internet Service Limited, a carrier of Internet cafe chain stores, while he also served as a director of Yunan Jinshikong Mobile Telecommunication Technology Limited, a mobile phone manufacturer. From March 1998 to January 2002, he served as a deputy director general of Information Technology Products Department in the Ministry of Industry and Information Technology. He also worked as a director of China National Laboratory on Local Area Network and Advanced Optical System from September 1995 to July 2002. Mr. Xie graduated from Peking University. Mr. Xie is a professor of Peking University.

        The Board selected Mr. Xie to serve as a director because of his over twenty years of experience in the telecommunications industry, both in manufacturing and operations and his deep knowledge of the telecommunications market and technology, especially in mobile telecommunications.

        Xiaoping Li has served as a director since September 2010. Mr. Li began working to establish Beijing E-Town International Investment and Development Co., Ltd. ("BEIID") in October 2008 and since February 2009 when BEIID was formed, Mr. Li has served as its Executive Deputy General Manager and as a member of its Board of Directors. Mr. Li served as Manager of Beijing Economic-Technological Investment & Development Co., Ltd., an investment company established by the Beijing Municipality, from October 2006 to October 2008. Mr. Li was an Advisor to Ministry of Finance on international finance organization projects from July 2004 to October 2006. Mr. Li was a senior researcher in environmental economics at Chinese Academy of Forestry from August 2001 to July 2004. Mr. Li holds a bachelor's degree in forestry, a master's degree in forest economics and has completed all the course requirements to be awarded a doctorate degree in economy and management from Beijing Forestry University. Mr. Li is the designee of BEIID which has the right to designate one member of the Board of Directors.

        Mr. Li offers a deep understanding of the business climate in China and the economic variables that will influence UTStarcom as it conducts business in China. Mr. Li is a skilled advisor who makes a strong contribution to the diversity of perspectives on the Board.

        Jack Lu has served as a director since September 2010. From March 2010 until his appointment as UTStarcom's President and Chief Executive Officer in September 2010, Mr. Lu served as UTStarcom's Senior Vice President and Chief Operating Officer. From August 2008 until joining UTStarcom, Mr. Lu worked as an entrepreneur seeking to establish a RMB denominated investment fund to invest in high technology companies in southwest China. From July 2007 to July 2008, Mr. Lu served as Global Co-Chief Operating Officer and General Manager of China Operations for Source Photonics, Inc., an optoelectronics components company. From September 2001 until June 2007, he served in a number of senior management positions, including most recently as President and Chief Executive Officer from January 2007 to June 2007 and Chief Operating Officer from June 2006 to December 2006, of Fiberxon Inc., an optical telecommunications components company, which was acquired by MRV Communications Inc., a communications equipment and services company, in July 2007. From 2000 until 2001, Mr. Lu served as Director of Business Strategy Development for US Business Networks Inc. (MeetChina.com), a business-to-business portal provider. In 1998, Mr. Lu served in a number of management positions with China National Technical Import and Export Corporation, an import/export, manufacturing and consulting firm. Mr. Lu received a B.S. in Electrical Engineering from Huazhong University of Science and Technology in China and holds an M.B.A. from the University of Southern California. Mr. Lu will contribute significant leadership, operational and sales expertise in the technology industry in China and with multinational companies operating in China.

        With broad leadership experience at global technology companies, Mr. Lu brings to the Board first-hand experience in successfully leading and managing large and complex organizations in the technology industry. In particular, Mr. Lu's operational expertise in the technology industry and with multinational companies operating in China provides the Board with a perspective readily applicable to UTStarcom's business.

        Baichuan Du has been a director at UTStarcom since September 7, 2010. Mr. Du served as the Deputy Chief Engineer of China State Administration of Radio, Film, and Television ("SARFT") from 2001 to 2006. From 1995 to 1998, Mr. Du served as the Chair of China HDTV Experts Group. From 1998 to 2009 he served as the Vice Chairman of China Radio and TV Standardization Working Group. Mr. Du has also served as the Vice Chairman of SARFT Science and Technology Committee since 1998 and from 1999 to 2001, Mr. Du served as the President of SARFT Academy of Broadcasting Science. From 2007 to 2009, Mr. Du served as a director of Tvia, Inc., a fabless semiconductor company listed on NASDAQ. Mr. Du also currently serves as an independent director on the board of several private companies. In 2011 Mr. Du was elected as Vice Chairman of the Technical Bureau of Asia-Pacific Broadcasting Union. Mr. Du holds a Master's degree in fiber optic communications from Beijing University.

        The Board selected Mr. Du to serve as a director because of his experience in the cable and broadcast television industry, as well as his knowledge of the Chinese market. Furthermore, Mr. Du's education and experience provides the board with technical expertise that is relevant to UTStarcom's technology.

        William Wong has served as a director since September 2010. Since January 2008, Mr. Wong has served as Managing Director of Yellowstone Capital Group Ltd., a consulting firm. From February 2002 to May 2007, Mr. Wong served various roles as Senior VP, President of Cellon International, an independent mobile phone design house. In July 2007, Mr. Wong co-founded BORQS International Holding Corp, a wireless software company. Mr. Wong holds a B.S. in electrical engineering from Northwestern University, and a M.S. in electrical engineering and a M.B.A. from the University of California at Berkeley.

        Mr. Wong offers financial, technological and industry expertise. Additionally, his work experiences has allowed him to become familiar with the challenges faced by companies in similar standing as UTStarcom and the best practices in dealing with those challenges.

        On September 7, 2009, we entered into a consulting agreement with Yellowstone Investment Advisory Limited ("Yellowstone") and on November 5, 2010, we entered into an engagement letter with Yellowstone pursuant to which Yellowstone acts as a strategic consultant to UTStarcom and its subsidiaries, divisions or legal/organizational units to assist UTStarcom in establishing or expanding strategic partnerships, joint ventures, acquisitions and UTStarcom's business in Asia consistent with UTStarcom's goals. While the Board highly values the contributions of Mr. Wong as a director, for purposes of determining independence in accordance with the NASDAQ Listing Rules and determining whether the Board is comprised of a majority of independent directors, the Board does not treat Mr. Wong as independent. For more details regarding the relationships between Yellowstone and the company, please see the section entitled "Report of the Compensation Committee—Related Person Transactions."

        Hong Liang Lu has served as a director since June 1991 and served as the Chairman from March 2003 to December 2006 and from July 2008 to August 2009. Mr. Lu served as President and Chief Executive Officer from June 1991 to July 2007 and as Chief Executive Officer again from July 2007 to July 2008. In June 1991, Mr. Lu co-founded UTStarcom, Inc. under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

        Mr. Lu's long history with UTStarcom provides him deep institutional knowledge of UTStarcom's history, technology and strategy. Further, his extensive experience at UTStarcom and other large technology companies provides the Board with key insight into relevant industries.

UTStarcom's Director Nomination Process

        The Board's process for identifying and evaluating nominees for director consists mainly of evaluating candidates who are recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends nominees for election or reelection to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board, in accordance with the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter and UTStarcom's Corporate Governance Guidelines, as set forth below, or otherwise approved by the Board. In evaluating candidates to determine if they are qualified to become members of our Board, the Nominating and Corporate Governance Committee may consider some or all of the following attributes, among others: the candidate's judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight; the interplay of the candidate's experience with the experience of other Board members; the extent to which the candidate would be a desirable addition to the Board; whether or not the candidate has any relationships that might impair his or her independence; and the candidate's ability to contribute to the effective management of UTStarcom, taking into account the needs of UTStarcom and such factors as the candidate's experience, perspective, skills and knowledge of our industry. In addition, qualities sought in directors include high ethical standards, sound integrity, an inquisitive nature, a strong commitment to make decisions and take actions guarding the long term interests of shareholders, seasoned judgment, a record of outstanding skills and accomplishments in their personal careers, and the ability and desire to communicate and participate actively in board and committee sessions. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees.

        The Nominating and Corporate Governance Committee shall also review candidates for the Board recommended by UTStarcom's management and other members of the Board who are not members of the committee.

        The Board may also, on a periodic basis, solicit ideas for possible candidates from a number of sources, including current members of the Board, senior UTStarcom executives, individuals personally known to members of the Board, stockholders and one or more third-party search firms.

        The Nominating and Corporate Governance Committee's policy is that stockholder nominations of director candidates will be given the same consideration and evaluated with the same criteria as any other candidate. UTStarcom's Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must provide the information required by the Bylaws. To nominate directors for election at the 2011 Annual Meeting, the stockholder making such nomination must give timely notice to the Corporate Secretary in accordance with the Bylaws, which must be received by the Corporate Secretary not less than one hundred twenty (120) days prior to the date of the 2011 Annual Meeting.

        However, in the event UTStarcom fails to publicize the 2011 Annual Meeting Date at least one hundred thirty (130) days prior to the 2011 Annual Meeting, notice by a stockholder must be received by the Corporate Secretary within ten (10) days of:

  •
  the first public disclosure of the 2011 Annual Meeting Date by UTStarcom, or

  •
  the date the notice of the 2011 Annual Meeting Date is mailed to UTStarcom's stockholders.

        For purposes of the 2011 Annual Meeting, the notice by a stockholder must be received by the Corporate Secretary by June 6, 2011. The form and delivery requirements of such stockholder nominations must comply with the relevant provisions of UTStarcom's Bylaws, a copy of which may be obtained by sending an email to UTStarcom's investor relations department at investorrelations@utstar.com. A complete copy of the Bylaws is also available on UTStarcom's website in the "Corporate Governance" section.

Stockholder Communications with the Board of Directors

        The Board of Directors has established a process for stockholders to communicate with members of the Board. All concerns, questions or complaints regarding UTStarcom's compliance with any policy or law, or any other Board-related communication, should be directed to the Board via the link titled "Email Board of Directors" at http://investorrelations.utstar.com/governance.cfm. All substantive and appropriate communications received from stockholders will be received and reviewed by one or more independent directors, or officers acting under their direction, who will forward such communications to the Board or particular Board committees, as appropriate.

Board Attendance, Director Independence and Financial Sophistication

        The Board held a total of 13 meetings during the year ended December 31, 2010. During 2010, each of the directors attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which the director served subsequent to becoming a director or a member of such committee. The Board's policy is to encourage directors to attend UTStarcom's annual meeting of stockholders. Three directors attended the 2010 annual meeting of stockholders.

        Of UTStarcom's incumbent directors, including the directors standing for reelection, Messrs. Xie, Toy, Du and Li have been determined by the Board to be independent as set forth in Rule 5605(a)(2) of the NASDAQ Listing Rules, as currently in effect. In addition, the Board has also determined that Messrs. Xie, Toy and Li possess the attributes to be considered financially sophisticated for purposes of applicable NASDAQ Listing Rules and that Mr. Toy has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC and required by the NASDAQ Listing Rules.

        The Board has not established categorical standards or guidelines to make director independence determinations, but considers all relevant facts and circumstances. The Board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors.

        In making its independence determinations, the Board considered transactions between UTStarcom and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to UTStarcom and a person or entity with a known connection to a director are presented to the Board for consideration. In making its determination that a non-employee director is independent, the Board considered the transactions in the context of the NASDAQ standards, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

        The Board's independence determinations included a review of the transactions between UTStarcom and BEIID, of which Mr. Li is the executive deputy general manager, and also between UTStarcom and the Management Committee of Beijing Economic and Technology Development Zone, an affiliate of BEIID (for the relocation of UTStarcom's headquarters to China). The Board determined that the transactions did not impair Mr. Li's independence.

Board Leadership Structure

        Currently, the roles of Chief Executive Officer and Chairman are held by Jack Lu and Thomas J. Toy, respectively. The Board believes that the separation of these roles best utilizes the respective skills and qualifications of Messrs. Lu and Toy and permits each of them to focus his time and efforts on the demands of his particular role. As Chief Executive Officer, Mr. Lu's responsibilities include setting the strategic direction of UTStarcom, overseeing the management and operation of the business, and providing guidance and oversight to senior management. As the Chairman of the Board, Mr. Toy presides at all meetings of the Board, sets the agenda for such meetings and exercises and performs such other powers and duties as may from time to time be assigned by the Board. Notwithstanding the current separation of the roles of Chief Executive Officer and Chairman, the Board may, in the future, deem it appropriate to have one individual fill both such roles in light of UTStarcom's leadership needs.

        In the past, the Board has appointed a Lead Director whose responsibilities include, among other things, facilitating communications among directors, chairing an executive session of the independent directors at regularly scheduled meetings as required by Nasdaq Listing Rule 4350(c)(2), and overseeing processes established for stockholder communication with members of the Board. Thomas J. Toy served as the Lead Director from July 2008 to August 2009.

        We believe that our independent Board committees and their respective chairs are an important aspect of our Board leadership structure. As described in more detail below, the Board has three standing committees. Each chairman and each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is an independent director. The Board delegates substantial responsibility to each Board committee, which reports its activities and actions back to the full Board.

Risk Oversight

        The Board, as a whole and through its committees, is responsible for overseeing UTStarcom's risk management. With the oversight of the Board, our executive officers are responsible for the day-to-day management of the material risks UTStarcom faces. In its oversight role, the Board is responsible for monitoring and assessing the effectiveness of the risk management processes designed and implemented by the executive officers. The involvement of the full Board in setting our business strategy is a key part of its oversight of risk management and allows the Board to identify particular areas of risk for UTStarcom, assess and determine what constitutes an appropriate level of risk for UTStarcom and review and consider management's role in risk management. The full Board regularly receives updates from management and outside advisors regarding certain risks UTStarcom faces, including risks related to litigation and corporate governance.

        In addition, each committee of the Board of Directors oversees certain aspects of risk management. For example, our Audit Committee is responsible for overseeing the management of risks associated with UTStarcom's financial reporting, accounting and auditing matters; our Compensation Committee oversees our management succession planning and the relationship between our compensation policies and programs and our risk management; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning. Our committees of the Board regularly report their findings to the full Board.

Board Committees and Related Functions

        The principal standing committees of the Board are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Each of committees consists solely of non-employee, independent directors. From time to time, the Board may form a special committee or subcommittee of a standing committee to focus on specific matters.

  Audit Committee

        The Audit Committee of the Board is a separately designated standing committee of the Board of Directors and currently consists of three members of the Board of Directors, all of whom: (1) meet the criteria for "independence" set forth in rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the listing standards of the NASDAQ Stock Market; (2) have not participated in the preparation of the consolidated financial statements of UTStarcom or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company's balance sheets, income statements, statement of shareholder's equity and statements of cash flow. The members of the Audit Committee are Mr. Toy, who chairs the committee, and Messrs. Li and Xie. The Audit Committee held nine meetings during 2010. Mr. Toy has been determined by the Board to qualify as an "audit committee financial expert" under applicable SEC and NASDAQ rules.

        The Audit Committee, among other duties and responsibilities, (i) reviews and approves the annual appointment of UTStarcom's independent registered public accounting firm, (ii) discusses and reviews in advance the scope and fees of the annual audit, (iii) reviews the results of the audit with the independent registered public accounting firm and discusses the foregoing with UTStarcom's management, (iv) reviews and approves non-audit services of the independent registered public accounting firm, (v) reviews compliance with UTStarcom's existing major accounting and financial reporting policies, (vi) reviews and approves all related party transactions that would require disclosure pursuant to the rules of the SEC and the policies and procedures related to such transactions, and (vii) provides oversight and monitoring of UTStarcom's management and their activities with respect to UTStarcom's financial reporting process. In connection with the execution of the responsibilities of the Audit Committee, including the review of UTStarcom's quarterly earnings reports prior to public release, Audit Committee members communicated throughout 2010 with UTStarcom's management and the independent registered public accounting firm.

        The Board has approved an Audit Committee Charter which is reviewed at least annually, periodically revised (most recently on March 1, 2011), and is available on UTStarcom's website at http://investorrelations.utstar.com/governance.cfm.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of three members of the Board of Directors, all of whom are "independent" in accordance with the rules of the NASDAQ Stock Market. The current members of the Committee are Mr. Li, who chairs the committee, and Messrs. Toy and Xie. The Nominating and Corporate Governance Committee held four meetings during 2010.

        The Nominating and Corporate Governance Committee's responsibilities include the selection of director nominees for the Board and the development and annual review of UTStarcom's governance principles. The Nominating and Corporate Governance Committee also (i) assists the Board by actively identifying individuals qualified to become Board members, (ii) recommends director nominees to the Board for election at the next annual meeting of stockholders, (iii) recommends chairs and members of each committee to the Board, (iv) monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, (v) leads the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation, (vi) reviews Board compensation and recommends to the Board any changes in Board compensation, (vii) oversees compliance with UTStarcom's Code of Business Conduct and Ethics, and (viii) develops and recommends to the Board and administers the corporate governance guidelines of UTStarcom.

        The Nominating and Corporate Governance Committee is also responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes issues of diversity in numerous factors, including independence, operational experience as a senior executive, business judgment, age, understanding of the industry, willingness to mentor, personal network, and international perspective. Additional criteria include a candidate's personal and professional credibility, integrity and prestige, and his or her ability to blend with UTStarcom's Board dynamics, as well as his or her willingness to devote sufficient time to attend meetings of the Board. The Nominating and Corporate Governance Committee reviews these factors and others deemed useful in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, in addition to the portfolio of skills and experience of current and prospective directors.

        The Board has adopted a charter of the Nominating and Corporate Governance Committee, addressing the nominations process and such related matters as may be required under federal securities laws and applicable NASDAQ rules. A copy of the Nominating and Corporate Governance Committee Charter, which is reviewed at least annually and is periodically revised (most recently on March 1, 2011), is available on UTStarcom's website at http://investorrelations.utstar.com/governance.cfm.

  Compensation Committee

        The Compensation Committee currently consists of three members of the Board of Directors, Mr. Toy, who chairs the committee, and Messrs. Li and Du, all of whom are non-employee, outside directors in addition to being "independent directors" pursuant to the applicable NASDAQ rules. The Compensation Committee met ten times during 2010.

        The purpose of the Compensation Committee is to (i) approve and oversee the total compensation package for UTStarcom's executives, including their base salaries, incentives, deferred compensation, equity-based compensation, benefits and perquisites, (ii) review and approve corporate goals and objectives relevant to the compensation of UTStarcom's Chief Executive Officer (the "CEO"), evaluate CEO performance, and determine CEO compensation based on this evaluation, (iii) review the CEO's performance evaluation of all executive officers and approve pay decisions, (iv) review periodically and make recommendations to the Board regarding any equity or long-term compensation plans, and (v) administer these plans.

        The Compensation Committee operates according to a charter that details its specific duties and responsibilities. The charter is reviewed at least annually, periodically revised (most recently on March 1, 2011) by the Compensation Committee, and is available on UTStarcom's website at http://investorrelations.utstar.com/governance.cfm. The charter generally provides the membership requirements, authority and duties of the Compensation Committee. The Compensation Committee is to consist of no fewer than three members, all of whom (i) meet the independence requirements of the NASDAQ Listing Rules, (ii) are "non-employee directors" under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) are "outside directors" for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). During 2010, all members of the Compensation Committee met these criteria.

        UTStarcom's Human Resources department supports the Compensation Committee in its work. The Compensation Committee also has the authority to engage the services of outside advisors, experts and others for assistance. From time to time, the Compensation Committee may direct an external advisor to work with the Human Resources department to support management and the Compensation Committee in matters such as (i) peer group development, (ii) executive officer benchmarking, including pay-for-performance analyses and tally sheet preparation, and (iii) advising on pay levels and/or pay program design. Since May 2007, the Compensation Committee has used Compensia, Inc. from time to time as its independent outside compensation consultant. For a further description of the role of the compensation consultant in our compensation process, please see the section titled "Role of Compensation Consultant" in the Compensation Discussion and Analysis contained in this proxy statement/prospectus.

Compensation Committee Interlocks and Insider Participation

        During 2010, Xiaoping Li, Baichuan Du, Thomas J. Toy and Bruce Ryan, whose term on the Board and Compensation Committee expired as of December 13, 2010, served on the Compensation Committee. All members of the Compensation Committee during 2010 were independent directors in accordance with the applicable independence requirements of the NASDAQ Listing Rules, and none were employees or officers or former employees or officers of UTStarcom. During 2010, no executive officer of UTStarcom served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on UTStarcom's Compensation Committee or Board.

Director Compensation for 2010

        Directors who are our employees receive no additional compensation for serving on the Board of Directors. In 2010, our non-employee directors received both cash and equity compensation as described below. In addition, we reimburse all directors for travel and other related expenses incurred in connection with our business, including attending stockholder meetings and meetings of the Board or any Board committee.

        The following table sets forth information concerning compensation paid or accrued for services rendered to us in all capacities by our non-employee directors for the year ended December 31, 2010.

  Cash Compensation

        Approximately one-third of the compensation paid to our non-employee directors is comprised of cash. During 2010, the non-employee directors' cash compensation was comprised of the following elements:

Type of Payment	Amount
Non-Executive Chairman of the Board (pro-rated and paid quarterly)	$250,000
Director Retainer (pro-rated and paid quarterly)	$50,000
Audit Committee Chair Fee	$12,500
Compensation Committee Chair Fee	$7,500
Nominating and Governance Committee Chair Fee	$7,500
Audit Committee Member Fee	$5,000
Compensation Committee Member Fee	$4,500
Nominating and Governance Committee Member Fee	$3,500
Credit towards UTStarcom Products	$1,000

  Equity Compensation

        Approximately two-thirds of the compensation paid to our non-employee directors is comprised of equity: one-third of the aggregate value in stock options, and one-third of the aggregate value in restricted stock. The number of options and shares of restricted stock granted to each non-employee director during fiscal year 2010 is set forth below:

Name	Stock Options Granted (#)	Restricted Stock Granted (#)
Baichuan Du	80,000	—
Xiaoping Li	—	—
Hong Liang Lu	46,082	23,041
William Wong	80,000	—
Thomas J. Toy	288,479	144,239
Linzhen Xie	—	—
Bruce Ryan	60,829	30,414

        Each stock option has an exercise price of $2.17 per share, equal to the closing price of UTStarcom's Common Stock on the NASDAQ Stock Market on September 30, 2010, the date of grant. Except for the options granted to Mr. Du and Mr. Wong as newly-elected directors, the options and restricted stock vest in equal, monthly installments over a 12-month period beginning on September 30, 2010. The grants were made pursuant to the 2006 Equity Incentive Plan ("2006 Plan") and are subject to the standard terms and conditions of the forms of restricted stock award and stock option agreements previously approved for use with the 2006 Plan and filed with the SEC.

        Each newly-elected or appointed non-employee director is eligible to receive an option award under the 2006 Plan to purchase 80,000 shares of Common Stock which would vest in equal installments of 25% per year on each of the four anniversaries of the date of grant. Any such grant would be made in accordance with UTStarcom's Equity Award Grant Policy and Procedures more fully described in the Compensation Discussion and Analysis of this proxy statement/prospectus.

        For further discussion with respect to change of control arrangements applicable to outstanding equity awards, please see the section titled "Change of Control Provisions in UTStarcom's Equity Compensation Plans" under "Potential Payments upon Termination or Change of Control" contained in this proxy statement/prospectus.

        The following table further summarizes compensation paid to the non-employee directors during 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Baichuan Du	17,315	—	106,296	123,611
Xiaoping Li	—	—	—	—
Hong Liang Lu	50,000	49,999	59,816	159,815
William Wong	17,000	—	106,296	123,296
Thomas J. Toy	313,946	313,001	374,446	1,001,393
Linzhen Xie	2,582	—	—	2,582
Allen Lenzmeier(3)	46,875	—	—	46,875
Jeff Clarke(4)	46,375	—	—	46,375
Bruce Ryan(5)	64,972	66,001	78,956	209,929

(1)
This column includes the value of stock awarded to directors in 2010 based upon its grant date fair value, as determined in accordance with the share-based payment accounting guidance under Financial Accounting Standards Board, Accounting Standards Codification, or ASC, Topic 718.

(2)
This column includes the value of options awarded to directors in 2010 based upon its grant date fair value, as determined in accordance with the share-based payment accounting guidance under

  ASC Topic 718. A discussion of the valuation assumptions used for purposes of calculating the fair value of an option is included under Note 12 to our 2010 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(3)
Mr. Lenzmeier resigned as of September 7, 2010.

(4)
Mr. Clarke resigned as of September 7, 2010.

(5)
Mr. Ryan's term as a director expired as of December 13, 2010.

  Indemnification Agreements

        All of our directors are currently party to indemnification agreements with UTStarcom. The form of indemnification agreement is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 30, 2011 by (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each current director of UTStarcom, (iii) each current executive officer, and (iv) all of our current directors and executive officers as a group. Calculations are based on 156,129,775 shares of common stock issued and outstanding as of April 30, 2011.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Total Outstanding(2)
Entities affiliated with Softbank Corp.(3)	14,651,630	9.4%
Entities affiliated with Shah Capital Management(4)	13,431,812	8.6%
E-Town International Holding (Hong Kong) Co. Limited(5)	11,363,636	7.3%
Hong Liang Lu(6)	3,150,464	2.0%
Jack Lu(7)	75,000	*
Edmond Cheng(8)	10,700	*
Baichuan Du	0	*
Xiaoping Li	0	*
Thomas J. Toy(9)	1,023,478	*
William Wong	0	*
Linzhen Xie	0	*
Peter Blackmore(10)	1,015,972	*
Kenneth Luk(11)	50,000	*
All current directors and executive officers as a group (8 persons)(12)	4,259,642	2.7%

*
Less than 1%.

(1)
Unless otherwise indicated, the address for all beneficial owners is c/o UTStarcom, Inc., 52-2 Building, BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing, P.R. China.

(2)
Under the SEC's proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days of April 30, 2011 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)
Information based on Schedule 13G, Amendment No. 2, filed with the SEC on March 28, 2007 by Softbank Corp., Softbank America, Inc. and Softbank Holdings, Inc. Includes 14,651,630 shares registered in the name of Softbank America Inc., a Delaware corporation. Softbank America Inc. is a wholly owned subsidiary of Softbank Holdings Inc., a Delaware corporation. Softbank Holdings Inc. is a wholly owned subsidiary of Softbank Corp., a Japanese corporation. Softbank America Inc. has sole power to vote or direct the voting of the 14,651,630 shares and sole dispositive power over the 14,651,630 shares. The business address for these entities is c/o Softbank Corp., Tokyo Shiodome Blvd., 1-9-1, Higashi-shimbashi, Minato-ku, Tokyo 105-7303 Japan.

(4)
Information based on Schedule 13D, Amendment No. 2, filed with the SEC on December 8, 2009 by Shah Capital Management and the Current Report on Form 8-K filed with the SEC on September 13, 2010 by UTStarcom. Includes 8,004,957 shares beneficially and jointly owned by Shah Capital Management and 5,426,855 shares beneficially owned by Shah Capital Opportunity Fund LP. Shah Capital Management has the sole power to vote or direct the voting of the 8,004,957 shares and sole dispositive power over the 8,004,957 shares. The business address for Shah Capital Management and Shah Capital Opportunity Fund LP is 8601 Six Forks Road, Suite 630, Raleigh, NC 27615.

(5)
Information based on Schedule 13D, Amendment No. 1, jointly filed with the SEC on October 1, 2010 by E-Town International Holding (Hong Kong) Co., Limited, or E-Town, and Beijing E-Town International Investment and Development Co., Ltd., or BEIID. As the parent company of E-Town, BEIID has the power to direct the vote and the disposition of the shares held by E-Town. The business address of BEIID and E-Town is c/o Beijing E-Town International Investment and Development Co., Ltd. 6F, Bldg 61, BDA International Enterprise Avenue, No. 2 JingYuan North Street, BDA, Beijing, P. R. China.

(6)
Consists of 2,760,742 shares owned directly, 229,000 shares owned by The Lu Family Limited Partnership, of which Mr. Lu is a general partner, 80,775 shares registered in the name of Lu Charitable Remainder Trust, of which Mr. Lu is the trustee, 49,225 shares registered in the name of the Lu Family Trust of which Mr. Lu is a trustee and of which Mr. Lu and his spouse are beneficiaries, and 30,722 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 30, 2011.

(7)
Consists of 75,000 shares owned directly by Mr. Lu.

(8)
Consists of 10,700 shares owned directly by Mr. Cheng.

(9)
Consists of 310,145 shares owned directly and 713,333 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 30, 2011.

(10)
Information based on Form 4 filed with the SEC on August 5, 2010 by Mr. Blackmore.

(11)
50,000 shares accelerated vesting in connection with Mr. Luk's termination of employment. Mr. Luk left his position as Chief Financial Officer on May 11, 2010.

(12)
Consists of 744,055 shares issuable upon exercise of options that are exercisable currently or within 60 days of April 30, 2011.

 EXECUTIVE OFFICERS

        Our current executive officers and their ages as of March 31, 2011 are as follows:

Name	Age	Position
Jack Lu	48	President and Chief Executive Officer
Edmond Cheng	49	Senior Vice President and Chief Financial Officer

        Jack Lu please see Mr. Lu's biography above.

        Edmond Cheng has served as our Senior Vice President and Chief Financial Officer since May 10, 2010. Immediately prior to joining UTStarcom, Mr. Cheng served as Chief Financial Officer of Changsha Zoomlion—Science & Technology Development Company, Ltd., a public company dual listed on the Shenzhen Stock Exchange and the Hong Kong Stock Exchange, from January 2009 to April 2010. From January 2007 to August 2008, Mr. Cheng served as Group Chief Financial Officer at PSA International PTE LTD. From April 2005 to May 2006, Mr. Cheng served as Chief Financial Officer of Titan Petrochemicals Group Limited, a Hong Kong listed company. From November 2000 to March 2005, he served as Vice President and Chief Financial Officer at Ingram Micro, Inc., a NYSE listed company. Prior to joining Ingram Micro, Mr. Cheng served as Vice President, Finance and Administration at Mallinckrodt Medical, Inc., a NYSE listed company, from January 1999 to October 2000. From October 1994 to December 1998, he served as director of Finance, ASEAN and South Asia at Hewlett-Packard Company. Prior to moving to Singapore in 1994, he spent 10 years in the U.S. and held various finance positions at several companies including GTE Corporation, Compaq Computer Corporation and Applied Materials. Mr. Cheng holds a master's degree in Accounting and a bachelor's degree in Accounting and Management Information Systems from University of Hawaii at Manoa.

Legal Proceedings

        UTStarcom is not aware of any legal proceedings in which any director, proposed director, officer or affiliate of UTStarcom, any owner of record or beneficially of more than five percent of any class of voting securities of UTStarcom, or any associate of any such Director, nominee, officer, affiliate of UTStarcom, or security holder is a party adverse to UTStarcom or any of its subsidiaries or has a material interest adverse to UTStarcom or any of its subsidiaries.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

  •
  Our current senior executive officers:

  •
  Ying ("Jack") Lu, our President and Chief Executive Officer; and

  •
  Edmond Cheng, our Senior Vice President and Chief Financial Officer.

  •
  The following former senior executive officers:

  •
  Peter Blackmore, our former President and Chief Executive Officer; and

  •
  Kenneth Luk, our former Senior Vice President and Chief Financial Officer.

  Named Executive Officers

        The individuals who served as UTStarcom's principal executive officer or principal financial officer during fiscal year 2010 are referred to in this proxy statement/prospect as the "Named Executive Officers."

Name	Age	Position
Peter Blackmore(1)	63	Chief Executive Officer and President
Edmond Cheng	49	Senior Vice President and Chief Financial Officer
Jack Lu	48	Chief Executive Officer and President
Kenneth Luk(2)	59	Senior Vice President and Chief Financial Officer

(1)
Peter Blackmore left his position as Chief Executive Officer on September 7, 2010.

(2)
Kenneth Luk left his position as SVP and Chief Financial Officer on May 11, 2010.

        Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee of our Board of Directors (the "Compensation Committee") arrived at specific compensation policies and decisions involving our executive officers during 2010.

  Management Changes During 2010

        During 2010, there were several changes in our senior management:

        On March 1, 2010, Mr. Lu was appointed as our Senior Vice President and Chief Operating Officer. He served in this position until he was appointed as our President and Chief Executive Officer on September 8, 2010.

        On May 3, 2010, Mr. Luk resigned his position as our Senior Vice President and Chief Financial Officer, effective May 11, 2010, the day immediately following the filing of our Quarterly Report on Form 10-Q for the fiscal quarter ended on March 31, 2010.

        On May 4, 2010, Mr. Cheng was appointed as our Senior Vice President and Chief Financial Officer, effective May 10, 2010.

        On September 7, 2010, Mr. Blackmore resigned from his position as our President and Chief Executive Officer.

        As a result of these changes, we had only two individuals serving as executive officers as of the end of 2010.

Executive Compensation Philosophy

Compensation Objectives

        Our executive compensation program is designed to achieve three primary objectives:

  •
  be competitive with the market to attract, retain, and motivate the caliber of talent required to drive stockholder value;

  •
  create a high-performance culture by linking rewards to performance; and

  •
  apply reward practices in a fair and consistent manner.

Compensation-Setting Process

Role of Compensation Committee

        The Compensation Committee determines the form and amount of compensation for our executive officers, including the Named Executive Officers. Specifically, the Compensation Committee is responsible for, among other things:

  •
  approving and overseeing the total compensation package for our executive officers, including their base salaries, annual cash incentive awards, equity awards, perquisites, and other benefits;

  •
  reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating his performance, and determining his compensation based on this evaluation;

  •
  reviewing our Chief Executive Officer's performance evaluation of our other executive officers and approving compensation decisions for them; and

  •
  reviewing periodically and making recommendations to our Board of Directors regarding any equity, benefit or compensation plans, and administering the plans that provide for the administration of the plans by the Board or a committee.

        The Compensation Committee operates pursuant to a charter describing its specific duties and responsibilities, which can be viewed at http://investorrelations.utstar.com/governance.

        Typically, the Compensation Committee holds at least four scheduled meetings during the year and holds additional meetings periodically to review and discuss executive compensation matters. In the first quarter of each year, typically in February, the Compensation Committee:

  •
  considers adjustments to the base salaries of our executive officers;

  •
  decides whether to make annual cash incentive awards to our executive officers in recognition of the prior year's performance and, if so, the amount of any such awards;

  •
  reviews and approves annual equity awards for our executive officers in accordance with our Equity Award Grant Policy (as described below); and

  •
  reviews the level of perquisites and other benefits provided to each executive officer.

        As part of its annual compensation review, the Compensation Committee also evaluates (i) our corporate financial performance, (ii) the individual performance of each executive officer, and (iii) data about the market practices for executive compensation for positions comparable to those of each of our executive officers. In addition, our Chief Executive Officer reviews and discusses with the Compensation Committee the performance and contributions of each executive officer (other than for himself). Although the Compensation Committee may discuss the performance and compensation package of our Chief Executive Officer with him, it meets in executive session to determine his compensation. The Compensation Committee also has the opportunity to meet with each executive officer to discuss his or her performance during the prior year as well as goals for the current year.

Role of Compensation Consultant

        For 2010, the Compensation Committee engaged Compensia, Inc. ("Compensia"), a national compensation consulting firm, to advise it on executive and equity compensation matters. Compensia reports directly to the Compensation Committee, which has sole authority to hire, fire, and direct the firm's work. Compensia performed no work for UTStarcom in 2010 other than its work for the Compensation Committee.

        In 2010, Compensia assisted the Compensation Committee in updating the compensation peer group, conducted a market pay assessment for our then-current executive officers, and provided input on equity compensation and market trends. A representative from Compensia attends meetings of the Compensation Committee upon request.

  Role of Management

        Typically, our Chief Executive Officer plays a significant role in the compensation-setting process. Generally, he attends and participates in all Compensation Committee meetings (except executive sessions of the Compensation Committee or discussions involving his own compensation). Specifically, he:

  •
  evaluates the performance of our executive officers and other employees;

  •
  assists in establishing corporate performance goals and objectives and the related target levels; and

  •
  recommends base salary adjustments and equity awards for our executive officers (other than for himself).

        The Compensation Committee considers, but is not bound to and does not always accept, our Chief Executive Officer's recommendations with respect to the compensation of our executive officers. While the Compensation Committee seeks input primarily from our Chief Executive Officer, it also consults with other executive officers, including our senior human resources personnel, to obtain recommendations with respect to our compensation programs, practices, and packages for executive officers and other employees. Other than participating in an annual evaluation process with our Chief Executive Officer and any discussions with the Compensation Committee, the other Named Executive Officers do not play a role in their own compensation determinations.

        Our Human Resources Department supports the Compensation Committee in its work by providing compensation data as requested.

  Use of Competitive Market Data

        We use data drawn from publicly-available sources for a group of peer companies (the "Peer Group") to assess the competitiveness of the compensation of our executive officers. Generally, this data is used to establish the competitive market for our Chief Executive Officer and Chief Financial Officer positions. Because of the difficulty in identifying comparable positions at these peer companies for our other executive officer positions, we also review the data with respect to technology companies reflected in one or more third-party executive compensation surveys to develop a sense of the competitive market for these positions. In 2010, we used the annual Radford High Technology Executive Compensation Report (the "Radford Survey") for this purpose. The Compensation

Committee compared its compensation decisions with its assessment of market practice as reflected by the Peer Group and the Radford Survey when determining the compensation of our Chief Executive Officer and Chief Financial Officer and as reflected in the Radford Survey when determining the compensation of our other executive officers.

        For 2010, the Compensation Committee selected the following companies as our compensation Peer Group due to their being in related businesses and having comparable revenues (approximately $150 million to $600 million) and a comparable market capitalization (approximately $150 million to $600 million):

ANADIGICS	Harmonic
Anaren	Micrel
Applied Micro Circuits	Oclaro
Aviat Networks	Opnext
Cogo Group	Powerwave Technologies
CTS	Silicon Storage Technology (was acquired by Microchip)
DSP Group	Hanwha SolarOne
EMS Technologies	Sonus Networks
Extreme Networks	Standard Microsystems
Finisar	Symmetricom

        The Compensation Committee intends to review the composition of the Peer Group in 2011 to ensure it is the most relevant set of companies to use for comparison purposes.

Compensation of Named Executive Officers

        Our executive compensation program consists of three principal components:

  •
  base salary;

  •
  an annual cash incentive award; and

  •
  equity awards.

        Collectively, these components constitute the total direct compensation opportunity of our executive officers. In conducting its annual compensation review for 2010, the Compensation Committee was provided with an analysis of the compensation practices of the Peer Group and the technology companies reflected in the Radford Survey for the chief executive officer and chief financial officer positions. The Compensation Committee used this analysis to compare the total direct compensation (that is, base salary, annual cash incentive awards, and equity awards) opportunities of Messrs Blackmore and Luk against the competitive market for executive talent. The Compensation Committee determined that, to retain qualified executive officers to manage our business in the current environment, it would be necessary to offer total direct compensation opportunities at levels that were consistent with the competitive market.

  Base Salary

        Base salary is the primary fixed component in our executive compensation program and is used to attract, motivate, and retain highly qualified executive officers. An individual's initial base salary is determined by his or her levels of expertise, experience and responsibility, as well as the competitive market. Annual base salary increases, if any, are a reflection of the executive officer's performance for the preceding year, anticipated future contributions, and pay level relative to similar positions in the Peer Group. We also take into consideration internal equity with respect to the entire executive team.

        In February 2010, after consideration of corporate and individual performance, as well as a review of competitive market practices for executive compensation within the Peer Group, and in view of UTStarcom's previously-announced management changes, the Compensation Committee determined that it would make no adjustments to the base salaries for any of our executive officers, including the then-existing Named Executive Officers, for 2010.

        Mr. Blackmore's voluntary and temporary 20% base salary reduction, announced in March 2009, ended on March 24, 2010. As of that date, his base salary returned to its previous level of $800,000 per year.

        The initial base salaries of Messrs. Lu and Cheng were established at the time they joined UTStarcom pursuant to the negotiation of their employment agreements.

  Annual Cash Incentive Awards ("Bonus")

        We offer annual cash incentive awards to our executive officers, including the Named Executive Officers, based on their performance against one or more pre-established corporate and individual performance objectives.

  Target Award Opportunities

        During 2010, each of our executive officers, including the Named Executive Officers, was eligible to earn an annual cash incentive award equal to a specific percentage of his or her base salary. The target annual cash incentive award opportunities established for the Named Executive Officers in March 2010 were as follows:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity (as a percentage of base salary)
Peter Blackmore	100%
Jack Lu	100%
Kenneth Luk	50%
Edmond Cheng*	70%

*
Mr. Cheng's employment began in May 2011 and his target annual cash award opportunity was set in May when he joined UTStarcom.

  Corporate Performance Objectives

        In March 2010, the Compensation Committee, based on the recommendations of our Chief Executive Officer, established and approved the corporate performance objectives for 2010 for the annual cash incentive awards. These corporate performance objectives involved achieving a specified improvement in operating income (adjusted for certain one-time items, such as restructuring and impairment costs) as well as bookings and collections targets for 2010. The Compensation Committee believed that encouraging our executive officers to focus their efforts on these objectives would enable us to attain the financial performance reflected in our operating plan for 2010. The Compensation Committee further believed that the attainment of the target levels established for each of these corporate performance measures were realistic but not easily achieved and, therefore, would drive the achievement of our short-term financial goals.

        The corporate performance objectives for 2010 as approved by the Compensation Committee were as follows:

Corporate Performance Metric	Threshold (75%) Performance (in millions)	Target (100%) Performance (in millions)	Maximum (125%) Performance (in millions)	Weighting
Operating Income (Loss)	$(17,325)	$(13,860)	$10,395	40%
Bookings	$283,896	$378,528	$473,160	40%
Collections	$221,424	$295,233	$369,041	20%

        In the case of the corporate performance objectives, if target performance for a measure was achieved, 100% of the target award payout opportunity applicable to that metric was payable. If threshold performance was not achieved, none of the target award payout opportunity applicable to that measure was payable. If threshold performance for that metric was achieved, 75% of the target award payout opportunity applicable to that measure was payable. If maximum performance for that measure was achieved or exceeded, 125% of the target award payout opportunity applicable to that measure was payable. For performance between the specified threshold, target, and maximum levels, an interpolated multiplier would be used to calculate the amount payable with respect to each measure.

        Even if the target corporate performance objectives were achieved in full, the Compensation Committee reserved the right, in its sole discretion, to decrease the award payout applicable to that measure. Similarly, the Compensation Committee retained the right, in its sole discretion, to make award payouts for any corporate performance measure or measures in the event that significant and unanticipated external events prevented us from meeting one or more pre-established corporate performance objectives.

  Individual Performance Objectives

        The individual performance objectives for our executive officers were jointly developed by each executive officer and our Chief Executive Officer. These individual performance objectives varied from individual to individual, depending on his or her role and responsibilities. Typically, these individual performance objectives included, for example, quantitative and qualitative goals for corporate acquisitions and divestitures, compliance, technology innovations, customer relations, improving market position, and cost management. These individual performance objectives were then reviewed and approved by the Compensation Committee.

        As with the corporate performance objectives, award payouts could range from 0% to 125% of target performance levels, depending on the degree to which each individual performance objective was met.

  Award Weightings

        For Mr. Blackmore, 75% of his target annual cash incentive award opportunity was to be based on the corporate performance objectives described above and corporate expense results and 25% was to be based on the completion of several strategic/operational initiatives (including successful execution of identified acquisitions, transition of the chief executive officer role and responsibilities to Mr. Lu, and increasing employee engagement).

        For Mr. Lu, 70% of his target annual cash incentive award opportunity was to be based on the corporate performance objectives described above and departmental expense results and 30% was to be based on the completion of several strategic/operational initiatives (including developing sales, completing the assumption of the role and responsibilities of the chief executive officer position, and increasing employee engagement).

        For Mr. Luk, 50% of his target annual cash incentive award opportunity was to be based on the corporate performance objectives described above and 50% was to be based on the completion of several strategic/operational initiatives (including accelerating the finance function transition to China, successfully completing all SEC filings, successfully completing identified asset sales and financings, assuming the sale operations function, enhancing our internal controls and revenue recognition compliance, and increasing employee engagement).

        For Mr. Cheng, 50% of his target annual cash incentive award opportunity was to be based on the corporate performance objectives described above and 50% was to be based on the completion of the strategic/operational initiatives originally assigned to Mr. Luk (including accelerating the finance function transition to China, successfully completing all SEC filings, successfully completing identified asset sales and financings, assuming the sale operations function, enhancing our internal controls and revenue recognition compliance, and increasing employee engagement).

  Award Decisions

        After the end of the year, our Chief Executive Officer assessed Mr. Cheng's performance against his individual performance objectives. Our Chief Executive Officer then noted that, pursuant to the terms of his written offer letter, Mr. Cheng's 2010 annual incentive award payment was guaranteed in an amount equal to 100% of his target incentive award opportunity. In addition, after the end of the year, the Compensation Committee assessed our Chief Executive Officer's performance against his individual performance objectives. Based on this assessment, UTStarcom's financial performance for 2010, and its consideration of various subjective factors, the Compensation Committee determined the annual cash incentive award for our Chief Executive Officer.

        The annual cash incentive awards for the Named Executive Officers for 2010 were as follows:

Named Executive Officer	Annual Cash Incentive Award
Jack Lu	$129,328
Edmond Cheng	$171,996

  Discretionary Bonus

        In consideration of Mr. Blackmore's services to UTStarcom during his tenure as President and Chief Executive Officer, especially his contributions to the successful completion of the transaction involving an investment in UTStarcom by Beijing E-town International Investment and Development Co., Ltd. and Ram Max Group Limited, through Elite Noble Limited and Shah Capital Management, through Shah Capital Opportunity Fund LP (the "BEIID Transaction"), our Board of Directors approved a cash bonus award for Mr. Blackmore in the amount of $800,000, payable upon the closing of the transaction in the fall of 2010.

  Equity Awards

        Equity compensation is a significant component of our executive compensation program. We believe this is an effective way to align the interests of our executive officers with those of our stockholders to increase long-term stockholder value. In designing our equity awards, we take into account stockholder concerns about share usage and dilution. Accordingly, as discussed below, under our Burn Rate Policy the Compensation Committee limits the annual net issuances of stock-based awards, subject to extraordinary events (for example, acquisitions). The Compensation Committee adjusts this target rate each year based on performance and retention objectives, taking into account market practices.

  Focal Equity Awards

        In February 2010, the Compensation Committee determined that, in view of UTStarcom's previously-announced management changes, no equity awards would be granted to our executive officers, including the Named Executive Officers, for 2010.

  Additional Equity Awards

        In March 2010, pursuant to the terms of Mr. Lu's amended employment offer letter, the Compensation Committee granted him a restricted stock award for 300,000 shares of UTStarcom's common stock, subject to a four-year service based vesting schedule.

        In May 2010, pursuant to the terms of Mr. Cheng's employment offer letter, the Compensation Committee granted him a restricted stock award for 200,000 shares of UTStarcom's common stock and an RSU award covering 100,000 shares of UTStarcom's common stock, each subject to a four-year service based vesting schedule.

  2009 Restricted Stock Unit Award Payout

        In February 2010, the Compensation Committee determined the actual number of shares of UTStarcom's common stock earned by the Named Executive Officers from their performance-based restricted stock unit ("RSU") awards granted in February 2009 based on an evaluation of their performance against the pre-established 2009 performance objectives. These objectives included achievement of corporate financial measures related to bookings, revenue, and net income, achievement of certain corporate objectives, and achievement of individual performance objectives, tailored to reflect the roles and responsibilities of each Named Executive Officer, as approved by the Compensation Committee.

        At that time, the Compensation Committee measured each Named Executive Officer's performance against his established objectives, as well as UTStarcom's financial performance, and determined that the number of shares of UTStarcom's common stock earned by each applicable Named Executive Officer was as follows:

Named Executive Officer	Number of Shares Covered by RSU Award Granted on February 27, 2009	Number of Shares Earned as Determined on February 26, 2010	Shares Earned Under RSU Award as a Percentage of Number of Shares Granted
Peter Blackmore	224,727	148,769	66.2%

        The shares of UTStarcom's common stock earned under the RSU awards vested as to 50% of the shares on each of February 26, 2010 and February 28, 2011, subject to the Named Executive Officer continuing to be a service provider to UTStarcom (as defined) through such date. Pursuant to UTStarcom's severance arrangements with Mr. Blackmore, all outstanding equity awards fully vest and become exercisable in the event of termination of employment by UTStarcom other than for "cause." As a result, all of the outstanding equity awards held by Mr. Blackmore fully vested and became exercisable upon his termination of employment effective September 7, 2010.

  Perquisites and Other Benefits

        We provide medical and other benefits to our executive officers that are generally available to other full-time employees, including disability and group term life insurance, additional remuneration for employees who are assigned overseas and who qualify under the terms of our expatriate remuneration plan, and tuition reimbursement.

        We also provide the Named Executive Officers and certain other executive officers with certain perquisites and other personal benefits, including financial planning services, tax assistance payments in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment, business travel accident insurance, a housing allowance, car/transportation allowances, a relocation allowance for certain executive officers who have been asked to relocate to conduct business on our behalf, and disability insurance. The Compensation Committee believes that such personal benefits are necessary to successfully compete for executive talent, particularly in China where they are often a customary part of executive compensation packages.

        The Compensation Committee reviews the perquisites and other benefits provided to our executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the type and amount paid in perquisites to be within the appropriate range of competitive compensation practices. For information about the perquisites and other personal benefits provided to the Named Executive Officers in 2010, see the Summary Compensation Table below.

  Section 401(k) Plan

        We previously maintained a tax-qualified Section 401(k) retirement savings plan for our employees, including the Named Executive Officers, who satisfied certain eligibility requirements. In September 2010, the Compensation Committee determined that, in view of our previously-announced plans to relocate certain corporate functions of UTStarcom to China, it was in the best interests of our stockholders to terminate the Section 401(k) plan effective October 1, 2010. At that time, all participants became fully vested in their plan accounts and all plan assets were distributed to the participants.

  Post-Employment Compensation

        We have change in control and involuntary termination severance agreements in place with certain of the Named Executive Officers and an Executive Involuntary Termination Severance Pay Plan for the other Named Executive Officers. For a summary of the material terms of these arrangements, see "Potential Payments Upon Termination and Change on Control."

        The Compensation Committee believes that these arrangements are in the best interests of our stockholders. As with any public company, the possibility of a corporate transaction involving a change in control exists for us. Such a change in control typically means a degree of ambiguity for executives about the continuity of their employment.

        The Compensation Committee believes these arrangements help to ensure that our executive officers will remain focused on, and committed to, the interests of the business throughout the process of exploring and/or executing a transaction that may result in a change in control of UTStarcom.

Employment Agreements

  Employment of Mr. Lu

        On February 1, 2010, we entered into an employment offer letter with Mr. Lu. Pursuant to this offer letter, Mr. Lu was appointed to serve as our Senior Vice President and Chief Operating Officer until such time as he would assume the position of Chief Executive Officer. At the same time, and as a condition of his employment, we entered into an Involuntary Termination Severance Agreement with Mr. Lu (the "Severance Agreement").

        The employment offer letter was subsequently amended on February 22, 2010 to change Mr. Lu's employment commencement date to March 1, 2010 and to provide that his compensation arrangements would be adjusted accordingly.

        Pursuant to the employment offer letter, Mr. Lu's initial base salary was RMB 2,726,653 subject to an increase to RMB 3,067,485 at the time he assumed the position of Chief Executive Officer. In addition, he was eligible for an annual cash incentive award opportunity equal to 100% of his annual base salary.

        Subsequently, on February 24, 2011, our Board of Directors approved UTStarcom entering into an employment agreement governed under the laws of the People's Republic of China (the "PRC") with Mr. Lu. The terms of this agreement are to be consistent with the laws and regulations of the PRC and his current employment arrangements. As required under the laws of the PRC, however, Mr. Lu's employment will be for a fixed term, which is expected to be for three years. In addition, under the laws of the PRC, termination of Mr. Lu's employment, other than pursuant to legal circumstances specified in the PRC employment contract laws, will require Mr. Lu's consent. After entering into this agreement, Mr. Lu will be entitled to certain statutory benefits granted to employees under the laws and regulations of the PRC, such as receipt of local health, disability, and unemployment insurance, a statutory housing allowance and participation in the statutory pension program, that together have an approximate annual value of US$9,600.

        In addition, our Board of Directors approved UTStarcom amending the Severance Agreement. Under the amendment, if Mr. Lu's employment is terminated as a result of a "good reason" or an "involuntary termination" during the term of the Severance Agreement, then he will receive, among other severance benefits, 12 months of his base salary. This change is contingent upon Mr. Lu agreeing that payment of the severance benefits under the Severance Agreement as amended will satisfy UTStarcom's obligations to Mr. Lu under PRC law and the Agreement such that he would not be eligible to receive the severance benefits otherwise provided for under PRC employment agreement laws.

        Our Board of Directors also agreed to provide Mr. Lu with the applicable executive benefits offered to non-Chinese executives working in the PRC, including:

  •
  a monthly housing allowance of US$4,000;

  •
  reimbursement of dependent tuition (for up to two dependents), up to a maximum of US$30,000 per year;

  •
  reimbursement for financial planning services, up to US$5,000 per year;

  •
  international health insurance and life insurance (or the cash value thereof), with a value of approximately US$13,400 per year; and

  •
  participation in the Training/Education Assistance Program, up to US$3,000 per year.

        For a summary of the material terms and conditions of his offer letter, as amended, see "Employment Contracts and Severance Agreements with Named Executive Officers" in this proxy statement/prospectus.

  Employment of Mr. Cheng

        On May 4, 2010, Mr. Cheng was appointed as our Senior Vice President and Chief Financial Officer, effective as of May 10, 2010. The terms and conditions of his employment were set forth in a written offer letter. The negotiation of the terms of his employment was undertaken by Mr. Blackmore, reviewed and recommended for approval by the Compensation Committee, and approved by our Board of Directors.

        In filling this position, the Compensation Committee was aware that it would be necessary to recruit a candidate from outside UTStarcom with the requisite experience and skills. In addition, the Compensation Committee recognized that a competitive compensation package would have to contain a financial inducement sufficient to motivate the candidate to accept an employment offer over any competing offers and to relocate to our offices in Hangzhou, China, and, at the same time, reflect the customary elements of compensation packages for executives in China. These factors influenced the development of a compensation package that, in the aggregate, was at the 50th percentile of the market range, even though individual compensation elements were either above or below the median. At the same time, the Compensation Committee was sensitive to the need to integrate a new senior executive into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

        In retaining Mr. Cheng, the Compensation Committee recommended, and our Board of Directors approved, that he receive the following compensation and benefits:

  •
  an annual salary of US$380,000;

  •
  a signing bonus of US$57,900:

  •
  an annual cash incentive award opportunity equal to 70% of his annual base salary, based upon the achievement of pre-established UTStarcom and individual performance objectives, with 100% of his target annual cash incentive award for 2010 guaranteed;

  •
  a restricted stock award for 200,000 shares of UTStarcom's common stock and a restricted stock unit award covering 100,000 shares of UTStarcom's common stock, with both awards subject to a four-year service-based vesting schedule;

  •
  educational assistance of up to US$125,000 to pursue an Executive MBA program during his employment with UTStarcom;

  •
  financial planning services reimbursement of up to US$5,000 per year; and

  •
  certain additional expatriate benefits.

        In addition, we agreed to recommend to the Compensation Committee that Mr. Cheng receive additional restricted stock awards for 100,000 shares of UTStarcom's common stock to be granted in January 2011 and January 2012, respectively, with both awards subject to a four-year service-based vesting schedule.

        Finally, Mr. Cheng is eligible for coverage under our medical, dental, and vision plans for expatriate employees and to participate in UTStarcom's Executive Involuntary Termination Severance Pay Plan.

        For a summary of the material terms and conditions of his offer letter, see "Employment Contracts and Severance Agreements with Named Executive Officers" in this proxy statement/prospectus.

Employment Terminations

  Resignation of Mr. Luk

        On May 3, 2010, Mr. Luk resigned from his position as our Senior Vice President and Chief Financial Officer, effective May 11, 2010. In connection with his termination of employment, the Compensation Committee agreed to provide Mr. Luk with the following severance payments and benefits:

  •
  a lump sum cash payment in the amount of $91,500, plus the pro rata portion of his base salary for the period between the May 11, 2010 and June 17, 2010, less applicable tax withholding;

  •
  full and accelerated vesting of 50,000 shares of UTStarcom's common stock granted to him pursuant to the terms of his offer letter with UTStarcom dated November 15, 2010 (the "Offer Letter"); and

  •
  waiver of his obligation to repay a sign-on bonus of RMB 340,800 that he received pursuant to the Offer Letter.

  Resignation of Mr. Blackmore

        On September 7, 2010, Mr. Blackmore resigned from his position as our President and Chief Executive Officer and as a member of our Board of Directors. For purposes of the Change of Control/Involuntary Termination Severance Agreement between Mr. Blackmore and UTStarcom, the parties agreed that his resignation was a termination of employment for "good reason."

        Pursuant to this agreement and subject to certain conditions, UTStarcom provided Mr. Blackmore with the following severance payments and benefits:

  •
  twelve months of base salary at the rate as in effect as of the date of such termination of employment, less applicable tax withholding;

  •
  one hundred percent of his full target annual cash incentive award for 2010;

  •
  full and accelerated vesting of all outstanding equity awards held by him as of the date of such termination of employment;

  •
  continued exercisability of such equity awards until the earliest of (i) 12 months from the date of such termination of employment, (ii) the latest date the equity award could have expired by its original terms under any circumstances, (iii) the 10th anniversary of the original date of grant of the equity award, or (iv) the date provided for under the equity plan under which the award was granted;

  •
  full and complete vesting of all outstanding restricted cash awards; and

  •
  an amount equal to 12 months of health insurance premiums for continuation coverage under COBRA at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for him on the day immediately preceding the date of his termination of employment.

Other Compensation Policies

  Equity Grant Policy

        Under our Equity Award Grant Policy and Procedures, as adopted by the Compensation Committee, equity awards for our executive officers are considered and approved as follows:

  •
  all equity awards for our executive officers are to be approved by the Compensation Committee;

  •
  the Compensation Committee will use its best efforts to approve equity awards at a duly-called meeting, and awards will be made by unanimous written consent only if meetings are unable to be held;

  •
  the date of grant of any equity award will be the last trading day in the month in which the Compensation Committee approves the award; and

  •
  for purposes of equity awards that are to be granted at the fair market value of UTStarcom's common stock, "fair market value" will be the closing sales price per share of UTStarcom's common stock on the date of grant.

        Typically, meetings of the Compensation Committee to consider the approval of annual focal equity awards to our executive officers are held during the last two weeks of February of each year. In addition, meetings of the Compensation Committee may be held at any time to consider the approval of equity awards for new executive officers (including new executive officers resulting from either new hires or promotions), but these equity awards will be effective as of the last trading day in the month in which the Compensation Committee approved the award.

  Burn Rate Policy

        Our Board of Directors adopted a burn rate policy committing us to limit the number of shares of UTStarcom's common stock that we used for equity compensation during fiscal years 2008, 2009 and 2010. For this three-year period, the policy limited the number of shares that we granted subject to equity awards to an average of 4.80% of our outstanding common stock. Thus, while we may have exceeded the 4.80% burn rate in a given year, the policy required that our three-year average not exceed 4.80%. Awards that are settled in cash, awards issued under UTStarcom's employee stock purchase plan, awards assumed in acquisitions, and any awards granted in connection with our stock option exchange program are excluded from this burn rate calculation. For purposes of this calculation, each share subject to a full value award (such as a restricted stock unit, performance share, performance unit, and any other award that does not have an exercise price per share equal to the per share fair market value of UTStarcom's common stock on the grant date) is counted as 1.5 shares. For this three-year period our burn rate was 4.32%.

  Stock Ownership Guidelines

        We maintain stock ownership guidelines for certain of our executive officers and our non-employee directors. Each executive officer and non-employee director is expected to acquire and hold the number of shares of UTStarcom's common stock specified below before the later of (i) January 1, 2010 or (ii) four years after the date of an executive officer's appointment to such position or a non-employee director's appointment to our Board of Directors.

Position	Minimum Share Ownership Requirement
President and Chief Executive Officer	50,000
Executive Vice Presidents	25,000
Senior Vice Presidents/Division Presidents	10,000
Non-Employee Directors	10,000

        We review compliance with these guidelines annually. Failure to comply with the guidelines may result in a reduction in future long-term incentive awards and/or payment of future annual and/or long-term incentive payouts made in the form of shares of UTStarcom's common stock. The Nominating and Corporate Governance Committee has the discretion to waive the guidelines if compliance would create severe personal hardship for an executive officer or non-employee director or prevent an executive officer or non-employee director from complying with a court order. The Nominating and Governance Committee expects that such instances will be rare.

  Derivatives Trading Prohibition

        Pursuant to UTStarcom's insider trading policy, members of our Board of Directors, executive officers, employees, consultants, and other persons associated with UTStarcom are prohibited from trading in any interest or position relating to the future price of UTStarcom's securities, such as a put, call, or short sale or using UTStarcom's common stock as collateral for a margin loan.

 Tax and Accounting Considerations

  Compensation Deduction Limit

        Section 162(m) of the Internal Revenue Code limits the ability of public companies to deduct compensation paid to certain senior executive officers in excess of $1 million per year, but excludes from this limitation certain types of compensation, including "performance based compensation," provided that certain requirements are met. The Compensation Committee takes compliance with Section 162(m) into account when making compensation decisions and retains the discretion to pay compensation that is not fully deductible. While stock options granted under UTStarcom's 1997 Stock Plan did not meet the requirements of Section 162(m), equity awards granted under our 2006 Plan, which was approved by our stockholders, are able to meet the requirements of the "performance based compensation" exception of Section 162(m).

  Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic No. 718 ("ASC Topic 718") for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize this amount from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the requisite service period that an employee is required to render service in exchange for the award.

REPORT OF THE COMPENSATION COMMITTEE

        The following is the report of the Compensation Committee. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that UTStarcom specifically requests that such information be treated as soliciting material or specifically incorporates the information by reference in any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee of the Board of UTStarcom, Inc. was established on January 31, 1997 and is currently comprised of three members: Xiaoping Li, Baichuan Du and Thomas J. Toy. Mr. Toy, the Chairman of the Compensation Committee, served on the Committee throughout 2010.

        During 2010, the Compensation Committee was comprised solely of non-employee directors who were each: (i) independent as defined under the applicable NASDAQ rules, (ii) a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. During 2011, the Committee will continue to be comprised of directors who meet these same standards.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement/prospectus with management, including UTStarcom's Chairman of the Board, Chief Executive Officer and Chief Financial Officer. Based on this review and discussion, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section be included in this proxy statement/prospectus.

The Compensation Committee
Thomas J. Toy, Chairman Xiaoping Li Baichuan Du

Summary Compensation Table for Fiscal Year 2010

        The following table presents information concerning the total compensation of the individuals who served as UTStarcom's CEO, CFO and other Named Executive Officers during 2010. No disclosure is provided for 2009 and 2008 for those persons who were not Named Executive Officers in 2009 and/or 2008

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Peter Blackmore*,	2010	512,051		—		—		—		2,421,558	(3)	2,933,609
Former CEO	2009	676,667		529,600		245,133	(4)	—	529,600	5,802	(6)	1,986,802
	2008	800,000		—		1,461,390	(5)	—	—	802	(7)	2,262,192
Edmond Cheng, CFO	2010	245,417		229,912	(15)	618,000		—		181,505	(8)	656,834
Jack Lu, CEO	2010	360,907	(9)	150,038	(9)	837,000		—		766	(10)	511,711
Kenneth Luk**,	2010	137,615	(11)	—		—	(16)	—		147,041	(12)	284,656
Former CFO	2009	14,763	(13)	49,911	(13)	657,000		—	—	18,302	(14)	739,976

*
Peter Blackmore left his position as Chief Executive Officer on September 7, 2010.

**
Kenneth Luk left his position as Chief Financial Officer on May 11, 2010.

(1)
The amounts reported in this column represent the dollar value of bonuses earned by the Named Executive Officers during the covered fiscal year, regardless of when such bonuses were actually paid.

(2)
The amounts reported in this column represent the aggregate value of the stock awards granted to the Named Executive Officers during 2010, 2009 and 2008, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC Topic 718.

(3)
The amount reported consists of a premium payment of $546 for disability insurance, a special bonus of $800,000 in connection with the BEIID Transaction and $1,621,012 as a severance payment. Please see the section titled "Employment Contracts and Severance Agreements with Named Executive Officers" included in this proxy statement/prospectus.

(4)
The amount reported includes the grant date fair value of $131,645 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $226,974 and the value of the awards granted was $226,974.

(5)
The amount reported includes the grant date fair value of $407,490 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $479,400 and the value of the awards granted was $479,400.

(6)
The amount reported consists of a premium payment of $802 for disability insurance and $5,000 for financial planning.

(7)
The amount reported consists of a premium payment of $802 for disability insurance.

(8)
The amount reported consists of a premium payment of $485 for disability insurance, $32,000 for housing allowance, $15,000 for dependent education benefit, $79,012 for education assistance benefit, $37,201 for home visit, $15,000 for relocation benefit, $2,320 for tax assistance benefit, and $487 for meal allowance.

(9)
The salary and bonus were paid in RMB and are converted into US dollars in this table for presentation purposes, using the middle rate of 6.5891 RMB yuan per US dollar as of January 31, 2011 as published by the Bank of China.

(10)
The amount reported consists of $637 for meal allowance and a premium payment of $129 for commercial insurance.

(11)
From January 2010 to March 2010, Mr. Luk's salary was paid in RMB and is converted into US dollars in this table for presentation purposes, using the middle rate of 6.5891 RMB yuan per US dollar as of January 31, 2011 as published by the Bank of China. From April 2010 until his termination in May 2010, Mr. Luk's salary was paid in Hong Kong dollars and is converted into US dollars in this table for presentation purposes only, using the rate of 7.7931 Hong Kong dollars per US dollar as of the end of day on January 31, 2011 as published by the Hong Kong Monetary Authority.

(12)
The amount reported consists of a premium payment of $303 for disability insurance, $15,472 for housing rental fee which was equal to the amount of the housing allowance according to the employment contract with Mr. Luk, $602 for home visit,

  $2,050 for tax assistance benefit, $110 for meal allowance and $128,504 as a severance payment consisting of $91,500 and the pro-rated amount of his salary for the period between May 11, 2010 and June 17, 2010. Mr. Luk's pro-rated salary was paid in Hong Kong dollars and is converted into US dollars in this table for presentation purposes only, using the rate of 7.7931 Hong Kong dollars per US dollar as of the end of the day on January 31, 2011 as published by the Hong Kong Monetary Authority. Please see the section titled "Employment Contracts and Severance Agreements with Named Executive Officers" included in this proxy statement/prospectus.

(13)
The amount reported represents a signing bonus of approximately $49,911 paid in connection with Mr. Luk's initial employment. The salary and bonus were paid in RMB and are converted into US dollars in this table for presentation purposes only, using the middle rate of 6.8282 RMB yuan per US dollar as of the end of day on December 31, 2009 as published by the Bank of China.

(14)
The amount reported consists of a relocation allowance of approximately $14,975 and a tax assistance payment of approximately $3,327. The relocation allowance and tax assistance were paid in RMB and are converted into US dollars in this table for presentation purposes only, using the middle rate of 6.8282 RMB yuan per US dollar as of the end of day on December 31, 2009 as published by the Bank of China.

(15)
The amount reported consists of a signing bonus of $50,000, a special bonus of $7,916 and a 2010 performance bonus of $171,996.

(16)
The amount reported does not include the vesting date fair value of $106,000 for 50,000 RSAs whose vesting accelerated in connection with Mr. Luk's termination of employment.

        From time to time, we enter into offer letters and other agreements with our executive officers. For a description of the material terms of such agreements, please see the section titled "Employment Contracts and Severance Agreements with Named Executive Officers" in the "Potential Payments Upon Termination or Change-in-Control" section included in this proxy statement/prospectus. For a description of material modifications made to certain of the Named Executive Officers' outstanding equity awards, please see the section titled "Modifications to Outstanding Equity Awards" included in this proxy statement/prospectus.

Grants of Plan-Based Awards in Fiscal Year 2010

        The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2010.

GRANTS OF PLAN-BASED AWARDS IN 2010

												All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)				Grant Date Fair Value of Stock and Option Awards ($)(4)
													Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter Blackmore*	—	—	—	800,000	(5)	—	—	—	—	—		—	—	—
Edmond Cheng	5/31/2010	5/12/2010	—	171,996	(6)	—	—	—	—	200,000	(1)	—	—	412,000
										100,000	(2)			206,000
Jack Lu	3/31/2010	3/3/2010	—	319,753	(7)	—	—	—	—	300,000	(3)	—	—	837,000
Kenneth Luk**	—	—	—	160,398	(8)	—	—	—	—	—		—	—	—

*
Mr. Blackmore's employment terminated on September 7, 2010.

**
Mr. Luk's employment terminated on May 11, 2010.

(1)
Represents RSAs granted under the 2006 Plan which vest as follows: 25% to vest on 5/31/2011, 25% annually thereafter.

(2)
Represents RSUs granted under the 2006 Plan which vest as follows: 25% to vest on 5/31/2011, 25% annually thereafter.

(3)
Represents RSAs granted under the 2006 Plan which vests as follows: 25% to vest on 3/31/2011, 25% annually thereafter.

(4)
The amounts reported in this column represent the aggregate value of the stock options and RSU awards granted to the Named Executive Officers during 2010, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC Topic 718.

(5)
The amount reported represents the target award for Mr. Blackmore, which is 100% of his annual base salary. Mr. Blackmore left UTStarcom before 2010 year-end.

(6)
The amount reported represents the target award for Mr. Cheng, which is 70% of his annual base salary, pro-rated.

(7)
The amount reported represents the target award for Mr. Lu, which is 88% of his annual base salary based on a target bonus of 80% of Mr. Lu's base salary when he served as UTStarcom's Senior Vice President and Chief Operating Officer from March 1, 2010 to September 7, 2010 and 100% of Mr. Lu's base salary for his service as UTStarcom's Chief Executive Officer from September 8, 2010 to December 31, 2010. The target award would be paid in RMB and is converted into US dollars in this table for presentation purposes only, using the rate of 6.5891 RMB yuan per US dollar as of January 31, 2011 as published by the Bank of China.

(8)
The amount reported represents the target award for Mr. Luk, which is 50% of his annual base salary. The target award would have been paid in Hong Kong dollars and is converted into US dollars in this table for presentation purposes only, using the rate of 7.7931 Hong Kong dollars per US dollar as of the end of day on January 31, 2011 as published by the Hong Kong Monetary Authority. Mr. Luk left UTStarcom before 2010 year-end.

Outstanding Equity Awards at Fiscal 2010 Year-End

        The following table sets forth the outstanding equity awards for each Named Executive Officer as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Peter Blackmore	750,000	—	—	3.20	09/08/2011	—		—	—	—
Edmond Cheng	—	—	—	—	—	200,000	(2)	412,000	—	—
	—	—	—	—	—	100,000	(3)	206,000	—	—
Jack Lu	—	—	—	—	—	300,000	(4)	618,000	—	—
Kenneth Luk	—	—	—	—	—	—		—	—	—

(1)
Value is based on the closing market price of our Common Stock of $2.06 on December 31, 2010, the last trading date of fiscal year 2010, as reported on the NASDAQ Stock Market.

(2)
Represents unvested portion of restricted stock award granted on May 31, 2010 in conjunction with the commencement of Mr. Cheng's employment with the company that vests 25% on each of May 31, 2011, May 31, 2012, May 31, 2013 and May 31, 2014.

(3)
Represents unvested portion of restricted stock units granted on May 31, 2010 and vests 25% on each of May 31, 2011, May 31, 2012, May 31, 2013 and May 31, 2014.

(4)
Represents unvested portion of restricted stock award granted on March 31, 2010 in conjunction with the commencement of Mr. Lu's employment with the company that vests 25% on each of March 31, 2011, March 31, 2012, March 31, 2013 and March 31, 2014.

Option Exercises and Stock Vested in Fiscal Year 2010

        The following table presents all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the fiscal year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Peter Blackmore	—	—	811,989	(2)	1,704,847	(3)
Edmond Cheng	—	—	—		—
Jack Lu	—	—	—		—
Kenneth Luk	—	—	50,000		106,000

(1)
The amount reported is the market price (closing price) of UTStarcom's Common Stock on the vesting date less the original purchase price, multiplied by the number of shares of stock vested.

(2)
The amount reported does not include 281,019 shares vested on March 9, 2011 as a result of Mr. Blackmore's involuntary termination of employment pursuant to the Executive Involuntary Termination/Change in Control Agreement and execution of a full and final release of claims against us.

(3)
The amount reported does not include $604,191 value realized from shares accelerated on March 9, 2011 as a result of Mr. Blackmore's involuntary termination of employment pursuant to the Executive Involuntary Termination/Change in Control Agreement and execution of a full and final release of claims against us.

Modifications to Outstanding Equity Awards

        In connection with our voluntary review of our historical equity award grant practices, each of our independent directors at such time, including continuing director Toy, elected to amend any of his previously granted stock options that may in the future be determined to be discounted stock options under Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), by executing a Stock Option Amendment Election Form in December 2006. In the event any such previously granted stock option is determined to be a discounted stock option under Section 409A, the affected stock option agreement will be automatically amended to provide for an exercise price not less than the fair market value of the Common Stock subject to option on the effective date of grant.

Pension Benefits for Fiscal Year 2010

        The Named Executive Officers did not receive any benefits from UTStarcom under defined pension or defined contribution plans, other than our tax-qualified 401(k) Plan, which was terminated effective as of October 1, 2010, during the fiscal year ended December 31, 2010.

Nonqualified Deferred Compensation for Fiscal Year 2010

        UTStarcom does not have any non-qualified deferred compensation plans that allow the Named Executive Officers to defer their compensation.

 POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL

Employment Contracts and Severance Agreements with Named Executive Officers

        Jack Lu.    We entered into an Involuntary Termination Severance Agreement with our current President and Chief Executive Officer, effective February 1, 2010 (the "Lu Severance Agreement").

        The Lu Severance Agreement provides that if Mr. Lu's employment is terminated by UTStarcom other than for "cause" (as defined in the Lu Severance Agreement and described below) or terminated by Mr. Lu for "good reason" (as defined in the Lu Severance Agreement and described below), then he would be entitled to the following severance benefits: (i) an amount equal to 70% of 12 months of base salary as in effect as of the date of such termination, less applicable withholdings, (ii) 100% of his full annual performance target bonus for the year in which the termination occurred, (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted to him by UTStarcom shall become fully vested, or, as applicable, released from UTStarcom's repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iv) such equity awards will be exercisable until the earliest of (a) 12 months from his date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the 10th anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, (v) all Mr. Lu' outstanding restricted cash awards will become fully vested, and (vi) an amount equal to 12 months of health insurance premiums at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for Mr. Lu on the day immediately preceding the day of his termination of employment.

        Severance benefits payable under the terms of the Lu Severance Agreement are payable in a lump sum within 30 days of the date of termination, subject to Mr. Lu's executive of a waiver and release of all claims arising out of his termination of employment and a non-disparagement agreement.

        The terms "cause" and "good reason" are each defined in the Lu Severance Agreement.

        Termination of Mr. Lu for "cause" generally requires:

  •
  any act of personal dishonesty taken in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment;

  •
  conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the company's reputation or business;

  •
  a willful act which constitutes misconduct and is injurious to the company; or

  •
  continued willful violations of the his obligations to the company after there has been delivered to him a written demand for performance which describes the basis for the company's belief that he has not substantially performed his duties.

        A termination by Mr. Lu for "good reason" would generally require:

  •
  a significant reduction in duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction, or the removal of him from such position, duties and responsibilities, unless he is provided with comparable duties, position and responsibilities; provided, however, that the sole occurrence of UTStarcom being acquired and made part of a larger entity shall not constitute a "good reason";

  •
  a reduction of base salary as in effect immediately prior to such reduction;

  •
  a material reduction in the kind or level of employee compensation or benefits immediately prior to such reduction with the result that the overall benefits package is significantly reduced;

  •
  the relocation to a facility or a location where such relocation increases the travel distance to work by more than 30 miles from the commute prior to the relocation;

  •
  any purported termination by the company which is not effected for cause or for which the grounds relied upon are not valid; or

  •
  failure of UTStarcom to obtain the assumption of the agreement by any successors to UTStarcom.

        Edmond Cheng.    We hired Mr. Edmond Cheng as our Senior Vice President and Chief Financial Officer effective May 10, 2010. Mr. Cheng is entitled to severance benefits under our Amended and Restated Executive Involuntary Termination Severance Pay Plan (the "Executive Severance Plan").

        The Executive Severance Plan provides that if UTStarcom (or any parent or subsidiary of UTStarcom) terminates the employment of an employee covered by the Executive Severance Plan (a "Covered Employee") for other than cause, death or disability, or a Covered Employee terminates his or her employment with UTStarcom for good reason, the Covered Employee shall receive the following severance benefits: (i) a lump sum cash payment equal to 1 year of base pay plus 100% of the Covered Employee's target bonus for the year of termination, (ii) an amount equal to 12 months of the premiums for continuation coverage under COBRA of each Covered Employee (and any eligible dependents) under UTStarcom's medical, dental and vision plans at the same level of coverage in effect on the date of termination, (iii) the Covered Employee shall fully vest in and, if applicable, have the right to exercise, all of his or her outstanding and unvested equity compensation awards, and (iv) all such equity awards (including awards that vest as a result of the Executive Severance Plan) shall be exercisable until the earliest of (a) 12 months from the Covered Employee's date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the 10th anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted. The terms "cause" and "good reason" are defined in the Executive Severance Plan and are substantially similar to the definitions of cause and good reason set forth in Mr. Lu's agreement and summarized above.

        Severance benefits payable under the terms of the Executive Severance Plan are payable in a lump sum within 30 days of the date of termination; subject to a 6-month delay if required by Section 409A. As a condition to receiving severance benefits as described above, a Covered Employee is required to sign a waiver and release of all claims arising out of his termination of employment and a non-disparagement agreement. The benefits provided under the Executive Severance Plan are in lieu of any other severance or retention plan benefits available to the Covered Employee and shall be reduced by any severance paid to a Covered Employee under any other plan or arrangement.

        Peter Blackmore.    We entered into a Change of Control/Involuntary Termination Severance Agreement with Peter Blackmore, effective July 2, 2007 (the "Blackmore Severance Agreement") which was subsequently amended and restated on January 30, 2008 to bring the agreement into compliance with Section 409A. It was amended again on December 17, 2008 for Section 409A compliance. The Blackmore Severance Agreement had a term of 3 years from January 30, 2008.

        The Blackmore Severance Agreement provided that if Mr. Blackmore's employment was terminated by UTStarcom without cause or terminated by Mr. Blackmore for good reason at any time within 18 months after a change of control, he would have been entitled to the following severance benefits: (i) 24 months of base salary as in effect as of the date of such termination, less applicable withholding, (ii) 200% of his full annual performance target bonus and a monthly prorated amount of his full annual performance bonus for the year in which the termination occurs, (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted to him by UTStarcom prior to the change of control would have become fully vested, or, as applicable, released from UTStarcom's repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iv) such equity awards would have been exercisable until the earliest of (a) 12 months from his date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) 10th anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, (v) all Mr. Blackmore's outstanding restricted cash awards would have become fully vested, and (vi) an amount equal to 12 months of health insurance premiums for continuation coverage COBRA at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for Mr. Blackmore on the day immediately preceding the day of his termination of employment.

        In addition, the Blackmore Severance Agreement provided that if Mr. Blackmore's employment was terminated by UTStarcom without cause or terminated by Mr. Blackmore for good reason during the term of the Blackmore Severance Agreement apart from a change of control, he would be entitled to the following severance benefits: (i) 12 months of base salary as in effect as of the date of such termination, less applicable withholding, (ii) 100% of his full annual performance target bonus for the year in which the termination occurred, (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted to him by UTStarcom shall become fully vested, or, as applicable, released from UTStarcom's repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iv) such equity awards would be exercisable until the earliest of (a) 12 months from his date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the 10th anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, (v) all Mr. Blackmore's outstanding restricted cash awards would become fully vested, and (vi) an amount equal to 12 months of health insurance premiums for continuation coverage under COBRA at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for Mr. Blackmore on the day immediately preceding the day of his termination of employment.

        The terms "cause" and "good reason" are defined in the Blackmore Severance Agreement and are substantially similar to the definitions of cause and good reason set forth in Mr. Lu's agreement and summarized above.

        Severance benefits payable under the terms of the Blackmore Severance Agreement were payable in a lump sum within 30 days of the date of termination; subject to a 6-month delay if required by Section 409A. As a condition to receiving severance benefits as described above, Mr. Blackmore was required to sign a waiver and release of all claims arising out of his termination of employment and a non-disparagement agreement.

        Mr. Blackmore left his position as Chief Executive Officer and President and resigned from the Board on September 7, 2010. UTStarcom and Mr. Blackmore agreed that Mr. Blackmore's departure was a resignation for "good reason" under the Blackmore Severance Agreement. Pursuant to the Blackmore Severance Agreement and subject to certain conditions, UTStarcom agreed to pay him $1,621,012, including one year of base pay, 100% of his annual performance target bonus, full vesting of any restricted cash rewards (if any), and up to 12 months of COBRA premium coverage. Additionally, all equity awards, including without limitation stock options, restricted stock and stock purchase rights, granted to him by UTStarcom became fully vested, or, as applicable, released from UTStarcom's repurchase right, and exercisable as of September 7, 2010. Also, Mr. Blackmore's equity awards became exercisable until the earliest of (a) 12 months from the date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the 10th anniversary of the original grant date of the equity award, or (d) the date provided for under the equity plan under which the award was granted.

        Kenneth Luk.    We hired Mr. Kenneth Luk as our Senior Vice President and Chief Financial Officer pursuant to an offer letter agreement dated November 15, 2009. Mr. Luk was entitled to severance benefits as a Covered Employee under our Executive Severance Plan as described above.

        Mr. Luk left his position as Senior Vice President and Chief Financial Officer of UTStarcom effective May 11, 2010. Pursuant to a separation letter dated May 3, 2010 (the "Luk Separation Letter"), Mr. Luk acknowledged that his voluntary resignation was neither a termination without cause not a resignation for good reason under the Executive Severance Plan. In consideration for the execution of a release of claims, the Compensation Committee approved a package to Mr. Luk that included: payment of $91,500 plus the pro-rated amount of his salary for the period between May 11, 2010 and June 17, 2010, less certain withholdings and the vesting of 50,000 shares of restricted stock owned by Mr. Luk. Additionally, UTStarcom waived the repayment of a sign-on bonus of RMB 340,800 paid to Mr. Luk pursuant to his offer letter.

Change of Control Provisions in UTStarcom's Equity Compensation Plans

        The 1997 Stock Plan.    Our 1997 Stock Plan (the "1997 Plan") provides that, in the event of our proposed dissolution or liquidation, the Board must notify each participant under the 1997 Plan as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Board has the discretion to allow the participant to exercise his or her option or stock purchase right until 15 days prior to the effective date of such dissolution or liquidation. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding option or stock purchase right under the 1997 Plan will be assumed or substituted by the successor corporation. In case the successor corporation refuses to assume or substitute the outstanding option or stock purchase right, such outstanding option or stock purchase right will become fully exercisable for a period of 15 days from the date the participant is notified of such refusal by the Board.

        In addition, the 1997 Plan provides, in general, that a participant whose status as a Service Provider (as defined in the 1997 Plan) is terminated is entitled to exercise his or her option, to the extent such option has vested as of the date of termination, until the earlier of (i) expiration of the option according to its terms, (ii) expiration of a period of 3 months following termination, or (iii) expiration of a period of 12 months following termination as a result of death or disability. The 1997 Plan allows the post-termination exercise period to extend beyond the default term, if the stock option agreement entered into by UTStarcom and the participant pursuant to the 1997 Plan provides for a longer term.

        Under the Officer and Director Option Agreement approved for use under the 1997 Plan in connection with awards to our directors and officers beginning in December of 2005, if the participant's status as a Service Provider or director is terminated following a change of control, the participant shall be entitled to exercise his or her option, to the extent such option has vested as of the date of such termination, until the earlier of (i) expiration of the option according to its terms, or (ii) expiration of a period of 12 months following the termination of the participant's status as a Service Provider or director.

        The 1997 Plan was terminated in July 2006 effective upon stockholder approval of our 2006 Plan.

        The 2006 Equity Incentive Plan.    Our 2006 Equity Incentive Plan provides that in the event a participant in the 2006 Plan terminates service with us and our affiliates, any options which have become exercisable prior to the time of termination will remain exercisable for three months from the date of termination, unless a shorter or longer period of time is determined by the 2006 Plan administrator. If termination was caused by death or disability, any options which have become exercisable prior to the time of termination will remain exercisable for 12 months from the date of termination, unless a shorter or longer period of time is determined by the 2006 Plan administrator. In no event may a participant exercise the option after the expiration date of the option.

        In the event of our change of control, each outstanding award will be assumed or substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute awards granted under the 2006 Plan, all options and stock appreciation rights will fully vest and become exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the 2006 Plan administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the 2006 Plan administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

        The change of control provisions in the 2006 Plan apply to all executive officers.

Estimated Post-Employment Payments and Benefits

        Assuming the termination of employment of the Named Executive Officers took place on December 31, 2010, and based upon the price per share of our Common Stock of $2.06, the closing market price as of December 31, 2010, the estimated payments and benefits that each of the Named Executive Officers would be eligible to receive under various circumstances are set forth in the following charts. Please see the section above entitled "Employment Contracts and Severance Agreements with Named Executive Officers" under "Potential Post-Employment Payments upon Termination and Change of Control" contained in this proxy statement/prospectus for detailed descriptions of the agreements with each of the Named Executive Officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment without good reason or termination of employment for cause.

  Jack Lu

	Involuntary Without Cause/ Good Reason Termination		Termination upon/following Change of Control		Disability(1)	Death(2)
Base Salary	$465,282	(3)	$465,282	(3)	$30,353	$30,353
Bonus	$319,753	(4)	$319,753	(4)	$—	$—
Accelerated Shares Underlying Outstanding Options(5)	$—		$—		$—	$—
Accelerated Stock Awards(5)	$617,625		$617,625		$—	$—
Health Care	$2,335		$2,335		$2,335	$—
TOTAL:	$1,404,995		$1,404,995		$32,688	$30,353

(1)
We provide all active full-time employees in China with commercial insurance coverage. In the case of disability, employees will receive up to a maximum benefit of $30,353.

(2)
We provide all active full-time employees in China with commercial insurance coverage which provides for payment up to a maximum benefit of $30,353 in the event of death.

(3)
Represents a payment of 70% of annual base salary of an amount of $325,697 for termination as a result of "good reason" and 30% of annual base salary of an amount of $139,585 as consideration for execution of a non-competition agreement upon termination.

(4)
Represents target bonus of 88% of base salary based upon a target bonus of 80% of Mr. Lu's base salary when he served as UTStarcom's Senior Vice President and Chief Operating Officer from March 1, 2010 to September 7, 2010 and 100% of Mr. Lu's base salary for his service as UTStarcom's Chief Executive Officer from September 8, 2010 to December 31, 2010.

(5)
Amounts represent the value of unvested stock options and award grants as of December 31, 2010 for which the vesting would have been accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of UTStarcom's Common Stock as of December 31, 2010, the last trading day of fiscal year 2010, of $2.06 and the per share exercise price for the options, multiplied by the number of all stock options that were unvested as of December 31, 2010. For restricted stock awards, it is measured as the fair market value of the stock ($2.06), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2010.

  Edmond Cheng

	Involuntary Without Cause/ Good Reason Termination		Termination upon/following Change of Control		Disability(1)	Death(2)
Base Salary	$380,000		$380,000		$156,000	$500,000
Bonus	$171,996	(3)	$171,996	(3)	$—	$—
Accelerated Shares Underlying Outstanding Options(4)	$—		$—		$—	$—
Accelerated Stock Awards(4)	$617,625		$617,625		$—	$—
Health Care	$18,755		$18,755		$18,755	$—
TOTAL:	$1,188,376		$1,188,376		$174,755	$500,000

(1)
Under the international life and accidental death and dismemberment policy, we provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the long-term disability policy; however, in the event an employee continues to meet the definition of "disability" under the long-term disability policy, long-term disability benefits may continue until an employee's Social Security Normal Retirement Age, as defined in the long-term disability policy.

(2)
Under the international life and accidental death and dismemberment policy, we provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)
Represents target bonus of 70% of base salary, pro-rated.

(4)
Amounts represent the value of unvested stock options and award grants as of December 31, 2010 for which the vesting would have been accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of UTStarcom Common Stock as of December 31, 2010, the last trading day of fiscal year 2010, of $2.06 and the per share exercise price for the options, multiplied by the number of all stock options that were unvested as of December 31, 2010. For restricted stock awards, it is measured as the fair market value of the stock ($2.06), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2010.

  Peter Blackmore

        Peter Blackmore left his position with UTStarcom effective as of September 7, 2010. Please see the section above titled "Employment Contracts and Severance Agreements with Named Executive Officers" for information regarding payments made to or to be made to Mr. Blackmore upon and in connection with his termination.

  Kenneth Luk

        Kenneth Luk left his position with UTStarcom effective as of May 11, 2010. Please see the section above titled "Employment Contracts and Severance Agreements with Named Executive Officers" for information regarding payments made to or to be made to Mr. Luk upon and in connection with his termination.

Policies with Respect to Review, Approval or Ratification of Transactions with Related Persons

        Our Audit Committee is responsible for the review and approval or ratification of "related-person transactions" between us or our subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of UTStarcom since the beginning of the last fiscal year, and his or her immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which our company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions that require Audit Committee approval:

  •
  Employment of executive officers.  Any employment by us of an executive officer of UTStarcom if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a "Named Executive Officer," and the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation.

  •
  Director compensation.  Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

  •
  Certain transactions with other companies.  Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of that company's total annual revenues.

  •
  Transactions where all shareholders receive proportional benefits.  Any transaction where the related person's interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

  •
  Transactions involving competitive bids.  Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

  •
  Regulated transactions.  Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

  •
  Certain banking-related services.  Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

  •
  Other transactions.  Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

Related Person Transactions

        Since January 1, 2010, we were party to the following related party transactions under the relevant standards:

  Yellowstone

        On September 7, 2009, we entered into a consulting agreement with Yellowstone Investment Advisory Limited ("Yellowstone"). Mr. William Wong, one of our directors, is a managing director of Yellowstone. Pursuant to the consulting agreement, Yellowstone acted as a strategic consultant assisting with the relocation of our headquarters to China and introducing executive officer and director candidates to us. We also agreed to reimburse Yellowstone's reasonable expenses incurred in connection with the services. During 2010, we paid approximately $235,000 for consulting services provided by Yellowstone pursuant to the consulting agreement. Our Audit Committee did not review and approve the consulting arrangement with Yellowstone because at the time the consulting agreement was entered into, Mr. Wong was not expected to become a director and therefore the transaction was not subject to review by the Audit Committee. However, the consulting agreement and the relationship between UTStarcom and Yellowstone were reviewed and approved by the Board. The consulting agreement was terminated as of February 2010.

        On November 5, 2010, we entered into an engagement letter with Yellowstone pursuant to which Yellowstone acts as a strategic consultant to UTStarcom and its subsidiaries, divisions or legal/organizational units to assist UTStarcom in establishing or expanding strategic partnerships, joint ventures, acquisitions and UTStarcom's business in Asia consistent with UTStarcom's goals. Under the terms of the engagement letter, we pay Yellowstone a monthly fee of US$20,000 and certain success fees upon the successful completion of a specific transaction as proposed by Yellowstone and approved by UTStarcom generally based upon a varying percentage of the transaction deal size, with certain exceptions. We also reimburse Yellowstone's reasonable expenses incurred in connection with the services. We paid approximately $960,000 during the first quarter of 2011 and approximately $220,000 during the last quarter of 2010 for consulting services including acquisition support services provided by Yellowstone pursuant to the engagement letter. Our Audit Committee has reviewed and approved the engagement.

  Softbank Corp.

        Softbank Corp. is an affiliate of Softbank America, Inc., which holds approximately 9.4% of our common stock. During 2010, we recognized aggregate revenue of $46.3 million (includes $20.8 million in sales to NEC Networks & System Integration Corp., Japan Electronic Computer Co. Ltd., Nippon Telecom Sales KK and Oki Electric Industry Co., Ltd. for which Softbank Corp. was the ultimate customer) with respect to sales to affiliates of Softbank Corp., including (i) sales of telecommunications equipment to Softbank BB, (ii) sales of equipment and services to Softbank Telecom Co., Ltd, a wholly owned subsidiary of Softbank Corp. and (iii) sales of equipment to BB Cable, an affiliate of Softbank Corp. Our Audit Committee has reviewed and approved the transactions with Softbank Corp.

        In addition, on October 21, 2010, we, through a wholly owned subsidiary, entered into an agreement with ZTE (H.K.) Limited ("ZTE"), a company incorporated in Hong Kong (the "ZTE Agreement"). Pursuant to the ZTE Agreement, we formed a special purpose company incorporated in Hong Kong with ZTE (the "HK SPV") for the purpose of making and holding an investment in a high speed mobile data communication service business affiliated with Softbank Corp. (the "Softbank Affiliate"). We paid 176,050,000 Japanese yen (approximately US$2.17 million) for 35% of the equity of the HK SPV and agreed to provide a loan of 595,000,000 Japanese yen (approximately US$ 7.32 million) to the HK SPV. ZTE paid 326,950,000 Japanese yen (approximately US$4.03 million) for 65% of the equity of the HK SPV and agreed to provide a loan of 1,105,000,000 Japanese yen (approximately US$13.60 million) to the HK SPV. The US dollar equivalents are based on the exchange rate of 81.105 Japanese yen per U.S. dollar. The HK SPV plans to use the paid-in capital and shareholder loans to invest in the Softbank Affiliate. Our Audit Committee has reviewed and approved the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires UTStarcom's Directors and executive officers and persons who own more than ten percent of a registered class of UTStarcom's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of UTStarcom. Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish UTStarcom with copies of all Section 16(a) forms they file. The information in this section is based solely upon a review of Forms 3, 4 and 5 received by UTStarcom.

        UTStarcom is not aware of any person who at any time during the period prior to the year ended December 31, 2010 was a director, officer, or beneficial owner of more than ten percent of the common stock of UTStarcom, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the 2010 fiscal year.

10b5-1 Trading Plans

        Each of our officers and directors may enter into a written plan for the automatic trading of securities in accordance with Exchange Act Rule 10b5-1. UTStarcom may also enter into a written plan for the automatic trading of securities in accordance with Rule 10b5-1 with respect to any stock repurchase plan.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics ("Code of Ethics") that applies to all employees including our principal executive officers. The Code of Ethics is designed to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we are required to file with, or submit to, the SEC and in other public communication we make, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics, and (v) accountability for adherence to the Code of Ethics.

        As a supplement to the Code of Ethics, we have also adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers ("Code of Ethics for Financial Officers"), which is designed to highlight the legal and ethical obligations of the Chief Executive Officer and financial officers. The Code of Ethics for Financial Officers imposes upon applicable officers certain additional internal reporting requirements for acts committed in violation of the Code of Ethics and/or the securities laws.

        Copies of the Code of Ethics and the Code of Ethics for Financial Officers are available on our website at http://investorrelations.utstar.com/governance.cfm. Any waiver of the Code of Ethics or Code of Ethics for Financial Officers pertaining to a member of our Board or one of our executive officers will be disclosed on our website at http://investorrelations.utstar.com/governance.cfm.

REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to UTStarcom's audited financial statements for the fiscal year ended December 31, 2010. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that UTStarcom specifically requests that such information be treated as soliciting material or specifically incorporates the information by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        Established on January 31, 1997, the Audit Committee is currently comprised of three non-employee directors. The purpose of the Audit Committee is to assist the Board in its general oversight of UTStarcom's financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of UTStarcom's independent registered public accounting firm.

        The Audit Committee reviews the results and scope of audit and other services provided by UTStarcom's independent registered public accounting firm and reviews the accounting principles and auditing practices and procedures to be used in UTStarcom's financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. UTStarcom's independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers Zhong Tian CPAs Limited Company ("PricewaterhouseCoopers"), is responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee's charter, the Audit Committee's responsibility is to provide oversight of and to review those processes.

        The Audit Committee has reviewed and discussed the audited financial statements with management of UTStarcom. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee was kept apprised of the progress of management's assessment of UTStarcom's internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at meetings throughout the year. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of UTStarcom's internal control over financial reporting. The Audit Committee reviewed this report of management and Item 9A, "Control and Procedures," contained in UTStarcom's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC, as well as PricewaterhouseCoopers' report of independent registered public accounting firm (included in UTStarcom's Annual Report on Form 10-K) relating to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee also reviewed with management and PricewaterhouseCoopers (a) UTStarcom's completed, current and planned initiatives to remediate material weaknesses in UTStarcom's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and (b) the procedures performed by UTStarcom to support certifications by UTStarcom's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany UTStarcom's periodic filings with the SEC.

        In addition, the Audit Committee has reviewed and discussed the audited financial statements with PricewaterhouseCoopers, including such items as required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by PCAOB Ethics and Independence Rule 3526 (Rule 3526, Communications with Audit Committees "Concerning Independence"), and has discussed with PricewaterhouseCoopers their independence.

        After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2010 be included in UTStarcom's Annual Report on Form 10-K.

The Audit Committee
Thomas J. Toy, Chairman Linzhen Xie Xiaoping Li

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected PricewaterhouseCoopers Zhong Tian CPAs Limited Company ("PricewaterhouseCoopers"), independent registered public accounting firm, to audit the financial statements of UTStarcom for the fiscal year ending December 31, 2011 and recommends that the stockholders ratify this selection. PricewaterhouseCoopers also audited UTStarcom's financial statements for its fiscal year ended December 31, 2010. The Board expects that representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

        Stockholder ratification of this selection of PricewaterhouseCoopers as UTStarcom's independent public accounting Firm is not required by UTStarcom's Bylaws or otherwise. However, the Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PricewaterhouseCoopers as UTStarcom's independent registered public firm, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2011. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of UTStarcom and its stockholders.

PricewaterhouseCoopers Fees for the Fiscal Years Ended December 31, 2010 and 2009

        The aggregate fees billed for professional accounting services by PricewaterhouseCoopers for the fiscal years ended December 31, 2010 and 2009 are as follows:

	Fiscal Year Ended December 31,
	2010	2009
Audit Fees(1)	$1,875,000	$4,665,000
Audit-Related Fees(2)	72,000	153,000
Tax Fees(3)	184,000	42,000
All Other Fees(4)	3,000	3,000

Total Fees	$2,134,000	$4,863,000

(1)
Audit fees are fees for professional services rendered for the integrated audit of UTStarcom's consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports, and for services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees represent aggregate fees paid or accrued for professional services rendered for accounting consultations and other procedures performed with respect to certain UTStarcom acquisition and divestiture efforts.

(3)
Tax fees are fees for tax services related to tax compliance, tax planning and tax advice.

(4)
All other fees are fees for an online accounting research tool.

        The Audit Committee has determined that the provision to us by PricewaterhouseCoopers of non-audit services as listed above is compatible with PricewaterhouseCoopers maintaining its independence.

 Audit Committee Preapproval Policies and Procedures

        The Audit Committee has direct responsibility for the appointment, retention, evaluation, compensation, oversight and termination of the independent registered public accounting firm employed by us. The Audit Committee has authorized Mr. Toy to pre-approve audit and non-audit services to be performed by our independent registered public accounting firm. Such preapproval by Mr. Toy is to be followed up for approval by the Audit Committee at its quarterly meetings. For the fiscal year 2010, there were no audit-related fees, tax fees, or any other non-audit fees that were approved by the Audit Committee pursuant to the "de minimis" exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

Required Vote

        The ratification of the appointment of PricewaterhouseCoopers as UTStarcom's independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of the holders of a majority of the shares of the Common Stock that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

        UTSTARCOM'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY AS UTSTARCOM'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The recently-enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission in the "Executive Compensation—Compensation Discussion and Analysis" section of this proxy statement/prospectus beginning on page 69.

        As described in detail in the Compensation Discussion and Analysis, our executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term strategic and operational objectives and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis and the accompanying compensation tables in this proxy statement for information about our executive compensation program, including information about the compensation of our named executive officers in 2010.

        The Compensation Committee continually reviews our executive compensation program to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

        The Compensation Committee continually reviews our executive compensation program to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

        Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that UTStarcom's stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        The Say-on-Pay vote is advisory, and, therefore, not binding on UTStarcom, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Board Recommendation and Required Vote

        Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby FOR Proposal No. 3. Assuming the presence of a quorum, the required vote is the affirmative vote of a simple majority of votes cast and entitled to vote at the annual meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS
PROXY STATEMENT/PROSPECTUS PURSUANT TO THE COMPENSATION DISCLOSURE
RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory, non-binding, vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal No. 3 beginning on page 102 of this proxy statement/prospectus. By voting on this Proposal No. 4, stockholders may indicate whether they would prefer an advisory (non-binding) vote on named executive officer compensation once every one year, two years or three years.

        After careful consideration of this Proposal No. 4, our board of directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the company, and therefore our board of directors recommends that you vote for a three-year interval for the advisory vote on executive compensation.

        In formulating its recommendation, our board of directors considered that an advisory vote on executive compensation once every three years will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement. Additionally, an advisory vote on executive compensation once every three years is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices. We understand that our stockholders may have different views as to what is the best approach for UTStarcom, and we look forward to hearing from our stockholders on this Proposal No. 4.

        We note however that foreign private issuers are not required to conduct advisory votes on executive compensation. If Proposal No. 5, Approval of Adoption of the Merger Agreement, is approved by shareholders and the merger is effected, the Company will be a foreign private issuer and therefore will not be required to conduct future advisory votes on executive compensation. However, consistent with our policy of seeking input from, and engaging in discussion with, our stockholders on executive compensation matters, UTS Holdings intends to provide disclosure relating to its compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, UTS Holdings expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

  "RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency of our stockholders with which UTStarcom is to hold a stockholder advisory vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure)."

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the stockholder advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on UTStarcom or the Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our stockholders and UTStarcom to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Board Recommendation and Required Vote

        Unless authority to do so is withheld, the proxy holders named in the proxy card will vote the shares represented thereby for an annual vote as the frequency with which shareholders are provided an advisory (non-binding) vote. Assuming the presence of a quorum, the required vote is the affirmative vote of a simple majority of votes cast and entitled to vote at the annual meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 5
APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT

The Merger Agreement

        The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

 Introduction

        The Merger Agreement you are being asked to adopt at the Annual Meeting provides for a merger that would result in your shares of UTStarcom common stock being converted into the right to receive an equal number of ordinary shares in the capital of UTS Holdings, an exempted company incorporated under the laws of the Cayman Islands. Under the Merger Agreement, Merger Sub, a wholly owned subsidiary of UTS Holdings, which itself is currently a wholly owned subsidiary of UTStarcom, will merge with and into UTStarcom, with UTStarcom surviving the merger as a wholly owned subsidiary of UTS Holdings. If the Merger Agreement is adopted by the stockholders, we anticipate that the merger will become effective at 4:30 p.m., Eastern Time, on June 24, 2011. Following the merger, UTS Holdings, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by UTStarcom and its subsidiaries. Immediately following the merger, you will own an interest in UTS Holdings, which will be managed by the same Board of Directors and executive officers that managed UTStarcom immediately prior to the merger. Additionally, the consolidated assets and employees of UTS Holdings will be the same as those of UTStarcom immediately prior to the merger.

The Parties to the Merger

        UTStarcom is a leading provider of IP-based, network solutions including the integration and support services in IPTV, iDTV, Internet TV and Broadband for cable and telecom operators. Our focus is to design and sell IP-based telecommunications infrastructure products including our primary product suite of IPTV and broadband solutions along with the ongoing services relating to the installation, operation and maintenance of these products. Collectively our range of solutions is designed to expand and modernize telecommunications networks through smooth network system integration, lower operating costs and increased broadband access. We also provide the telecommunications carriers and other customers with increased revenue opportunities by enhancing their subscribers' user experience. The majority of our sales have been to service providers in China, Japan and India. We also sell to service providers in selective markets in the Asia Pacific, Latin America and Europe. UTStarcom is currently subject to SEC and other disclosure obligations in the United States.

        We expect to expand beyond the sale of IP-based telecommunications infrastructure equipment and services by developing an operational support services business. This business would provide support services to iDTV, IPTV, IP Signage and Internet TV technology and service platforms. Our existing Multimedia Communications business and Broadband Infrastructure business would build and transfer solutions, our customers would operate the solutions or platforms and our Operational Support Services business would provide support for the operation of the platforms. We are developing acquired solutions for on-line advertising management, value added services, content providers and producers and website set-up and expect to enter into revenue sharing and strategic partnership arrangements that would provide for recurring revenue streams.

        UTS Holdings is a newly formed exempted company incorporated under the laws of the Cayman Islands. An "exempted" company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Law, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. UTS Holdings does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. As mentioned above, following the merger, UTS Holdings, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by UTStarcom and its subsidiaries.

        Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of UTS Holdings. Merger Sub does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger.

        The principal executive offices of each of UTStarcom, UTS Holdings and Merger Sub are located at 52-2 Building, BDA International Enterprise Avenue, No. 2 Jingyuan North Street, Daxing District, Beijing 100176, China, and the telephone number of each company is +86 (10) 8520-5588.

Background and Reasons for the Merger

        We believe the merger, which would change our place of incorporation from the United States to the Cayman Islands, is consistent with our international corporate strategy and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

        Our international corporate strategy has been focused on major developing economies such as China and India. Our corporate objective has been to enhance our position in key infrastructure products with attractive growth potential in selective geographic markets. To achieve this goal, our strategy has been focused on our core strengths and aligned with favorable long term market trends relating to IP-based products in the major developing economies, primarily China and India.

        In 2008 and 2009, we announced initiatives to focus our resources in selective markets and high growth potential product lines which would likely drive growth and produce attractive gross margin. In 2008, we streamlined our strategic focus by exiting a number of the businesses which we identified as non-core to our IP-based product strategy and divested our wholly owned PCD subsidiary, UTStarcom Personal Communications LLC, and our Mobile Solutions Business Unit. In 2009, we disbanded our Custom Solutions Business Unit and substantially completed the wind-down of our worldwide handset operations. As a result of these divestitures, we currently have very limited operations in the United States.

        Our assets and operations have been primarily based in China. Approximately 79% of our sales in 2009 and approximately 98% of our sales in 2010 were attributable to countries other than the United States. In particular, approximately 46% of our sales in 2009 and approximately 57% of our sales in 2010 were attributable to China, which has accounted for a larger portion of our overall sales since our divestiture of PCD in July 2008. Additionally, approximately 99% and 77% of our long-lived assets, consisting of property, plant and equipment, and 88% and 89% of our full time employees worldwide were located in China as of December 31, 2009 and 2010, respectively.

        Based upon the foregoing, in February 2010, we announced that we will move our headquarters to Beijing, China, and we undertook an initiative to transition certain key functions, including our headquarters and finance, to China in order to eliminate functional duplication and reduce operating expenses. We also recently experienced significant changes in our management and our Board of Directors and, currently, all of our executive team and a majority of the members of our Board of Directors reside outside the United States. The recent changes in the composition of our management and Board of Directors further support our reasons for moving our headquarters and our place of incorporation outside the United States.

        We currently have very limited operations in the United States and we believe there is no particular business reason to remain a company incorporated, and to maintain key corporate functions, in the United States. We believe that by reincorporating to a jurisdiction outside the United States, we will be able to qualify as a "foreign private issuer" under the rules and regulations of the SEC and thereby reduce our operational, administrative, legal and accounting costs. We have chosen to reorganize under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services. We could have selected a different jurisdiction outside of the United States, but we believe many non-Chinese companies operating in China and India are incorporated in the Cayman Islands and as a result many of our current and potential strategic partners have substantial experience doing business with Cayman Islands companies and corporate structures. We also believe that being incorporated in the Cayman Islands could provide us with additional flexibility to pursue listings on international stock exchanges, such as the Hong Kong Stock Exchange, should we desire to do so in the future. For example, we understand that historically the companies that have been accepted for listing on the Hong Kong Stock Exchange have generally been domiciled in China, Hong Kong, the Cayman Islands or Bermuda.

        As noted, following the completion of the merger, UTS Holdings is expected to qualify as a "foreign private issuer" under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. UTS Holdings will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as UTS Holdings's ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, UTS Holdings will be exempt from certain rules under the Exchange Act that would otherwise apply if UTS Holdings were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

  •
  UTS Holdings may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

  •
  UTS Holdings will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, UTS Holdings will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, UTS Holdings will need to promptly furnish reports on Form 6-K any information that UTS Holdings (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, UTS Holdings will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, UTS Holdings will be required to file an annual report on Form 20-F within four months after its fiscal year end;

  •
  UTS Holdings will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

  •
  UTS Holdings will not be required to conduct advisory votes on executive compensation;

  •
  UTS Holdings will be exempt from filing quarterly reports under the Exchange Act with the SEC;

  •
  UTS Holdings will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

  •
  UTS Holdings will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

  •
  UTS Holdings will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

  UTS Holdings expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold UTS Holdings securities, you may receive less information about UTS Holdings and its business than you currently receive with respect to UTStarcom and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, UTS Holdings intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, UTS Holdings expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

        Additionally, as a foreign private issuer, UTS Holdings will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NASDAQ corporate governance standards, such as the following NASDAQ corporate governance standards requiring that:

  •
  the majority of the board of directors be comprised of independent directors;

  •
  executive compensation be determined by independent directors or a committee of independent directors;

  •
  director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

  •
  an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

  •
  all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

Maples and Calder, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards. Notwithstanding the foregoing, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger.

        We believe the merger and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the merger and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

        For a discussion of the risk factors associated with the merger and reorganization, please see the section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization."

 Disadvantages of Reorganizing in the Cayman Islands

        There are certain disadvantages that accompany reorganizing in the Cayman Islands, including:

  •
  The Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

  •
  Cayman Islands companies may not have standing to sue before the federal courts of the United States; and

  •
  UTS Holdings' constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

        UTS Holdings's corporate affairs are governed by UTS Holdings's memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and officers of UTS Holdings, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

        Additionally, a significant portion of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the merger, a majority of UTS Holdings' directors and all of its executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons' assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon UTS Holdings or such persons, or to enforce against them in courts of the United States, Cayman Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        For a discussion of the enforceability of civil liabilities following the merger and reorganization, please see the section entitled "Enforceability of Civil Liabilities."

The Merger

        The steps that have been taken to date, and that will be taken, to complete the merger are:

  •
  UTStarcom has formed UTS Holdings, with UTStarcom holding one ordinary share issued by UTS Holdings.

  •
  UTS Holdings, in turn, has formed Merger Sub and holds 100 shares of common stock of Merger Sub.

  •
  Following the Annual Meeting, provided we have obtained the requisite stockholder approval, (i) Merger Sub will merge with and into UTStarcom, with UTStarcom surviving, and (ii) the 100 shares of common stock of Merger Sub held by UTS Holdings will be converted into 100 shares of common stock of UTStarcom, as the surviving corporation in the merger. All outstanding shares of UTStarcom common stock will be converted into the right to receive an equal number of ordinary shares of UTS Holdings, which shares will be issued by UTS Holdings as part of the merger.

  •
  UTS Holdings will repurchase the one ordinary share issued to UTStarcom prior to the merger.

  •
  As a result, UTStarcom will, upon completion of the merger, become a wholly owned subsidiary of UTS Holdings.

        The following diagram depicts our organizational structure immediately before and after the merger.

        Immediately prior to the Effective Time, all existing UTStarcom equity compensation plans, as may be amended, will be adopted and assumed by UTS Holdings. Each outstanding option and other equity award issued under our equity compensation plans for the purchase or receipt of, or payment based on, shares of UTStarcom's common stock will represent the right to purchase or receive, or receive payment based on, as applicable, the same number of ordinary shares in the capital of UTS Holdings on substantially the same terms.

        Additionally, at the Effective Time, UTS Holdings will adopt and assume the obligations of UTStarcom under or with respect to certain contracts or agreements as described in the Merger Agreement. The contracts and agreements will become the obligations of UTS Holdings and will be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

        The Merger Agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of UTStarcom. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by UTStarcom stockholders without obtaining that approval.

Possible Abandonment

        Pursuant to the Merger Agreement, the Board of Directors of UTStarcom may exercise its discretion to terminate the Merger Agreement, and therefore abandon the merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by UTStarcom's stockholders. Please see the section entitled "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger."

Additional Agreements

        UTS Holdings expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with UTStarcom. The UTS Holdings indemnification agreements will be substantially similar to UTStarcom's existing indemnification agreements and will generally require that UTS Holdings indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee's current or past association with UTS Holdings, any subsidiary of UTS Holdings or another entity where he or she is or was serving at UTS Holdings's request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan.

        The indemnification agreements also provide for the advancement of defense expenses by UTS Holdings. Please also see the section entitled "Comparison of Rights of Stockholders/Shareholders—Indemnification of Directors and Officers" for a description of indemnification of directors and officers under Cayman Islands law and UTS Holdings's memorandum and articles of association.

        In addition, UTS Holdings's shareholder approval (from and after the Effective Time) of the UTStarcom equity compensation plans to be assumed by UTS Holdings for purposes of Section 422(b) of the Code, was established through approval of such plan by UTStarcom, as the sole stockholder of UTS Holdings, immediately prior to the merger. As part of the merger, UTS Holdings will assume UTStarcom's Executive Involuntary Termination Severance Pay Plan, Vice President Change in Control and Involuntary Termination Severance Pay Plan, involuntary termination severance agreements with its executive employees and any other plans and programs as provided in the Merger Agreement, all of the foregoing as may be amended immediately prior to the Effective Time. Although the merger will constitute a change in control for purposes of the foregoing equity compensation plans, severance plans and agreements with UTStarcom's executive officers, we will not incur any obligation as a result of the merger under the terms of the plans and agreements since UTS Holdings will assume the plans and agreements and any such obligation will be waived in connection with the merger, if applicable. Please see the subsection entitled "—Stock Compensation and Benefits Plans and Programs."

Conditions to Completion of the Merger

        The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

  1.
  the Merger Agreement has been adopted by the requisite vote of stockholders of UTStarcom;

  2.
  none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

  3.
  the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

  4.
  the UTS Holdings ordinary shares to be issued pursuant to the merger have been authorized for listing on the NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

  5.
  all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of UTStarcom, UTS Holdings or their subsidiaries to consummate the merger have been obtained or made; and

  6.
  the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

        Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of UTStarcom and our stockholders and that such change to the terms of the merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the merger agreement is not true but there is otherwise no harm to UTStarcom or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under "Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger."

Stock Compensation and Benefit Plans and Programs

        As part of the merger, UTS Holdings has agreed to assume all of UTStarcom's rights and obligations under UTStarcom's 1997 Stock Plan, 2001 Director Option Plan, 2003 Nonstatutory Stock Option Plan and 2006 Equity Incentive Plan, Advanced Communications Devices Corporation's 1997 Stock Option Plan, UTStarcom's Executive Involuntary Termination Severance Pay Plan, Vice President Change in Control and Involuntary Termination Severance Pay Plan and involuntary termination severance agreements with its executive employees, all of the foregoing as may be amended immediately prior to the Effective Time. Plans that provide benefits to employees of subsidiaries of UTStarcom will, upon being assumed by UTS Holdings, continue to provide benefits to such employees consistent with the current manner. For those plans that currently provide for the issuance of UTStarcom common stock, following the merger, UTS Holdings ordinary shares will be issued, with no anticipated increase to our "overhang," which we define for this purpose as the total number of shares required to be issued pursuant to the exercise of options and/or other equity awards outstanding and assumed by UTS Holdings in connection with the merger or shares otherwise available for issuance under our equity compensation plans assumed by UTS Holdings. Except as described below, all rights to purchase or receive, or receive payment based on, UTStarcom common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of UTS Holdings ordinary shares.

 Effective Time

        Provided that we have obtained the requisite stockholder approval at the Annual Meeting, we anticipate that the merger will become effective at 4:30 p.m., Eastern Time, on June 24, 2011. Our Board of Directors will have the right, however, to defer or abandon the merger at any time if it concludes that completion of the merger would not be in the best interests of UTStarcom or our stockholders.

Management of UTS Holdings

        Immediately prior to the Effective Time, the directors and officers of UTStarcom at such time will be elected or appointed as the directors and officers of UTS Holdings (to the extent the directors and officers of UTS Holdings and UTStarcom are not already identical), each such person to have the same office(s) with UTS Holdings (and the same class designations and committee memberships in the case of directors) as he or she held with UTStarcom, with the directors to serve until the earlier of the next meeting of the UTS Holdings shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement). The articles of association of UTS Holdings will provide that directors shall be divided into three classes, with the classes serving for staggered, three-year terms (or less if they are filling a vacancy), effective as of the Effective Time. It is expected that, immediately prior to the Effective Time, the Board of Directors of UTStarcom will be comprised of two Class I directors, three Class II directors and two Class III directors. The Class I directors, Thomas J. Toy and Linzhen Xie, the Class II directors, Jack Lu, Baichuan Du and Xiaoping Li, and the Class III directors, William Wong and Hong Liang Lu, will hold office until the 2013, 2011 and 2012 annual meeting of shareholders, respectively, or until their successors have been duly elected and qualified.

Recommendation and Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of UTStarcom's common stock entitled to vote at the Annual Meeting is required to approve the proposal to adopt the Merger Agreement. Our Board of Directors believes that the merger, to be effected by the Merger Agreement, is advisable and in the best interests of UTStarcom and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

 Regulatory Approvals

        The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, NASDAQ rules and regulations and Delaware corporate law (including the filing with the Secretary of State of the State of Delaware of a certificate of merger).

Rights of Dissenting Stockholders

        Under the DGCL, you will not have appraisal rights in connection with the merger because, among other reasons, the UTS Holdings shares you receive in the merger will be listed on NASDAQ.

Ownership in UTS Holdings

        The UTStarcom common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of UTS Holdings ordinary shares and such shares will be registered in your name (or your broker's name, as applicable) in UTS Holdings's register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in UTS Holdings's register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon UTS Holdings ordinary shares registered in their respective names. Any attempted transfer of UTStarcom stock prior to the merger that is not properly documented and reflected in the stock records maintained by UTStarcom's transfer agent as of immediately prior to the Effective Time will not be reflected in UTS Holdings's register of members upon completion of the merger. Registered holders of UTS Holdings's ordinary shares seeking to transfer UTS Holdings ordinary shares following the merger will be required to provide customary transfer documents required by UTS Holdings's transfer agent to complete the transfer.

        If you hold UTStarcom common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the UTStarcom common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of UTS Holdings ordinary shares and such shares will be registered in your name (or your broker's name, as applicable) in book-entry form without any action on your part.

        If you hold UTStarcom common stock in certificated form, you may exchange your UTStarcom stock certificates for new UTS Holdings share certificates promptly following the merger. We will request that all UTStarcom stock certificates be returned to UTS Holding's transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Computershare Trust Company, N.A. will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your UTStarcom stock certificates for new UTS Holdings share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

        UTStarcom's current transfer agent is Computershare Trust Company, N.A., which will continue to serve as the transfer agent for UTS Holdings ordinary shares after the Effective Time.

Stock Exchange Listing

        UTStarcom's common stock is currently listed on NASDAQ under the symbol "UTSI." There is currently no established public trading market for UTS Holdings's ordinary shares. However, it is a condition to the completion of the merger that the shares of UTS Holdings will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, UTS Holdings's ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol "UTSI."

        It is anticipated that UTS Holdings will qualify as a foreign private issuer in the U.S. following the merger. As a foreign private issuer, UTS Holdings will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NASDAQ corporate governance standards. However, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger.

Accounting Treatment of the Merger

        The merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control. Please see the section entitled "Summary—Summary Pro Forma Financial Information."

Taxation

        The following discussion of the material Cayman Islands, People's Republic of China and United States federal income tax consequences is based upon laws and relevant interpretations thereof effective as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the merger or otherwise, such as the tax consequences under state and local and tax laws.

Cayman Islands Taxation

        The Cayman Islands Government (or any other taxing authority in the Cayman Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to UTS Holdings levied by the Government of the Cayman Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of any of the documents relating the proposed merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands for enforcement purposes or otherwise. We do not intend that any documents relating the proposed merger be executed in or brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People's Republic of China Taxation

        Under the CIT Law and its implementation rules, both effective on January 1, 2008, all domestic and foreign investment companies will be subject to a uniform enterprise income tax at the rate of 25% and dividends from PRC enterprises to their foreign shareholders will be subject to a withholding tax at a rate of 10% if the foreign investors are considered as non-resident enterprises without any establishment or place within the PRC or if the dividends payable have no connection with the establishment or place of the foreign investors within the PRC, unless any such foreign investor's jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. In accordance with Caishui (2008) No. 1 issued by the Ministry of Finance, or MOF, and SAT on February 22, 2008, the accumulative undistributed profits of foreign investment companies generated before January 1, 2008, and distributed to foreign investors after year 2008, shall be exempt from withholding tax.

        The CIT Law has introduced the concept of "resident enterprises" and corresponding tax liability on resident enterprises' worldwide income, whilst "non-resident enterprises" without any place or establishment in the PRC are required to pay 10% income tax on their passive incomes from sources within China only. A resident enterprise refers to an enterprise that (i) was established/incorporated within the PRC or (ii) was established/incorporated under the laws of a foreign jurisdiction but has its "de facto management body" in the PRC. A non-resident enterprise refers to an enterprise which was established/incorporated under the laws of a foreign jurisdiction and does not have its "de facto management body" in the PRC, but has an establishment or place in the PRC, or has China-sourced income even though it does not have any establishment or place in the PRC.

        Under the implementation rules of the CIT Law, "de facto management body" is defined as an organization that has material and overall management and control over the business, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a Notice on Issues Relating to Determination of PRC-Controlled Offshore Enterprises as PRC Resident Enterprises Based on "De Facto Management Body" Test, or SAT Circular No. 82, under which, an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group will be characterized as a "resident enterprise" due to the fact that its "de facto management body" is located within the PRC, if all of the following conditions are met at the same time: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC; (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC; (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC; and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC. SAT Circular No. 82 further specifies that the principle of "substance over form" shall be adopted in determining whether the "de facto management body" is located within China.

        We currently are not treated as a PRC resident enterprise by the Chinese tax authority and as a result, we have not withheld PRC income taxes from our foreign investors and as a non-resident enterprise, we are subject to PRC withholding tax if we receive dividends directly from our PRC subsidiaries paid by them using funds out of their profits generated on and after January 1, 2008.

        Nevertheless, a significant portion of our operations are currently based in the PRC and are likely to remain based in the PRC after the merger. Moreover, a significant portion of our management team, who are in charge of finance and human resources related decisions, will perform their duties mainly in the PRC, and over 50% of our board members habitually reside in the PRC. Our main properties, accounting books and records, company seals and minutes of board meetings are maintained in China.

        However, the rules regarding the determination of the "de facto management body" are relatively new and whether such rules may apply to us is unclear. Due to lack of further written clarification by the SAT, there is still a uncertainty around the interpretation of each of the four conditions as specified in SAT Circular No. 82 and the principle of "substance over form" and the implementation of SAT Circular No. 82 by Chinese tax authorities in practice. It also remains unclear what percentage of shares of an offshore enterprise must be held by a PRC entity or group in order for the offshore enterprise to be deemed as an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group, and whether shares held by PRC resident individuals are counted pursuant to SAT Circular No. 82.

        Due to the lack of clear guidance on the determination of our tax residency under the CIT Law, it remains unclear whether the PRC tax authorities will treat us as a PRC resident enterprise either before or after the merger or what effect, if any, the merger will have on the determination. As a result, we cannot express an opinion as to the likelihood that we will be subject to the tax applicable to resident enterprises or non-resident enterprises under the CIT Law. If UTS Holdings is treated as a PRC resident enterprise, it will be subject to PRC tax on its worldwide income at the 25% uniform tax rate, but the dividends distributed from its subsidiaries that are or deemed to be PRC resident enterprises should be tax-exempt income. In addition, if UTS Holdings is considered a PRC resident enterprise, the dividends paid by it to the non-PRC shareholders may be regarded as income from sources within the PRC pursuant to SAT Circular No. 82, and therefore the non-PRC institutional shareholders may be subject to a 10% withholding tax, and the non-PRC individual shareholders may be subject to a 20% withholding tax unless they are able to claim a lower tax rate pursuant to applicable tax treaties.

        Furthermore, if UTS Holdings is treated as a PRC resident enterprise, there is a possibility that the capital gains realized by its non-PRC shareholders from the transfer of their shares may be regarded as income from sources within the PRC for PRC tax purposes. If such capital gains are taxed in China, the applicable income tax rate would be 10% for non-PRC institutional shareholders, and 20% for non-PRC individual shareholders. If the non-PRC shareholders are US residents that are eligible for PRC-US Tax Treaty benefits, whether capital gains should be taxed in China is unclear.

Pursuant to Paragraph 5 of Article 12 of the PRC-US Tax Treaty, gains from the alienation of shares of a company which is a PRC resident other than those mentioned in paragraph 4 representing a participation of 25 per cent may be taxed in China. Paragraph 6 of Article 12 of the PRC-US Tax Treaty further specifies that "[G]ains derived by a resident of a Contracting State from the alienation of any property other than that referred to in paragraphs 1 through 5 and arising in the other Contracting State may be taxed in that other Contracting State." By virtue of this provision, the capital gains realized by the US residents may be taxed in the PRC if the capital gains are considered as "arising in" the PRC. Under the CIT Law and its implementing rules, the capital gains from transfer of shares may be considered as "arising in" the PRC if the enterprise whose shares are transferred is "located in" China. If UTS Holdings is considered a PRC resident enterprise, and if the Chinese tax authorities take the position that a PRC resident enterprise is deemed to be located in China, the capital gains realized by the US residents from transfer of their shares may be taxed in the PRC depending on how the PRC-US Tax Treaty is interpreted and implemented by the Chinese tax authorities.

Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of UTS Holdings Ordinary Shares

        The following is a summary of material U.S. federal income tax consequences of the merger and of the ownership and disposition of UTS Holdings ordinary shares after the merger, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. To the extent the discussion relates to matters of U.S. federal income tax law, and subject to the qualifications herein, it represents the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, our special United States counsel. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

  •
  banks, insurance companies or other financial institutions;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt organizations;

  •
  controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

  •
  holders who acquired our stock as compensation or pursuant to the exercise of a stock option

  •
  persons who hold our common stock as a position in a hedging transaction, "straddle," or other risk reduction transaction; or

  •
  persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

        In addition, unless expressly provided below, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws.

        For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is not a U.S. holder.

        In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger or of the ownership and disposition of UTS Holdings ordinary shares.

Tax Consequences of the Merger to UTStarcom and UTS Holdings

  UTS Holdings Will Be Treated As a U.S. Corporation

        Pursuant to Section 7874 of the Code, UTS Holdings will be treated as a U.S. corporation for all purposes under the Code because (i) after the merger, UTS Holdings will not have substantial business activities in the Cayman Islands and (ii) the former holders of the UTStarcom common stock will hold, by reason of owning shares of UTStarcom common stock, at least 80% or more of the UTS Holdings ordinary shares. Because UTS Holdings will be treated as a U.S. corporation for all purposes under the Code, UTS Holdings will not be treated as a "passive foreign investment company," as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

  Taxation of UTStarcom and UTS Holdings

        We expect that neither UTStarcom nor UTS Holdings will incur U.S. income tax as a result of completion of the merger.

Tax Consequences of the Merger to U.S. Holders and Reporting Requirements

        U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of UTS Holdings ordinary shares in exchange for UTStarcom common stock. The aggregate tax basis in the ordinary shares of UTS Holdings received in the merger will equal each such U.S. holder's aggregate tax basis in the UTStarcom common stock surrendered. A U.S. holder's holding period for the ordinary shares of UTS Holdings that are received in the merger generally will include such U.S. holder's holding period for the common stock of UTStarcom surrendered.

        U.S. holders who owned at least 5% of UTStarcom's outstanding stock or UTStarcom common stock with a basis of $1,000,000 or more for U.S. federal income tax purposes who receive UTS Holdings ordinary shares as a result of the merger will be required to file with such U.S. holders' U.S. federal income tax returns for the year in which the merger takes place a statement setting forth certain facts relating to the merger. Such statements must include the U.S. holders' tax basis in, and fair market value of, the UTStarcom common stock surrendered in the merger.

        U.S. holders should note that the state income tax consequences of the merger depend on the tax laws of such state. It is possible that the merger may be taxable under the tax laws of some states, including, e.g., California. U.S. holders are urged to consult their own tax advisors as to specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

 Tax Consequences of the Ownership and Disposition of UTS Holdings Ordinary Shares to U.S. Holders

  Distributions

        UTS Holdings does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the Agreement Between the Government of the United States of America and the Government of the People's Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

        To the extent that dividends paid on UTS Holdings ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the UTS Holdings ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

  Sale or Other Disposition

        U.S. holders of UTS Holdings ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amount realized for the UTS Holdings ordinary shares and the U.S. holder's tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. holders, including individuals, will be eligible for reduced tax rates if the UTS Holdings ordinary shares have been held for more than one year. A U.S. holder's holding period for UTS Holdings ordinary shares should include such U.S. holder's holding period for the ordinary shares of UTStarcom surrendered in the merger. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of UTS Holdings ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-PRC Tax Treaty are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

  Recent Legislation

        Recent legislation requires certain U.S. holders who are individuals, trusts or estates to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of UTS Holdings ordinary shares.

 Tax Consequences of the Merger to Non-U.S. Holders

        The receipt of UTS Holdings ordinary shares in exchange for UTStarcom common stock will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes.

Tax Consequences of the Ownership and Disposition of UTS Holdings Ordinary Shares to Non-U.S. Holders

  Distributions

        UTS Holdings does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that dividends paid on UTS Holdings ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the UTS Holdings ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

        Any dividends paid to a non-U.S. holder by UTS Holdings are treated as income derived from sources within the United States and generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if non-U.S. holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN). Dividends received by a non-U.S. holder that are effectively connected with such holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are exempt from such withholding tax, provided that applicable certification requirements are satisfied. In such case, however, non-U.S. holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable tax treaty on dividends received that are effectively connected with the conduct of a trade or business in the United States.

        If non-U.S. holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such non-U.S. holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

  Sale or Other Disposition

        Any gain realized upon the sale or other disposition of UTS Holdings ordinary shares generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a permanent establishment maintained by such holder in the U.S.;

  •
  the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

  •
  UTS Holdings is or has been a "U.S. real property holding corporation," or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held UTS Holdings ordinary shares.

        Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30%

rate or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

        A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50 percent of the aggregate of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own significant U.S. real property, we believe, but our special United States counsel has not independently verified, that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Internal Revenue Code.

Backup Withholding and Information Reporting

        Payments of dividends or of proceeds on the disposition of stock made to a holder of UTS Holdings ordinary shares may be subject to information reporting and backup withholding at a current rate of 28% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Payments of dividends to holders must generally be reported annually to the IRS, along with the name and address of the holder and the amount of tax withheld, if any. A similar report is sent to the holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the holder's country of residence.

        Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation Affecting Taxation of Our Common Stock Held by or Through Foreign Entities

        Recently enacted legislation generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a "foreign financial institution" (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

DESCRIPTION OF SHARE CAPITAL OF UTS HOLDINGS

        The following description of the material terms of UTS Holdings's shares following the merger includes a summary of specified provisions of the memorandum of association and articles of association of UTS Holdings that will be in effect upon completion of the merger. This description is qualified by reference to the memorandum of association and articles of association of UTS Holdings that will become effective upon consummation of the merger, copies of which are attached as Annex B to this proxy statement/prospectus and incorporated herein by reference. You are encouraged to read the relevant provisions of Cayman Islands law as they relate to the following summary.

Authorized Share Capital

        UTS Holdings is authorized to issue 750,000,000 ordinary shares of a nominal or par value of US$0.00125 each and 5,000,000 preference shares of a nominal or par value of US$0.00125 each. The ordinary shares and preference shares may be issued from time to time at the discretion of its Board of Directors without shareholder approval. The Board of Directors of UTS Holdings is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper. UTS Holdings has no immediate plans to issue any preference shares.

        As of the close of business on April 25, 2011, UTS Holdings had one ordinary share outstanding and no preference shares outstanding. If the merger is completed, UTS Holdings will issue approximately 156,129,775 ordinary shares in the merger and the one ordinary share outstanding prior to the merger will be repurchased.

        The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class. Please also see the subsections entitled "—Changes to Rights of a Class or Series" and "—Voting" below.

Register of Members

        Under Cayman Islands law, a share in a Cayman Islands company is duly issued only when the name of the shareholder is entered in the register of members of a company, and the register of members is by statute regarded as prima facie evidence of the shareholders of a company. A person becomes a shareholder of a Cayman Islands company, and is therefore able to benefit from the rights attaching to such shares, only on the date that such person is entered on the register of members. Upon completion of the merger, UTS Holdings will immediately update the register of members to record and give effect to the issue of shares by UTS Holdings to UTStarcom stockholders. Once the register of members of UTS Holdings has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. No consents or approvals are required by Cayman Islands law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with updating the register of members of UTS Holdings.

Voting

        Holders of UTS Holdings ordinary shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. UTS Holdings's ordinary shareholders have no cumulative voting rights. UTS Holdings's Board of Directors consists of three classes of directors, with each class of directors elected for three-year terms and one class coming up for election by the shareholders each year. UTS

Holdings's shareholders take action by a majority of votes cast, unless otherwise provided by the Companies Law or UTS Holdings's memorandum of association or articles of association.

        Under the Companies Law, some matters, such as changing UTS Holdings's name, altering or adding to UTS Holdings's memorandum of association or articles of association or reducing UTS Holdings's share capital and any capital redemption reserve require the approval of shareholders by a special resolution. A special resolution is a resolution that is either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (b) that is signed by all the shareholders entitled to vote on that resolution.

Changes to Rights of a Class or Series

        Under UTS Holdings's articles of association, if at any time UTS Holdings's share capital is divided into different classes of shares, the rights attaching to any class may only be changed by a consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least one person holding or representing by proxy a majority of the issued shares of the class. Any holder of shares of the class present in person or by proxy at such meeting may demand a poll.

Quorum for General Meetings

        No business of UTS Holdings can be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum of shareholders is present at a meeting of UTS Holdings shareholders regardless of the number of persons actually present at the meeting if the holders of a majority of all voting share capital of UTStarcom in issue and entitled to vote at the meeting are present in person or represented by proxy.

Special Meetings of Stockholders/Shareholders

        An extraordinary general meeting of UTS Holdings may be called only by the board of directors, the chairperson of the board, the president, or one or more shareholders in the aggregate entitled to cast not less than 50% the votes at the meeting.

Dividend Rights

        Subject to the preferences, limitations and relative rights of holders of UTS Holdings's preference shares, UTS Holdings's Board of Directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of UTS Holdings's lawfully available funds. For information regarding UTS Holdings's expected future dividend payments, please see the section entitled "Market for UTStarcom's Common Stock; Dividends—Dividends."

Rights Upon Liquidation

        Upon the winding up of UTS Holdings, after creditors of the corporation have been paid in full, the assets shall be distributed to, or the losses shall be borne by the shareholders of UTS Holdings in proportion to the par value of the shares held by them at the commencement of the winding up (up to the amount paid in shares by each shareholder, respectively).

No Liability for Further Calls or Assessments

        The UTS Holdings ordinary shares to be issued in the merger will be duly and validly issued, fully paid and non-assessable.

 No Preemptive Rights

        UTS Holdings shareholders have no preemptive rights to subscribe for or purchase any additional securities issued by UTS Holdings.

Redemption of Ordinary Shares

        UTS Holdings may (i) issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of UTS Holdings or the shareholder on such terms and in such manner as the Board of Directors of UTS Holdings may, before the issue of the shares, determine and Cayman Islands law; (ii) purchase its own shares, including any redeemable shares, in accordance with the articles of association; or (iii) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Restrictions on Transfer

        UTS Holdings's share register is determinative of membership in UTS Holdings. A written instrument of transfer is required under the Companies Law in order to register on UTS Holdings's register of members any transfer of shares. The articles of association of UTS Holdings further provide that such written instrument of transfer shall be executed by both the transferee and the transferor of the shares. The articles of association of UTS Holdings also provide that the Board of Directors of UTS Holdings may also decline to register any transfer of shares unless: (a) a fee of such amount the Board of Directors of UTS Holdings may determine to be payable is paid to UTS Holdings; (b) the instrument of transfer is in the instrument of transfer is in respect of only one class of share; (c) the instrument of transfer is lodged with UTS Holdings along with the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and (d) the instrument of transfer is properly signed.

Transfer Agent

        The transfer agent and registrar for UTS Holdings's ordinary shares is expected to be Computershare Trust Company, N.A.

Anti-Takeover Provisions

        Neither UTStarcom nor UTS Holdings have a shareholder rights plan.

        There are material differences between the DGCL and the Companies Law that have the effect of reducing the anti-takeover provisions applicable with respect to UTS Holdings. In addition, the Companies Law does not contain a comparable provision to Section 203 of the DGCL with respect to business combinations. Please see the section entitled "Comparison of Rights of Stockholders/Shareholders—Special Vote Required for Combinations with Interested Stockholders/Shareholders" with respect to the provisions of Section 203. You should consider these differences in anti-takeover provisions in evaluating the merger.

COMPARISON OF RIGHTS OF STOCKHOLDERS/SHAREHOLDERS

        Your rights as a stockholder of UTStarcom are governed by the DGCL and UTStarcom's certificate of incorporation and bylaws. After the merger, you will become a shareholder of UTS Holdings and your rights will be governed by the Companies Law and UTS Holdings's memorandum of association and articles of association.

        The principal attributes of UTStarcom's common stock and UTS Holdings ordinary shares are similar. However, there are differences between your rights under the DGCL and under the Companies Law. In addition, there are differences between UTStarcom's certificate of incorporation and bylaws and UTS Holdings's memorandum of association and articles of association. The following discussion is a summary of the material differences in your rights that would result from the merger. As such, this summary does not cover all the differences between Companies Law and the DGCL affecting corporations and their shareholders or all of the differences between UTStarcom's certificate of incorporation and bylaws and UTS Holdings's memorandum of association and articles of association. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the Companies Law, the DGCL, UTStarcom's certificate of incorporation and bylaws and UTS Holdings's memorandum of association and articles of association. A copy of UTS Holdings's memorandum of association and articles of association that will become effective upon consummation of the merger is attached to this proxy statement/prospectus as Annex B. For information as to how you can obtain a copy of UTStarcom's certificate of incorporation and bylaws, please see the section entitled "Where You Can Find More Information." We encourage you to read the laws and documents referenced above.

DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes	Under the DGCL, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation's business, or a dissolution of the corporation, is generally required to be approved by the holders of a majority of the shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. UTStarcom's certificate of incorporation does not provide otherwise.

Under the DGCL, mergers in which less than 20% of a corporation's stock is issued generally do not require stockholder approval. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation's board of directors or stockholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares.

The DGCL does not contain a procedure comparable to a scheme of arrangement under the Companies Law.	There are a number of mechanisms for acquiring a Cayman Islands company including: (1) a court-approved "scheme of arrangement" under the Companies Law; (2) through a tender offer by a third party; and (3) through a merger or consolidation between the Cayman Islands company and another company incorporated in the Cayman Islands or another jurisdiction (provided the merger or consolidation is allowed by the laws of that other jurisdiction).

A scheme of arrangement with one or more class or series of shareholders requires the sanction of the scheme of arrangement by the Cayman Islands court and the approval of a majority in number of the registered holders of each participating class or series of shares voting on the scheme of arrangement, representing 75% or more in value of the shares of each participating classes or series voted on such proposal at the relevant meeting excluding any shares held by the acquiring party. If a scheme of arrangement receives the approval of shareholders of a company and is subsequently sanctioned by the Cayman Islands court, all holders of ordinary shares of the company will be bound by the terms of the scheme of arrangement.

	DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association

The Companies Law provides that when an offer is made for shares of any class or series of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of those such class or series accept the offer, the offeror may, for two months after that four-month period, require the remaining shareholders of the relevant class or series to transfer their shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince a Cayman Islands court to order otherwise.

Authorization of the merger or consolidation requires: (a) adoption of a special resolution of each constituent company and (b) such other authorization, if any, as may be specified in each such company's constitutive documents. In addition, the consent of each holder of a fixed or floating security of a constituent company must be obtained, unless the court waives such requirement.
Under UTS Holdings's articles of association and the Companies Law, there is no requirement for shareholder approval for a sale of all or substantially all of UTS Holdings's assets.
Special Vote Required for Combinations with Interested Stockholders/Shareholders
	Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.	There is no provision in the Companies Law or UTS Holdings's articles of association equivalent to Section 203 of the DGCL prohibiting business combinations with interested shareholders.

	DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (1) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL generally defines an interested stockholder to include any person who, together with that person's affiliates or associates, (1) owns 15% or more of the outstanding voting stock of the corporation, or (2) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.
Appraisal Rights; Rights to Dissent; Compulsory Acquisition
Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation, if, among other things: (1) the corporation's shares are listed on a national securities exchange or held of record by more than 2,000 stockholders; or (2) the corporation will be the surviving corporation of the merger and no vote of its stockholders is required to approve the merger.

However, a stockholder is entitled to appraisal rights in the case of a merger or consolidation effected under certain provisions of the DGCL if the stockholder is required to accept in exchange for the shares anything other than: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation; (2) shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; or (3) cash instead of fractional shares of the corporation.
The Companies Law and UTS Holdings's articles of association do not specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described under "—Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes," a minority shareholder may apply to the Cayman Islands court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. The court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

	DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association

UTStarcom's shares are currently listed on NASDAQ and it is expected that, at the Effective Time, the UTS Holdings ordinary shares will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions.
Stockholder/Shareholder Consent to Action Without Meeting
Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders. UTStarcom's certificate of incorporation provides that its stockholders may not act by written consent.
UTS Holdings's articles of association provide that, other than a special resolution effected by a unanimous written resolution, written resolutions of the shareholders are not permitted. A special resolution is a resolution that is either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, or (b) signed by all the shareholders entitled to vote on that resolution.
Distributions and Dividends; Repurchases and Redemptions
Under the DGCL, a corporation may pay dividends out of capital surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding shares having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares, or if no shares entitled to such preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced.
Under the Companies Law, the board of directors may declare the payment of dividends to holders of ordinary shares out of UTS Holdings's (1) profits available for distribution, or (2) "share premium account, " which represents the excess of the price paid to UTS Holdings on the issue of its shares over the par or "nominal" value of those shares and is similar to the U.S. law concept of additional paid in capital.

However, no dividends may be paid if, after payment, UTS Holdings would not be able to pay its debts as they come due in the ordinary course of business.

Dividends on ordinary shares, if any, are at the discretion of the directors and depend on, among other things, UTS Holdings's results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the directors deems relevant, as well as UTS Holdings's ability to pay dividends in compliance with the Companies Law. Under the Companies Law, UTS Holdings is not required to present proposed dividends or distributions to its shareholders for approval or adoption. UTS Holdings may pay dividends in any currency.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by UTS Holdings. The holders of such preference shares may, depending on their terms, rank senior to the ordinary shares with respect to dividends.

	DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association

Under the Companies Law, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company's articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

UTS Holdings's articles of association provide that the company may make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.
Removal of Directors; Terms of Directors
Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

UTStarcom's certificate of incorporation provides that the board of directors consists of three classes of directors, with each class of directors elected for three-year terms and one class coming up for election by the stockholders each year. UTStarcom's certificate of incorporation and bylaws are otherwise silent as to the removal of directors.
UTS Holdings's articles of association provide that the board of directors consists of three classes of directors, with each class of directors elected for three-year terms and one class coming up for election by the shareholders each year.

Under UTS Holdings's articles of association, a director may be removed from office by special resolution for negligence or other reasonable cause at any time before the expiration of his term.

A vacancy on the board of directors created by the removal of a director (other than a vacancy caused by the removal of a director appointed by the holders of any series of preference shares, if any) may be filled by the election or appointment by ordinary resolution at the meeting at which such director is removed.

It is expected that the directors of UTStarcom immediately prior to the Effective Time will be elected as the directors of UTS Holdings (to the extent the directors of UTS Holdings and UTStarcom are not already identical), each such person to have the same class designations and committee memberships as he or she held with UTStarcom, to serve until the earlier of the next meeting of the UTS Holdings shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

	DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association
Inspection of Books and Records
Under the DGCL, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation's books and records for a proper purpose during the usual hours for business.

UTStarcom's bylaws provide that a list of stockholders shall be open to the examination of any stockholder before any meeting of the stockholders for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting. The list may also be inspected by any stockholder who is present at a meeting of stockholders.
Shareholders of a Cayman Islands company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges). UTS Holdings's articles of association provide that, other than the right to examine a list of shareholders entitled to vote at a general meeting of shareholders for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting or during such meeting, no member (not being a director) shall have any right of inspecting any account or book or document of the company. Under UTS Holdings's articles of association, the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members who are not directors.
The Companies Law requires that the register of mortgages and charges of a corporation be open to inspection by any shareholder or creditor of the company at all reasonable times.
Amendment of Governing Documents
Under the DGCL, a certificate of incorporation may be amended if: (1) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; and (2) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. UTStarcom's certificate of incorporation is silent as to the vote required to amend the certificate of incorporation.
The Companies Law and UTS Holdings's articles of association provide that UTS Holdings's memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

In addition, under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class on an amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment adversely affects the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise. UTStarcom's certificate of incorporation does not have such alternate provisions.

	DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association

Under the DGCL, the board of directors may amend a corporation's bylaws if so authorized in the certificate of incorporation. UTStarcom's certificate of incorporation and bylaws authorize the board of directors to amend UTStarcom's bylaws. UTStarcom's stockholders also have the power to amend bylaws under the company's bylaws and the DGCL.
Indemnification of Directors and Officers
Under the DGCL, a corporation is generally permitted to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, other than an action brought on behalf of the corporation, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made by: (1) a majority of the disinterested directors, even though less than a quorum; (2) a committee of disinterested directors designated by a majority vote of disinterested directors, even though less than a quorum; (3) independent legal counsel, if there are no disinterested directors or if the disinterested directors so direct regardless of whether a quorum of disinterested directors exists; or (4) the stockholders.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances, unless it is determined ultimately that those individuals are entitled to be indemnified.
Cayman Islands law does not limit the extent to which a company may indemnify its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to the public policy.

UTS Holdings's articles of association provide that UTS Holdings shall indemnify every current or former director and officer of the company or predecessor to the company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No person shall be found to have committed actual fraud or willful default under this provision unless or until a court of competent jurisdiction shall have made a finding to that effect.

Under UTS Holdings's articles of association, the company shall advance to each current or former director of the company or predecessor to the company reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought provided that such person executes an undertaking to repay the advanced amount to the company if it is determined ultimately that those individuals are not entitled to be indemnified. If such person was not entitled to indemnification with respect to such judgment, costs or expenses, then such person shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the company (without interest) by such person.

	DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association

UTStarcom's certificate of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted by law. The bylaws provide for advancement of expenses to defend claims against directors and officers. Further, UTStarcom has indemnification agreements with its directors, officers and certain other employees which provide rights and benefits in addition to those described above.
Prior to or in connection with the merger, UTS Holdings expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with UTStarcom.
Limited Liability of Directors
The DGCL permits the adoption of a provision in a corporation's certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (1) breaching the duty of loyalty to the corporation or its stockholders; (2) failing to act in good faith; (3) engaging in intentional misconduct or a knowing violation of law; (4) obtaining an improper personal benefit from the corporation; or (5) paying a dividend or approving a stock repurchase or redemption that was illegal under applicable law.

UTStarcom's certificate of incorporation provides that, to the fullest extent permitted by the DGCL, directors are not personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.
Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director's liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under "—Indemnification of Directors and Officers." A Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

UTS Holdings's articles of association provide that no current or former director and officer of the company shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such person. No person shall be found to have committed actual fraud or willful default under this provision unless or until a court of competent jurisdiction shall have made a finding to that effect.

	DGCL/UTStarcom Certificate of Incorporation and Bylaws	Companies Law/UTS Holdings Memorandum of Association and Articles of Association
Stockholder/Shareholder Lawsuits
Under the DGCL, a stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock was transferred to him by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation. There is no requirement under the DGCL to advance the expenses of a lawsuit to a stockholder.

Under the DGCL, an individual may also commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met.
In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company's board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of UTS Holdings. However, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only (1) in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company; (2) where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or (3) where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company's shareholders than actually approved it; and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company's shareholders at a general meeting. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company's affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

ENFORCEABILITY OF CIVIL LIABILITIES

        UTS Holdings is a company incorporated under the laws of the Cayman Islands. There are certain disadvantages that accompany incorporation in the Cayman Islands, including:

  •
  The Cayman Islands has a different body of securities laws as compared to the United States and may provide significantly less protection to investors;

  •
  Cayman Islands companies may not have standing to sue before the federal courts of the United States; and

  •
  UTS Holdings' constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

        Additionally, a significant portion of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the merger, a majority of UTS Holdings' directors and all of its executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons' assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon UTS Holdings or such persons, or to enforce against them in courts of the United States, Cayman Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. UTS Holdings has appointed C T Corporation System as UTS Holdings's agent for service of process in the United States.

        Maples and Calder, our Cayman Islands counsel, has advised us that any person or entity may originate actions in the Cayman Islands based upon either Cayman Islands or U.S. laws against, and serve such proceedings on, Cayman Islands persons. The jurisdiction of the Cayman Islands Court to hear the dispute may be challenged by the defendant(s) and the Court will take into account factors such as where the alleged damage occurred, where parties reside, where witnesses are located, jurisdiction clauses in the articles of association or other contract evidencing the intention of the parties and the law governing the dispute. Where the governing law has not been agreed among the parties, it will generally be the law most closely associated with the dispute. The Cayman Islands Court will hear disputes governed by foreign law where it is appropriate to do so and on the basis of expert evidence of the foreign law concerned.

        Maples and Calder has also advised us that (i) the United States and the Cayman Islands are signatories to the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters, which enables U.S. persons to serve documents on Cayman Islands entities by effecting personal service at its registered office and (ii) although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

  •
  is given by a foreign court of competent jurisdiction;

  •
  imposes on the judgment debtor a liability to pay a liquidated sum (or in certain limited circumstances, orders that the defendant do or refrain from doing a certain thing);

  •
  is final;

  •
  is not in respect of taxes, a fine or a penalty; and

  •
  was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

        While there is no binding judicial authority on the point, it is likely that this would include a non-penal judgment of a U.S. court imposing a monetary award based on the civil liability provisions of the U.S. federal securities law (provided the above conditions were also satisfied).

        Maples and Calder has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable (other than a sum payable in respect of taxes, fines, penalties or similar charges) may be subject to enforcement proceedings as debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        Jun He Law Offices, our PRC counsel, has advised us that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of United States courts against UTS Holdings or the directors or officers of UTS Holdings predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        Additionally, Jun He Law Offices has further advised us that it may be difficult for you to bring an original action against us or against our directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

 LEGAL MATTERS

        Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California has advised us in connection with certain U.S. legal matters with respect to the merger and has rendered an opinion to us regarding the material U.S. federal income tax consequences of the merger described in the section entitled "Taxation—Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of UTS Holdings Ordinary Shares." Maples and Calder, Grand Cayman, Cayman Islands, has advised us in connection with certain Cayman Islands legal matters with respect to the merger, including legal matters with respect to UTS Holdings shares. Jun He Law Offices, Beijing, China, has advised us in connection with certain PRC legal matters with respect to the merger.

EXPERTS

        The consolidated financial statements of UTStarcom and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        UTStarcom is subject to the reporting requirements of the Exchange Act and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. UTStarcom's SEC filings also are available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        UTS Holdings has filed a registration statement on Form F-4 with the SEC to register the issuance of its ordinary shares in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of UTS Holdings in addition to being the proxy statement of UTStarcom for the Annual Meeting.

        In addition to the information set forth in this proxy statement/prospectus, SEC rules allow UTStarcom and UTS Holdings to "incorporate by reference" information into this proxy statement/prospectus, which means that UTStarcom can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information therein that is superseded by information set forth in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that UTStarcom previously filed with the SEC. These documents contain important information about UTStarcom.

  1.
  Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011, as amended by Amendment No. 1 and Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on April 19, 2011 and May 20, 2011, respectively;

  2.
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 9, 2011;

  3.
  Current Reports on Form 8-K (in each case, other than information and exhibits "furnished" to and not "filed" with the SEC in accordance with SEC rules and regulations) filed with the SEC on January 10, 2011, March 2, 2011, May 5, 2011 and May 10, 2011; and

  4.
  The description of UTStarcom's common stock of UTStarcom as set forth in UTStarcom's Registration Statement on Form 8-A, filed with the SEC on February 23, 2000, as amended.

        We are also incorporating by reference all additional documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Annual Meeting.

        If you are a stockholder of record or beneficial owner, we may already have sent you some of the documents incorporated by reference, but you can obtain any of them from us or the SEC. Stockholders of record, beneficial owners, and any other person to whom a proxy statement/prospectus is delivered, may obtain without charge a copy of documents that we incorporate by reference into this proxy statement/prospectus (including exhibits, but only if specifically requested) by requesting them by telephone at +86(10) 8520-5588 or in writing at the following address:

UTStarcom, Inc.
52-2 Building, BDA International Enterprise Avenue
No. 2 Jingyuan North Street
Daxing District, Beijing, 100176
P.R. China
Attention: Corporate Secretary

        If you would like to request documents from us, please do so by June 10, 2011 to assure that you will receive them before the Annual Meeting.

        You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus to consider and vote upon the adoption of the Merger Agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. The date of this proxy statement/prospectus can be found on the first page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of UTS Holdings shares in the merger shall create any implication to the contrary.

OTHER MATTERS

        To the knowledge of UTStarcom, no action is to be taken on any matter not specifically referred to in this proxy statement/prospectus at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of UTStarcom may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Jack Lu Chief Executive Officer and President
Dated: May 25, 2011

 ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is entered into as of April 25, 2011, by and among UTStarcom, Inc., a Delaware corporation ("UTStarcom"), UTStarcom Holdings Corp., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of UTStarcom ("UTS Holdings"), and UTSI Mergeco Inc., a Delaware corporation and a wholly owned subsidiary of UTS Holdings ("Merger Sub").

RECITALS

        1.     The Boards of Directors of each of UTStarcom, UTS Holdings and Merger Sub have unanimously determined that it is advisable and in the best interests of their respective stockholders to reorganize so that UTS Holdings will become the parent of UTStarcom as a result of the merger of Merger Sub with and into UTStarcom (the "Merger").

        2.     The respective Boards of Directors of UTStarcom, UTS Holdings and Merger Sub have each unanimously approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein, pursuant to which UTStarcom will be the surviving corporation of the Merger and will become a wholly owned subsidiary of UTS Holdings, all upon the terms and subject to the conditions set forth in this Agreement, and whereby each issued share of common stock, par value US$0.00125 per share, of UTStarcom ("UTStarcom Common Stock") shall be converted into the right to receive one ordinary share, par value US$0.00125 per share, of UTS Holdings (a "UTS Holdings Ordinary Share").

        3.     The Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of UTStarcom Common Stock.

        4.     The parties intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a "plan of reorganization" for purposes of Section 368(a) of the Code or, alternatively, that the contribution of shares of UTStarcom to Merger Sub by stockholders of UTStarcom will qualify as a tax-free exchange within the meaning of Section 351 of the Code.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1.    The Merger.    Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into UTStarcom in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the DGCL, (i) UTStarcom shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), becoming a wholly owned subsidiary of UTS Holdings, (ii) the corporate identity, existence, powers, rights and immunities of UTStarcom as the Surviving Corporation shall continue unimpaired by the Merger, and (iii) UTStarcom shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Merger Sub, all without further act or deed.

        Section 1.2.    Filing Certificate of Merger; Effective Time.    As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 6.1, Merger Sub and UTStarcom shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251(c) of the DGCL to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective at the later of (i) 4:30 p.m., Eastern time, on June 24, 2011 and (ii) such later time that the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the "Effective Time").

ARTICLE II
CHARTER DOCUMENTS,
DIRECTORS AND OFFICERS OF
SURVIVING CORPORATION AND UTS HOLDINGS,
AND CERTAIN REPRESENTATIONS

        Section 2.1.    Name of Surviving Corporation.    The name of the Surviving Corporation shall be "UTStarcom, Inc."

        Section 2.2.    Certificate of Incorporation of Surviving Corporation.    The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time so as to contain only the provisions contained in the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that the First Article of such Certificate of Incorporation of Merger Sub shall provide that the name of the Surviving Corporation shall be "UTStarcom, Inc." Such Certificate of Incorporation, as so amended, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended as provided therein and under the DGCL.

        Section 2.3.    Bylaws of Surviving Corporation.    From and after the Effective Time, the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

        Section 2.4.    Directors of Surviving Corporation.    From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

        Section 2.5.    Officers of Surviving Corporation.    From and after the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

        Section 2.6.    Constitutional Documents of UTS Holdings.    The Memorandum and Articles of Association of UTS Holdings shall be amended and restated in their entirety as of the Effective Time to read as set forth in Exhibit A hereto. Such Memorandum and Articles of Association, as so amended and restated, shall continue to be the Memorandum and Articles of Association of UTS Holdings until amended as provided therein and under the laws of the Cayman Islands.

        Section 2.7.    Directors and Officers of UTS Holdings.    Immediately prior to the Effective Time, UTStarcom, in its capacity as the sole shareholder of UTS Holdings, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of UTStarcom immediately prior to the Effective Time to be elected or appointed as the directors and officers of UTS Holdings (to the extent the officers and directors of UTS Holdings and UTStarcom are not already identical), each such person to have the same office(s) with UTS Holdings (and the same class designations and committee memberships in the case of directors) as he or she held with UTStarcom, with the directors to serve until the earlier of the next meeting of the UTS Holdings shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

        Section 2.8.    Representation of UTS Holdings.    UTS Holdings hereby represents and warrants that it is the owner of all of the outstanding capital stock of Merger Sub, free and clear of any adverse claims.

ARTICLE III
CONVERSION, ISSUANCE
AND REPURCHASE OF SHARES

        Section 3.1.    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of either UTStarcom or UTS Holdings:

          (a)    Conversion of UTStarcom Shares; Issuance of UTS Holdings Ordinary Shares.    Each issued and outstanding share of UTStarcom Common Stock shall be converted into the right to receive one validly issued, fully paid and nonassessable UTS Holdings Ordinary Share, and UTS Holdings shall issue to each holder of such right that number of UTS Holdings Ordinary Shares to which each such holder is entitled.

          (b)    Conversion of Merger Sub Capital Stock.    The 100 issued and outstanding shares of common stock, par value US$0.00125 per share, of Merger Sub held by UTS Holdings shall be converted into 100 validly issued, fully-paid and nonassessable shares of common stock, par value US$0.00125 per share, of the Surviving Corporation.

          (c)    Repurchase of UTS Holdings Share.    UTS Holdings will repurchase the one UTS Holdings Ordinary Share that was held by UTStarcom prior to the Merger at a purchase price of USD $0.00125.

          (d)    Stock-Based Compensation Plans.    UTStarcom shall assign, and UTS Holdings shall assume, UTStarcom's rights and obligations under the stock-based benefit and compensation plans and programs and agreements providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights and share awards to the employees and directors of UTStarcom and its affiliates (collectively, the "Stock Plans") in accordance with Article IV of this Agreement. To the extent a Stock Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by UTStarcom, as the sole shareholder of UTS Holdings, shall be deemed, as of the Effective Time, to constitute approval of the members of UTS Holdings for purposes of Section 422(b) of the Code.

        Section 3.2.    Exchange of UTS Holdings Shares.

          (a)    Uncertificated Shares.    At the Effective Time, each outstanding share of UTStarcom Common Stock held in uncertificated, book entry form will be exchanged for one UTS Holdings Ordinary Share pursuant to Section 3.1(a) above without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form by UTS Holdings' transfer agent, Computershare Trust Company, N.A.

          (b)    Certificated Shares.    At the Effective Time, each outstanding share of UTStarcom Common Stock held in certificated form will be converted into the right to receive one UTS Holdings Ordinary Share pursuant to Section 3.1(a) above without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a stockholder of UTStarcom. Following the consummation of the Merger, UTStarcom's exchange agent will send a letter of transmittal to each such holder, explaining the procedure for surrendering such holder's UTStarcom stock certificates in exchange for share certificates representing UTS Holdings Ordinary Shares.

          (c)    Stockholder Rights at Effective Time.    At the Effective Time, holders of UTStarcom Common Stock will cease to be, and will have no rights as, stockholders of UTStarcom, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by UTStarcom on such shares of UTStarcom Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time and (ii) the UTS Holdings Ordinary Shares pursuant to Section 3.1(a). After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of UTStarcom Common Stock that were outstanding immediately prior to the Effective Time. Upon and after the Effective Time, registered shareholders in UTS Holdings's register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon UTS Holdings ordinary shares registered in their respective names.

        Section 3.3.    No Dissenters' Rights.    There are no dissenters' rights or appraisal rights available to holders of UTStarcom Common Stock under the DGCL in connection with the Merger.

ARTICLE IV
EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS; OTHER CONTRACTS

        (a)    Assumption of Equity Plans.    At the Effective Time, UTStarcom shall assign, and UTS Holdings shall assume, the rights and obligations of UTStarcom under each Stock Plan listed on Exhibit B (the "Assumed Equity Plans"). To the extent any Stock Plan or any applicable agreement relating thereto provides for the issuance, delivery or purchase of, or otherwise relates to, UTStarcom Common Stock, from and after the Effective Time, such Stock Plan or applicable agreement shall be deemed to have been amended to provide for the issuance, delivery or purchase of, or otherwise relate to, UTS Holdings Ordinary Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of UTStarcom Common Stock, under such Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, an equivalent number of UTS Holdings Ordinary Shares in accordance with the terms of such Stock Plan and any applicable agreement relating thereto. The outstanding options or other awards or benefits available under the terms of the Stock Plans at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under such Stock Plans and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same option exercise or measurement price). Other than as set forth above, the Merger will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

        (b)    Assumption of Benefit Plans.    At the Effective Time, the obligations of UTStarcom under or with respect to every plan, trust, program and benefit then in effect or administered by UTStarcom for the benefit of the directors, officers and employees of UTStarcom or any of its subsidiaries and listed on Exhibit C (collectively, the "Assumed Benefit Plans" and, together with the Assumed Equity Plans, the "Assumed Plans") shall become the lawful obligations of UTS Holdings and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, UTS Holdings hereby expressly adopts and assumes all obligations of UTStarcom under the Assumed Benefit Plans.

        (c)    Assumption of Contracts.    At the Effective Time, the obligations of UTStarcom under or with respect to contracts or agreements listed on Exhibit D (collectively, the "Assumed Contracts") shall become the lawful obligations of UTS Holdings and shall be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, UTS Holdings hereby expressly adopts and assumes all obligations of UTStarcom under the Assumed Contracts.

        (d)    Other Actions.    Such amendments or other actions that are deemed necessary or appropriate by UTStarcom and UTS Holdings to effect the Merger, including to facilitate the assumption by UTS Holdings of the Assumed Plans and the Assumed Contracts, and any other amendments or actions that UTStarcom and UTS Holdings shall deem advisable, shall be adopted and entered into with respect to the Assumed Plans, the Assumed Contracts and any other change in control arrangements between the UTStarcom and its executive officers and key employees.

ARTICLE V
CONDITIONS PRECEDENT

        The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been adopted and approved by the affirmative vote of holders of a majority of the issued and outstanding shares of UTStarcom Common Stock entitled to vote thereon at the record date for such actions as set by the Board of Directors of UTStarcom.

          (b)    No Prohibition.    None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the Cayman Islands or any other country, that prohibits the consummation of the Merger.

          (c)    Effective Registration Statement.    The registration statement on Form F-4 filed with the Securities and Exchange Commission by UTS Holdings in connection with the offer and issuance of the UTS Holdings Ordinary Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

          (d)    NASDAQ Listing.    The UTS Holdings Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NASDAQ Stock Market, subject to official notice of issuance and satisfaction of other standard conditions.

          (e)    Consents and Authorizations.    Other than the filing of the Certificate of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of UTStarcom, UTS Holdings or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (i) applicable U.S. state securities and "Blue Sky" laws and (ii) applicable Cayman Islands securities laws, shall have been obtained or made.

          (f)    Representations and Warranties.    The representations and warranties of the parties set forth herein shall be true and correct in all material respects, and the covenants of the parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

 ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER

        Section 6.1.    Termination.    This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of UTStarcom, by action of the Board of Directors of UTStarcom.

        Section 6.2.    Effect of Termination.    In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of UTStarcom, UTS Holdings or Merger Sub.

        Section 6.3.    Amendment.    This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the stockholders of UTStarcom of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such stockholders under applicable law until such further approval is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 6.4.    Waiver.    At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII
COVENANTS

        Section 7.1.    Rule 16b-3 Approval.    UTStarcom, UTS Holdings and Merger Sub shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of UTStarcom equity securities (including derivative securities) or acquisitions of UTS Holdings equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of UTStarcom or (ii) at the Effective Time, is or will become a director or officer of UTS Holdings, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

        Section 7.2.    UTS Holdings Vote.    Prior to the date of the meeting of stockholders of UTStarcom to consider and vote upon the adoption of this Agreement, UTS Holdings, in its capacity as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger.

        Section 7.3.    Further Assurances.    UTS Holdings shall use its reasonable best efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1.    Assignment; Binding Effect; Benefit.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

        Section 8.2.    Entire Agreement.    This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

        Section 8.3.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

        Section 8.4.    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

        Section 8.5.    Headings.    Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

        Section 8.6.    Severability.    If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, UTStarcom, UTS Holdings and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

UTSTARCOM, INC., a Delaware corporation
By:	/s/ JACK LU Jack Lu Chief Executive Officer
UTSTARCOM HOLDINGS CORP., an exempted company organized under the laws of the Cayman Islands
By:	/s/ JACK LU Jack Lu Chief Executive Officer
UTSI MERGECO INC., a Delaware corporation
By:	/s/ JACK LU Jack Lu Chief Executive Officer

 ANNEX B

        THE COMPANIES LAW (2010 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

UTSTARCOM HOLDINGS CORP.

Adopted by Special Resolution passed on May 13, 2011

        1.    The name of the Company is UTStarcom Holdings Corp.

        2.    The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, P.O. Box 309GT, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

        3.    The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2010 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

        4.    The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

        5.    The authorised share capital of the Company is US$943,750 divided into 750,000,000 Ordinary Shares of a nominal or par value of US$0.00125 each and 5,000,000 Preference Shares of a nominal or par value of US$0.00125 each with the power for the Company, insofar as is permitted by Statute, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

        6.    The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

        7.    Capitalized terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company adopted by Special Resolution passed on May 13, 2011.

THE COMPANIES LAW (2010 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

UTSTARCOM HOLDINGS CORP.

Adopted by Special Resolution passed on May 13, 2011

INTERPRETATION

        1.    In these Articles, unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

  "Affiliate"

          (i)  in the case of a natural person, such person's parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by such person or any of the foregoing, (ii) in the case of an entity, a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term "control" shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

  "Articles"

        the Amended and Restated Articles of Association of the Company adopted by Special Resolution on May 13, 2011, as from time to time altered or added to in accordance with the Statute and these Articles;

  "Business Day"

        a day, excluding Saturdays or Sundays, on which banks in Beijing, China and New York, U.S.A. are open for general banking business throughout their normal business hours;

  "Commission"

        Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

  "Company"

        UTStarcom Holdings Corp., a Cayman Islands company limited by shares;

  "Company's Website"

        the website of the Company, the address or domain name of which has been notified to Members;

  "Designated Stock Exchange"

        the NASDAQ Stock Market or any other stock exchange or automated quotation system on which the Company's securities are then traded;

  "Directors" and "Board of Directors" and "Board"

        the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

  "electronic"

        the meaning given to it in the Electronic Transactions Law (2003 Revision) of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefore;

  "electronic communication"

        electronic transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than a majority vote of the Board;

  "Exchange Act"

        the United States Securities Exchange Act of 1934, as amended;

  "in writing"

        includes writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

        "Market Price"

        for any given day, the price quoted in respect of the Ordinary Shares on the Designated Stock Exchange of the close of trading on the previous trading day;

  "Member"

        a person whose name is entered in the Register of Members as the holder of a share or shares;

  "Memorandum of Association"

        the Memorandum of Association of the Company, as amended and restated from time to time;

  "month"

        calendar month;

  "Ordinary Resolution"

        a resolution passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being an organization, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting of the Company;

  "Ordinary Shares"

        an Ordinary Share in the capital of the Company of US$0.00125 nominal or par value designated as Ordinary Shares, and having the rights provided for in these Articles;

  "paid up"

        paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

  "Preference Shares"

        shares in the capital of the Company of US$0.00125 nominal or par value designated as Preference Shares, and having the rights provided for in these Articles;

  "Register of Members"

        the register maintained by the Company in accordance with section 40 of the Statute or any modification or re-enactment thereof for the time being in force;

  "Seal"

        the common seal of the Company including any facsimile thereof;

  "Securities Act"

        the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

  "share"

        any share in the capital of the Company, including the Ordinary Shares and shares of other classes;

  "signed"

        includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

  "Special Resolution"

        a resolution shall be a special resolution when it has been passed by (i) not less than two-thirds of votes cast by such Members as, being entitled to do so, vote in person or, in the case of such Members as are corporations, by their duly authorised representative or, whether proxies are allowed, by proxy at a general meeting of which not less than ten (10) days' notice, specifying the intention to propose the resolution as a special resolution, has been duly given, or (ii) a unanimous written resolution;

  "Statute"

        the Companies Law (2010 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Statute is referred to, the reference is to that provision as amended by any law for the time being in force;

  "year"

        calendar year.

        2.    In these Articles, save where the context requires otherwise:

          (a)   words importing the singular number shall include the plural number and vice versa;

          (b)   words importing the masculine gender only shall include the feminine gender;

          (c)   words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

          (d)   "may" shall be construed as permissive and "shall" shall be construed as imperative;

          (e)   a reference to a dollar or dollars (or $) is a reference to dollars of the United States of America;

          (f)    references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

          (g)   any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

          (h)   Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply;

          (i)    the term "clear days" in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

          (j)    the term "holder" in relation to a share means a person whose name is entered in the Register of Members as the holder of such share.

        3.    Subject to the last two preceding Articles, any words defined in the Statute shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

        4.    The business of the Company may be commenced as soon after incorporation as the Directors see fit, notwithstanding that only part of the shares may have been allotted or issued.

        5.    The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARE CAPITAL

        6.    The authorised share capital of the Company at the date of adoption of these Articles is US$943,750 divided into 750,000,000 Ordinary Shares of a nominal or par value of US$0.00125 each and 5,000,000 Preference Shares of a nominal or par value of US$0.00125 each, with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Statute and these Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare, every issue of shares whether declared to be preferred or otherwise shall be subject to the powers hereinbefore contained.

 ISSUE OF SHARES

        7.    Subject to the provisions, if any, in the Articles, the Memorandum of Association and applicable law, including the Statute, the Directors may, in their absolute discretion and without approval of the holders of Ordinary Shares, cause the Company to issue such amounts of Ordinary Shares and/or Preference Shares or similar securities in one or more series, to establish from time to time the number of shares to be included in such series, to grant rights over existing shares as they deem necessary and appropriate and to determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form. The authority of the Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a)   The number of shares constituting that series and the distinctive designation of that series;

          (b)   The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c)   whether that series shall have voting rights, in addition to the voting rights provided by law and, f so, the terms of such voting rights;

          (d)   whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Directors shall determine;

          (e)   whether or not the shares of that series shall be issued as redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and

          (f)    the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the rights of priority, if any, of payment of shares of that series relative to other series of shares.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

        8.    The Company shall maintain a Register of its Members. Every person whose name is entered as a Member in the Register of Members and whose shares are to be held in certificated form shall, upon request and without payment, be entitled to a certificate within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Member's registered address as appearing in the register. Absent instructions to the contrary from the Company, such member's shares will be held in uncertificated, book entry form.

        9.    Every share certificate of the Company shall bear any legends required under applicable laws, including the Securities Act.

        10.    Any two or more certificates representing shares of any one class held by any Member may at the Member's request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

        11.    If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

        12.    In the event that shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER OF SHARES

        13.    (a) Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including, but not limited to U.S. securities law provisions related to insider trading), any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or it nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

          (b)   The instrument of transfer shall be executed by or on behalf of the transferor. Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee in entered into the Register in respect thereof.

          (c)   (i) If a transfer complies with the holder's transfer obligations and restrictions set forth under applicable law and rules of the Designated Stock Exchange (including, but not limited to U.S. securities law provisions related to insider trading) and these Articles, Directors shall promptly register such transfer.

             (ii)  The Board in so far as permitted by any applicable law and rules of the Designated Stock Exchange may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting such transfer unless the Board otherwise determines.

            (iii)  Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefore, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Statute.

          (d)   Without limiting the generality of the last preceding Article, the Board may decline to recognise any instrument of transfer unless:

              (i)  a fee of such maximum sum as the Board may from time to time require is paid to the Company in respect thereof;

             (ii)  the instrument of transfer is in respect of only one class of share;

            (iii)  the instrument of transfer is lodged at the Office or such other place as the Register is kept in accordance with the Statute accompanied by the relevant share certificate(s) or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

            (iv)  the instrument of transfer is duly and properly signed.

          (e)   If the Board refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of the refusal.

        14.    The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

REDEMPTION AND PURCHASE OF OWN SHARES

        15.    Subject to the provisions, if any, in the Articles, the Memorandum of Association, applicable law, including the Statute, and the rules of the Designated Stock Exchange, the Company may:

          (a)   issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

          (b)   purchase its own shares (including any redeemable shares) provided that the manner of purchase is in accordance with the following provisions (this authorization is in accordance with sections 37(2) and 37(3)(d) of the Statute or any modification or re-enactment thereof for the time being in force):

              (i)  the Company is authorised to purchase any share listed on a Designated Stock Exchange in accordance with the following manner of purchase: (1) the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share, and (2) at such time, at not less than the Market Price, and on such other terms as determined and agreed by the Board in its discretion; provided, however, that (x) such repurchase transaction shall be in accordance with the relevant code, rules and regulations applicable to the listing of the shares on the Designated Stock Exchange; and (y) that the Company shall be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made; provided, further, that, in the case of a purchase of shares intended to comply with Rule 10b-18 promulgated under the Exchange Act, the purchase price shall equal the prevailing market price at the time of such purchase as determined by independent bids or transaction prices, rather than the Market Price;

             (ii)  the Company is authorised to purchase any share not listed on a Designated Stock Exchange in accordance with the following manner of purchase: (1) the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date, (2) the price for the shares being repurchased shall be such price agreed between the Board and the applicable Member, (3) the date of repurchase shall be the date specified in the repurchase notice, (4) the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion, and (5) the Company shall be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchase transaction is proposed to be made; and

          (c)   make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

        16.    Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

        17.    The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

        18.    The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment in any form of consideration permitted by the Statute.

VARIATION OF RIGHTS ATTACHING TO SHARES

        19.    Except as otherwise provided in these Articles, if at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to these Articles, be varied or abrogated with the consent in writing of the holders of at least a majority of the issued shares of that class, or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. Each holder of shares of the class being affected shall be entitled to one vote for every such share held by such holder.

        20.    The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be at least one person holding or representing by proxy at least a majority of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

        21.    The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu therewith.

COMMISSION ON SALE OF SHARES

        22.    The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

        23.    No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

 REGISTRATION OF EMPOWERING INSTRUMENTS

        24.    The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

        25.    If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his shares. The estate of a deceased Member is not thereby released from any liability in respect of any share, for which he was a joint or sole holder.

        26.    Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such share or to have some person nominated by him registered as the holder of such share. If he elects to have another person registered as the holder of such share he shall sign an instrument of transfer of that share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

        27.    A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same dividends, other distributions and other advantages to which he would be entitled if he were the holder of such share. However, he shall not, before becoming a Member in respect of a share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety (90) calendar days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all dividends, other distributions, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

LIEN

        28.    The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his or her estate and any other person, whether a Member or not. The Company's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

        29.    Subject to these Articles, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen (14) clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfillment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his or her death or bankruptcy.

        30.    The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he or she shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

        31.    Subject to these Articles and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days' notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares. A call may be extended, postponed or revoked in whole or in part as the Board determines but no Member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

        32.    A call shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed and may be made payable either in one lump sum or by installments.

        33.    A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls and installments due in respect thereof or other moneys due in respect thereof.

        34.    If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty percent (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

        35.    No Member shall be entitled to receive any dividend or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or installments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

        36.    On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register of Members as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

        37.    Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an installment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

        38.    On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

        39.    The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money's worth, all or any part of the moneys uncalled and unpaid or installments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such Member not less than one (1) month's notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

        40.    (a) If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days' notice:

              (i)  requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

             (ii)  stating that if the notice is not complied with the shares on which the call was made will be liable to be forfeited.

          (b)   If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends declared in respect of the forfeited share but not actually paid before the forfeiture.

        41.    When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such notice.

        42.    The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture will include surrender.

        43.    (a) Any share so forfeited shall be deemed the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

          (b)   A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty percent (20%) per annum) as the Board determines. The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

        44.    A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share. When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

        45.    Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

        46.    The forfeiture of a share shall not prejudice the right of the Company to any call already made or installment payable thereon.

        47.    The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

        48.    Subject to these Articles, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

        49.    Subject to these Articles, the Company may by Ordinary Resolution:

          (a)   consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (b)   sub-divide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

          (c)   divide shares into multiple classes; or

          (d)   cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

        50.    Subject to these Articles, the Company may by Special Resolution:

          (a)   change its name;

          (b)   alter or add to these Articles;

          (c)   alter or add to the Memorandum of Association with respect to any objects, powers or other matters specified therein; or

          (d)   reduce its share capital and any capital redemption reserve in any manner authorised by law.

        51.    All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

        52.    For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case sixty (60) calendar days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least ten (10) calendar days (but not more than sixty (60) calendar days) immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members, which such date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors. The Directors shall prepare, or cause to be prepared, at least ten (10) days before every general meeting, a complete list of the Members entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Member and the number of shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

        53.    In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date of such determination.

        54.    If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the record date for such determination of Members shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

 GENERAL MEETINGS

        55.    All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

        56.    The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting at such time and place as may be determined by the Directors.

        57.    Extraordinary general meetings may be called by the Board, the Chairperson of the Board, the President or by one or more members holding shares in the aggregate entitled to cast not less than fifty percent (50%) of the votes at that meeting. If an extraordinary general meeting is called by the Board, the President or the Chairperson of the Board, such extraordinary general meetings shall be held at such time and place as may be determined by the Directors.

        58.    If an extraordinary general meeting is called by any person or persons other than the Board, the President or the Chairperson of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairperson of the Board, the President, any Vice President or the Secretary of the Company.

        59.    In the absence of a designation of the location of a general meeting by the person or persons calling such meeting, such meeting shall be held at the principal executive office of the Company.

        60.    A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

NOTICE OF GENERAL MEETINGS

        61.    At least ten (10) calendar days' notice (but not more than sixty (60) calendar days' notice) shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting, the matters that are intended to be presented, and, in the case of annual general meetings, the name of any nominee who the Directors intend to present for election, and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

          (a)   in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

          (b)   in the case of an extraordinary general meeting by the Members (or their proxies) having a right to attend and vote at the meeting, together holding not less than a majority in par value of the shares giving that right.

        62.    The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given to all Members other than such as, under the provisions hereof or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

        63.    Written notice of any general meeting shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of the mailing or other means of giving any notice of any general meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice.

        64.    In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of any such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

        65.    No business may be transacted at any general meeting, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorised committee thereof), (B) otherwise properly brought before an annual general meeting by or at the direction of the Board (or any duly authorised committee thereof) or (C) otherwise properly brought before an annual general meeting by any Member of the Company who (1) is a Member of record on both (x) the date of the giving of the notice by such Member provided for in this Article and (y) the record date for the determination of Members entitled to vote at such annual general meeting and (2) complies with the notice procedures set forth in this Article.

          (a)   In addition to any other applicable requirements, for business to be brought properly before an annual general meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary of the Company.

          (b)   If an extraordinary general meeting is called by any person or persons other than the Board, the President or the Chairperson of the Board, the officer receiving the request for such meeting shall cause notice to be promptly given to the Members entitled to vote, in accordance with the provisions of Sections 61and 65 hereof, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of the Members called by action of the Board may be held.

          (c)   All notices of meetings of the Members shall be sent or otherwise given in accordance with Section65 hereof not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of an extraordinary general meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual general meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the members (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election.

          (d)   For matters other than for the nomination for election of a Director to be made by a Member of the Company, to be timely, such Member's notice shall be delivered to the Secretary at the principal executive offices of the Company at least forty-five (45) prior to the date on which the Company first mailed proxy materials for the prior year's annual general meeting; provided, however, that if the Company's annual general meeting occurs on a date more than thirty (30) days earlier or later than the Company's prior year's annual general meeting, then the Board shall determine a date a reasonable period prior to the Company's annual general meeting by which date the Members notice must be delivered and publicize such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least ten (10) days prior to the date set by the Board.

          (e)   To be in proper written form, a Member's notice to the Secretary must set forth as to such matter such Member proposes to bring before the annual general meeting (1) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (2) the name and address, as they appear on the Company's books, of the Member proposing such business and any Member Associated Person (as defined below), (3) the class or series and number of shares of the Company that are held of record or are beneficially owned by such Member or any Member Associated Person and any derivative positions held or beneficially held by the Member or any Member Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Member or any Member Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such Member or any Member Associated Person with respect to any securities of the corporation, (5) any material interest of the Member or a Member Associated Person in such business, and (6) a statement whether either such Member or any Member Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal. For purposes of this Article 65(e), a "Member Associated Person" of any Member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Member, (ii) any beneficial owner of shares of the Company owned of record or beneficially by such Member and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

          (f)    No business shall be conducted at the annual general meeting except business brought before the annual general meeting in accordance with the procedures set forth in this Article, provided, however, that once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Article shall be deemed to preclude discussion by any Member of any such business. If the Chairperson of an annual general meeting determines that business was not properly brought before the annual general meeting in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          (g)   In addition to any other applicable requirements, for a nomination for election of a Director to be made by a Member of the Company, such Member must (A) be a Member of record on both (x) the date of the giving of the notice by such Member provided for in this Article and (y) the record date for the determination of Members entitled to vote at such annual general meeting and (B) have given timely notice thereof in proper written form to the Secretary of the Company. If a Member is entitled to vote only for a specific class or category of directors at a meeting of the Members, such Member's right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

          (h)   To be timely for purposes of Article 65(g), a Member's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) days prior to the meeting; provided, however, that in the event less than one hundred thirty (130) days notice or prior public disclosure of the date of the meeting is given or made to Members, notice by the Member to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

          (i)    To be in proper written form for purposes of Article 63(g), a Member's notice to the Secretary must be set forth (A) as to each person whom the Member proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of the Company, if any, which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the Designated Stock Exchange; and (B) as to the Member giving notice (1) the name and record address of such Member, (2) the class or series and number of shares of the Company which are owned beneficially or of record by such Member, (3) a description of all arrangements or understandings between such Member and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Member, (4) a representation that such Member intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to such Member that would be required to be disclosed pursuant to any applicable law and rules of the Designated Stock Exchange. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          (j)    No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in the Articles under this heading of "NOTICE OF GENERAL MEETINGS". If the Chairperson of an annual general meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. This Article shall not apply to any nomination of a director in an election in which only the holders of one or more series of Preference Shares of the Company are entitled to vote (unless otherwise provided in the terms of such series of Preference Shares).

        66.    The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

        67.    No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Members holding in aggregate not less than a majority of all voting share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes. A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting. If, however, such quorum is not present or represented at any general meeting, then either (i) the Chairperson of the meeting or (ii) the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting.

        68.    When a meeting is adjourned to another time and place, unless these Articles of Association otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

        69.    A determination of the Members of record entitled to notice of or to vote at a general meeting shall apply to any adjournment of such meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

        70.    The Chairperson of the Board of Directors shall preside as Chairperson at every general meeting of the Company. If at any meeting the Chairperson of the Board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as Chairperson, the Directors present shall elect one of their number to Chairperson of the meeting or if all the Directors present decline to take the chair, the Members present shall choose one of their own number to be the Chairperson of the meeting.

        71.    At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

        72.    A poll shall be taken in such manner as the Chairperson directs, and the result of the poll shall be deemed to be the resolution of the meeting.

        73.    In the case of an equality of votes, the Chairperson of the meeting shall not be entitled to a second or casting vote.

VOTES OF MEMBERS

        74.    Subject to any rights and restrictions for the time being attached to any class or classes of shares, every Member present in person and every person representing a Member by proxy at a general meeting of the Company shall have one vote for each share registered in such Member's name in the Register of Members. No cumulative voting shall be allowed.

        75.    In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

        76.    A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote on a poll by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

        77.    No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

        78.    On a poll, votes may be given either personally or by proxy.

        79.    The instrument appointing a proxy shall be in writing (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company. Notwithstanding the foregoing, no proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period.

        80.    An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

        81.    The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

        82.    Other than a Special Resolution effected by a unanimous written resolution, written resolutions of the Members shall not be permitted.

 CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

        83.    Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

CLEARING HOUSES

        84.    If a clearing house (or its nominee) is a member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorised, the authorization shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual member of the Company holding the number and class of shares specified in such authorization.

DIRECTORS

        85.    (a) There shall be a Board of Directors consisting of up to eight (8) Directors, as shall be fixed from time to time by the Directors. The Directors shall be elected or appointed in the first place by the subscribers to the Memorandum of Association or by a majority of them and thereafter by the Members at general meeting.

          (b)   The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively, which classes may include Directors appointed by the holders of any series of Preference Shares, if any. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the 2011 annual general meeting of Members, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 2012 annual general meeting of Members, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At the 2013 annual general meeting of Members, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

          (c)   The Board of Directors shall have a Chairperson of the Board of Directors (the "Chairperson") elected and appointed by a majority of the Directors then in office. The Directors may also elect a Vice-Chairperson of the Board of Directors (the "Vice-Chairperson"). The Chairperson shall preside as Chairperson at every meeting of the Board of Directors. To the extent the Chairperson is not present at a meeting of the Board of Directors, the Vice-Chairperson, or in his absence, the attending Directors, may choose one Director to be the Chairperson of the meeting. The Chairperson's voting right as to the matters to be decided by the Board of Directors shall be the same as other Directors. In the case of an equality of votes, the Chairperson shall not have an additional tie-breaking vote.

          (d)   Subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange, the Members may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy on the Board (other than a vacancy caused by the death, resignation or removal of a Director appointed by the holders of any series of Preference Shares, if any) or as an addition to the existing Board. Each Director to be elected by the Members shall be elected by the affirmative vote of a majority of the votes cast with respect to such Director by the shares represented and entitled to vote therefor at a meeting of the Members for the election of directors at which a quorum is present (an "Election Meeting"); provided, however, that if the Board of Directors determines that the number of nominees exceeds the number of Directors to be elected at such meeting (a "Contested Election"), whether or not the election becomes an uncontested election after such determination, each of the Directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such Director. For purposes of this Article 85(d), a "majority of the votes cast" means that the number of votes cast "for" a candidate for Director exceeds the number of votes cast "against" that Director (with "abstentions" and "broker non-votes" not counted as votes cast as either "for" or "against" such Director's election). In an election other than a Contested Election, Members will be given the choice to cast votes "for" or "against" the election of Directors or to "abstain" from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, Members will be given the choice to cast "for" or "withhold" votes for the election of Directors and shall not have the ability to cast any other vote with respect to such election of Directors. In the event an Election Meeting involves the election of Directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable. The Board of Directors has established procedures under which any Director who is not elected shall offer to tender his or her resignation to the Board of Directors. Any Director so appointed shall hold office until the next succeeding annual general meeting of Members or until his earlier death, resignation or removal.

          (e)   The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, even if less than a quorum, shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of these Articles of Association, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected. Any Director so appointed shall hold office until the next succeeding annual general meeting of Members or until his earlier death, resignation or removal.

        86.    Subject to Article 85, a Director may be removed from office by Special Resolution for negligence or other reasonable cause at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

        87.    A vacancy on the Board created by the removal of a Director under the provisions of Article 85 above (other than a vacancy caused by the removal of a Director appointed by the holders of any series of Preference Shares, if any) may be filled by the election or appointment by Ordinary Resolution at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange. Any Director so appointed shall hold office until the next succeeding annual general meeting of Members or until his earlier death, resignation or removal.

        88.    The Board may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters, as the Board shall determine by resolution from time to time.

        89.    A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of shares of the Company.

DIRECTORS' FEES AND EXPENSES

        90.    The Directors may receive such remuneration as the Board may from time to time determine. The Directors may be entitled to be repaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

        91.    Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

POWERS AND DUTIES OF DIRECTORS

        92.    Subject to the provisions of the Statute, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

        93.    Subject to these Articles, the Directors may from time to time appoint any person, whether or not a director of the Company, to hold the office of the Chief Executive Officer as the Directors may think necessary for the administration of the Company, for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Chief Executive Officer may from time to time appoint any person to hold such office in the Company as he or she may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of one or more Vice Presidents, Chief Financial Officer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Chief Executive Officer may think fit.

        94.    The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; provided that any committee so formed shall include amongst its members at least two Directors unless otherwise required by applicable law, rules and regulations and the rules of the Designated Stock Exchange; provided further that no committee shall have the power of authority to (a) recommend to the Members an amendment of these Articles of Association (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided under the laws of the

Cayman Islands, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company); (b) adopt an agreement of merger or consolidation; (c) recommend to the Members the sale, lease or exchange of all or substantially all of the Company's property and assets; (d) recommend to the Members a dissolution of the Company or a revocation of a dissolution; (e) recommend to the Members an amendment of the Memorandum of Association of the Company; or (f) declare a dividend or authorize the issuance of Shares unless the resolution establishing such committee or the Memorandum or Articles of Association of the Company so provide. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The Directors may also delegate to any Director holding any executive office such of their powers as they consider desirable to be exercised by him or her. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of their own powers, and may be revoked or altered.

        95.    The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

        96.    The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

        97.    The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

        98.    The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

        99.    Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested to them.

        100.    The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

 DISQUALIFICATION OF DIRECTORS

        101.    Subject to Article 85, the office of Director shall be vacated, if the Director:

          (a)   becomes bankrupt or makes any arrangement or composition with his creditors;

          (b)   is found to be or becomes of unsound mind;

          (c)   resigns his office by notice in writing to the Company;

          (d)   is prohibited by applicable law or the Designated Stock Exchange from being a director;

          (e)   without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated; or

          (f)    if he or she shall be removed from office pursuant to these Articles or the Statute.

PROCEEDINGS OF DIRECTORS

        102.    Subject to Article 85, the Directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Such meetings may be held at any place within or outside the Cayman Islands that has been designated by the Board of Directors. In the absence of such a designation, meetings of the Board of Directors shall be held at the principal executive office of the Company. Questions arising at any meeting of the Directors shall be decided by a majority of votes. In the case of an equality of votes, the Chairperson of the Board shall not have an additional tie-breaking vote.

        103.    The Chairperson of the Board, the chief executive officer, the president, any vice president, the Secretary or any two Directors may, at any time summon a meeting of the Board by notice to each Director by telephone, facsimile, electronic email, telegraph or telex, during normal business hours, or by sending notice in writing to each Director by first class mail, charges prepaid, at least four (4) days before the date of the meeting, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further, if notice is given in person, by telephone, facsimile, electronic email, telegraph or telex, the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization as the case may be. The accidental omission to give notice of a meeting of the Board to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting. Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

        104.    A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

        105.    The quorum necessary for the transaction of the business of the Directors shall be a majority of the authorized number of Directors. If at any time there is only a sole Director, the quorum shall be one (1) Director. Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of these Articles of Association and other applicable law.

        106.    A meeting of the Directors may be held by means of telephone or teleconferencing or any other telecommunications facility provided that all participants are thereby able to communicate immediately by voice with all other participants.

        107.    Subject to Article 85, a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

        108.    A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement. Any Director who enters into a contract or arrangement or has a relationship that is reasonably likely to be implicated under this Article 108 or that would reasonably be likely to affect a Director's status as an "Independent Director" under applicable law or the rules of the Designated Stock Exchange shall disclose the nature of his or her interest in any such contract or arrangement in which he is interested or any such relationship.

        109.    Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to reasonable expense reimbursement consistent with the Company's policies in connection with such Directors service in his or her official capacity; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

        110.    The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

          (a)   all appointments of officers made by the Directors;

          (b)   the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

          (c)   all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

        111.    When the Chairperson of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

        112.    A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

        113.    The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

        114.    A committee appointed by the Directors may elect a Chairperson of its meetings. If no such Chairperson is elected, or if at any meeting the Chairperson is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairperson of the meeting.

        115.    A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the Chairperson shall not have a second or casting vote.

        116.    Meetings and actions of committees of the Board of Directors shall be governed by, and held and taken in accordance with, the provisions of Article 102 (place of meetings), Article 103 (notice), Article 104 (telephonic meetings), and Article 105 (quorum), with such changes in the context of these Articles of Association as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Articles of Association.

        117.    All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

        118.    A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the Minutes of the meeting or unless he shall file his written dissent or abstention from such action with the person acting as the Chairperson or Secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered post to such person immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favour of such action.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

        119.    Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor. All dividends unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

        120.    The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Board shall establish an account to be called the "Share Premium Account" and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Statute and the rules of the Designated Stock Exchange. The Company shall at all times comply with the provisions of these Articles, the Statute and the rules of the Designated Stock Exchange in relation to the share premium account.

        121.    Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

        122.    The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

        123.    No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Statute, the share premium account.

        124.    Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

        125.    If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

        126.    No dividend shall bear interest against the Company.

BOOK OF ACCOUNTS

        127.    The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors.

        128.    The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

        129.    Except as provided in Article 52, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company by Ordinary Resolution.

        130.    The accounts relating to the Company's affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary

Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

ANNUAL RETURNS AND FILINGS

        131.    The Board shall make the requisite annual returns and any other requisite filings in accordance with the Statute.

AUDIT

        132.    The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

        133.    Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

        134.    Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

THE SEAL

        135.    The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors, provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

        136.    The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence of and the instrument signed by a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose.

        137.    Notwithstanding the foregoing, a Director shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

OFFICERS

        138.    The Company shall have a President, Secretary, and Chief Financial Officer, and may have one or more Vice Presidents, a Manager or a Controller, appointed by the Directors; provided, however, that there may exist a vacancy in any such office from time to time because of death, resignation, removal, disqualification or any other cause which shall be filled by the Board of Directors as soon as reasonably practicable. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time subscribe.

REGISTER OF DIRECTORS AND OFFICERS

        139.    The Company shall cause to be kept in one or more books at its office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Statute. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Statute.

CAPITALISATION OF PROFITS

        140.    Subject to the Statute and these Articles, the Board may capitalize any sum standing to the credit of any of the Company's reserve accounts (including a share premium account or a capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

NOTICES

        141.    Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the member to the Company or by placing it on the Company's Website provided that, with respect to notification via electronic means or posting to Company's Website, the Company has obtained the Member's prior express positive confirmation in writing to receive or otherwise have made available to him notices in such fashion. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

        142.    Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

        143.    Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

        144.    Any notice or other document, if served by (a) post, shall be deemed to have been served when the letter containing the same is posted and if served by courier, shall be deemed to have been served when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or (b) facsimile, shall be deemed to have been served upon confirmation of successful transmission, or (c) recognised delivery service, shall be deemed to have been served when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

        145.    Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

        146.    Notice of every general meeting shall be given to:

          (a)   all Members who have supplied to the Company an address for the giving of notices to them, except that in case of joint holders, the notice shall be sufficient if given to the joint holder first named in the Register of Members;

          (b)   every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting;

          (c)   the Auditors; and

          (d)   each Director.

        No other person shall be entitled to receive notices of general meetings.

INFORMATION

        147.    No Member shall be entitled to require discovery of any information in respect of any detail of the Company's trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the members of the Company to communicate to the public.

        148.    The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY

        149.    The Company shall indemnify every Director and officer of the Company or any predecessor to the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company or any predecessor to the Company, and may indemnify any person (other than current and former Directors and officers) (any such Director, officer or other person, an "Indemnified Person"), out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or wilful default which may attach to such Director.

        150.    The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

        151.    The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

        152.    Neither any amendment nor repeal of the Articles set forth under this heading of "INDEMNITY" (the "Indemnification Articles"), nor the adoption of any provision of the Company's Articles or Memorandum of Association inconsistent with the Indemnification Articles, shall eliminate or reduce the effect of the Indemnification Articles, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for these Indemnification Articles, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

FINANCIAL YEAR

        153.    Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

WINDING UP

        154.    If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors' claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any shares, in a winding up:

            (i)  if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company's issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the shares held by them; or

           (ii)  if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company's issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

        155.    If the Company shall be wound up the liquidator may, subject to the rights attaching to any shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION
AND NAME OF COMPANY

        156.    Subject to the Statute and these Articles, the Company may at any time and from time to time by Special Resolution alter, amend, change or repeal these Articles or the Memorandum of Association of the Company, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

        157.    Subject to these Articles, the Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.